UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

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☐	Soliciting Material under § 240.14a-12

WMI HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

March 9, 2015

To Our Shareholders:

On behalf of the board of directors and management of WMI Holdings Corp. (the “Company”), you are cordially invited to attend our 2015 Annual Meeting of Shareholders, which will be held on April 28, 2015, beginning at 2:00 p.m., Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036. If you plan to attend in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport. You will find details of the business to be conducted at the meeting in the attached formal Notice of Annual Meeting and Proxy Statement. Our directors and executive officers are expected to be present at the annual meeting.

Among the matters to be acted on at the annual meeting are the (1) election of directors, (2) ratification of the appointment of our independent auditors, (3) reincorporation of the Company from the State of Washington to the State of Delaware by merging the Company into a newly formed, wholly-owned Delaware subsidiary; (4) approval and ratification of the 2012 Long-Term Stock Incentive Plan, as amended, and (5) advisory vote on named executive officer compensation.

For the reasons set forth in the Proxy Statement, the board of directors recommends that you vote FOR each of the board of director’s nominees on Proposal 1 and FOR Proposals 2, 3, 4 and 5.

The board of directors has fixed March 5, 2015 as the record date for the annual meeting. Only holders of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

We encourage you to attend the annual meeting in person if convenient for you to do so. If you are unable to attend, it is important that your shares be represented and voted at the annual meeting.

Whether or not you expect to attend the annual meeting, please sign and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card or in the Proxy Statement. If you decide to attend the annual meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Sincerely yours,

Michael Willingham	Charles Edward Smith
Chairman of the Board	Interim Chief Executive Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015

The Proxy Statement and 2014 Annual Report to Shareholders are available at www.proxyvote.com.

WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 28, 2015

To the Shareholders of WMI Holdings Corp.:

The 2015 annual meeting (the “Annual Meeting”) of the shareholders of WMI Holdings Corp. (the “Company”) will be held on April 28, 2015, at 2:00 p.m., Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036 for the following purposes:

1.	to elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	to ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	to approve the reincorporation of the Company from the State of Washington to the State of Delaware by merging the Company into a newly formed, wholly-owned Delaware subsidiary;

4.	to approve and ratify the Company’s 2012 Long-Term Stock Incentive Plan, as amended;

5.	to approve, on an advisory basis, compensation of the Company’s named executive officers; and

6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of the Company (the “board of directors”) has fixed the close of business on March 5, 2015 as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The Proxy Statement, which includes more information about the proposals to be voted on at the Annual Meeting, the proxy card and the 2014 Annual Report to Shareholders accompany this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. We are mailing to all of our shareholders a notice of availability over the Internet of the proxy materials, rather than mailing a full paper set of these materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will significantly reduce our costs to print and distribute our proxy materials.

Voting via the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope furnished for that purpose, to the extent you have requested a paper copy. By using the Internet or telephone you help the Company reduce postage and proxy tabulation costs.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, you are urged to read the accompanying Proxy Statement and then vote your proxy promptly by telephone, via the Internet or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you are the beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. However, in order to vote your shares in person at the Annual Meeting, you must be a shareholder of record on the Record Date or hold a legal proxy from your bank, broker or other holder of record permitting you to vote at the Annual Meeting.

Please do not return the enclosed paper proxy if you are voting via the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.proxyvote.com 24 hours a day/7 days a week	(800) 690-6903 via touch tone phone toll-free 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2015. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2015. Have your proxy card in hand when you call and then follow the instructions.

Because a majority of the votes entitled to be cast at the meeting must be represented, either in person or by proxy, to constitute a quorum for the conduct of business, your cooperation is much appreciated.

By Order of the Board of Directors:

Charles Edward Smith

President, Interim Chief Executive Officer,

Interim Chief Legal Officer and Secretary

Seattle, Washington

March 9, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015

The Proxy Statement and 2014 Annual Report to Shareholders are available at www.proxyvote.com.

i

WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2015

WMI Holdings Corp. is a Washington corporation. As used in this Proxy Statement, the terms “WMIHC,” the “Company,” “we,” “us” and “our” refer to WMI Holdings Corp. and the terms “board of directors” and the “board” refer to the board of directors of WMIHC.

MEETING AND VOTING INFORMATION

Date, Time and Place of Meeting

Our board of directors is furnishing this Notice of Annual Meeting and Proxy Statement and the enclosed proxy card in connection with the board’s solicitation of proxies for use at the 2015 annual meeting of the shareholders of WMIHC (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held on April 28, 2015, at 2:00 p.m. Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036. These proxy materials, form of proxy and the related 2014 Annual Report to Shareholders (which includes WMIHC’s audited financial statements, and the other portions of WMIHC’s 2014 Annual Report on Form 10-K, for the fiscal year ended December 31, 2014), and notice of Internet availability of proxy materials, are first being made available to shareholders on March 9, 2015.

We urge you to promptly vote your proxy FOR each of the board’s nominees on Proposal 1, and FOR Proposals 2, 3, 4 and 5, either by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. If you vote your proxy by telephone, via the Internet, or submit your executed proxy card by mail, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the board’s recommendation set forth in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015

The Proxy Statement and 2014 Annual Report to Shareholders are available at www.proxyvote.com

Solicitation and Revocation of Proxies

Shares represented by validly executed proxies will be voted in accordance with instructions contained in the proxies. If no direction is given, proxies will be voted:

•	FOR each of the director nominees selected by the board of directors;

•	FOR ratification of the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR approval of the reincorporation of WMIHC from the State of Washington to the State of Delaware by merging WMIHC into a newly formed, wholly-owned Delaware subsidiary;

•	FOR approval and ratification of the Company’s 2012 Long-Term Stock Incentive Plan, as amended (the “2012 Plan”); and

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their judgment with respect to such matters. The board of directors has selected the two persons named in the enclosed proxy card to serve as proxies in connection with the Annual Meeting.

Any proxy given by a shareholder may be revoked at any time prior to its use in one of four ways: (1) by execution of a later-dated proxy delivered to WMIHC’s Secretary; (2) by a vote in person at the Annual Meeting; (3) by written notice of revocation delivered to WMIHC’s Secretary before the Annual Meeting; or (4) by voting again by telephone or via the Internet. Only the latest validly executed proxy that you submit will be counted.

There are no rights of appraisal or similar rights of dissenters with respect to any of the matters to be acted upon at the Annual Meeting.

Purposes of the Annual Meeting

The Annual Meeting has been called for the following purposes:

1.	to elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	to ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	to approve the reincorporation of the Company from the State of Washington to the State of Delaware by merging the Company into a newly formed, wholly-owned Delaware subsidiary;

4.	to approve and ratify the Company’s 2012 Plan;

5.	to approve, on an advisory basis, compensation of the Company’s named executive officers; and

6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Section 2.13 of WMIHC’s Amended and Restated Bylaws, as amended on April 1, 2013 (the “Washington Bylaws”), sets forth certain procedures to be followed for introducing business at a shareholders’ meeting. WMIHC has no knowledge of any other matters that may be properly presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, or any postponement or adjournment thereof, the persons named in the proxy will vote in accordance with their judgment on such matters in the exercise of their sole discretion.

Record Date and Shares Outstanding

Only shareholders of record at the close of business on March 5, 2015, which is the record date (the “Record Date”) set by the board of directors, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, 202,343,245 shares of our common stock, 1,000,000 shares of our Series A Convertible Preferred Stock and 600,000 shares of our Series B Convertible Preferred Stock were issued and outstanding. For information regarding the ownership of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock by holders of more than five percent of the outstanding shares of WMIHC and by our directors and executive officers, see the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.

Voting; Quorum; Vote Required

At the Annual Meeting, each share of common stock outstanding on the Record Date is entitled to one vote per share, each share of Series A Convertible Preferred Stock outstanding on the Record Date is entitled to one vote per share, on an as-converted basis, and each share of Series B Convertible Preferred Stock is entitled to one vote per share, on an as-converted basis. The holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding on the Record Date are entitled to an aggregate of 10,065,629 and 266,666,667 votes, respectively, at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the Annual Meeting. For purposes of determining whether a quorum exists for the meeting, if you return a proxy and withhold your vote from the election of all directors, your shares will be counted as present.

In connection with the offering of Series B Convertible Preferred Stock by the Company on January 5, 2015 (the “Series B Convertible Preferred Stock Offering”), the Company entered into usual and customary voting agreements (the “Voting Agreements”) with KKR Fund Holdings L.P. (“KKR Fund”) and certain existing significant holders (collectively, the “Holder Parties”) of the Company’s common stock that purchased shares of Series B Convertible Preferred Stock in the Series B Convertible Preferred Stock Offering. Pursuant to the Voting Agreements, the Holder Parties have agreed to vote, as applicable, all of their shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (both, on an as-converted basis) and common stock that they hold in favor of Proposal 3, the reincorporation of WMIHC from the State of Washington to the State of Delaware. The Holder Parties are expected to have, in the aggregate, assuming the non-exercise of any warrants by KKR Management Holdings L.P. (“KKR Management”), approximately 43% of the outstanding voting power of the Company. If the Holder Parties do not comply with the requirements of the Voting Agreements to vote in favor of Proposal 3, the Company has the right to vote any shares held by any such Holder Party in favor of Proposal 3.

The vote required to approve the proposals to be considered at the Annual Meeting are as follows:

Proposal 1—Election of Directors. The seven nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. Election of our board of directors is by a plurality of votes. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires that the votes cast “FOR” the proposal, in person or by proxy, at the Annual Meeting exceed the votes cast “AGAINST” the proposal at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 3—Approval to Reincorporate WMI Holdings Corp. from the State of Washington to the State of Delaware. Approval of the reincorporation of WMIHC from the State of Washington to the State of Delaware requires the affirmative vote of a majority of the shares entitled to vote, on an as-converted basis, present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the reincorporation of WMIHC.

Proposal 4—Approval and Ratification of the 2012 Long-Term Stock Incentive Plan, as Amended. Approval and ratification of the Company’s 2012 Plan requires that the votes cast “FOR” the proposal, in person or by proxy, at the Annual Meeting exceed the votes cast “AGAINST” the proposal at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve and ratify the 2012 Plan.

Proposal 5—Advisory Approval of Compensation of Named Executive Officers. Approval, on an advisory basis, of the compensation of WMIHC’s named executive officers requires that the votes cast “FOR” the proposal, in person or by proxy, at the Annual Meeting exceed the votes cast “AGAINST” the proposal at the Annual Meeting. Although the board of directors will consider the outcome of the vote when making future decisions regarding the compensation of WMIHC’s named executive officers, the results of the vote are not binding on WMIHC. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve, on an advisory basis, the compensation of WMIHC’s named executive officers.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Abstentions also have no effect on Proposal 2, the ratification of the selection of our independent registered public accounting firm, Proposal 4, the approval and ratification of the 2012 Plan, and Proposal 5, the advisory approval of WMIHC’s named executive officer compensation, because approval of each of these proposals requires that votes cast favoring the proposal exceed the votes cast opposing the proposal, and abstentions will not be included in tabulations of votes cast for purposes of determining whether Proposal 2, Proposal 4 or Proposal 5 has been approved. Abstentions will have the same practical effect as votes against Proposal 3, the approval of reincorporation of WMIHC, because the vote of a majority of all votes entitled to be cast is required for that proposal to pass.

Effect of Broker Non-Votes

If a broker holds your shares in street name, you should instruct your broker how to vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a duly executed proxy that does not include any vote with respect to a particular proposal because the nominee did not have discretionary voting power with respect to the matter being considered and did not receive voting instructions from the beneficial owner. Only Proposal 2, the ratification of the selection of our independent registered public accounting firm, is considered a “discretionary” matter.

Broker non-votes are deemed present at the Annual Meeting for purposes of determining whether a quorum is present, but are not counted as votes cast with respect to the matter on which the broker has not voted. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes will have no effect on Proposal 2, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal. Broker non-votes will have the same practical effect as votes against Proposal 3, the approval of reincorporation of WMIHC, because the vote of a majority of all votes entitled to be cast is required for that proposal to pass. Broker non-votes will have no effect on Proposal 4, the approval of the 2012 Plan, and Proposal 5, the advisory approval of WMIHC’s named executive officer compensation, because approval of each of these proposals requires that votes cast favoring the proposal exceed the votes cast opposing the proposal, and broker non-votes will not be included in tabulations of votes cast for purposes of determining whether Proposal 4 or Proposal 5 has been approved.

We urge you to provide voting instructions to your broker on all voting items.

Costs of Solicitation

WMIHC will bear all costs and expenses associated with this solicitation. In addition to solicitation by mail, directors, officers and employees of WMIHC may solicit proxies from shareholders, personally or by telephone, facsimile or e-mail transmission, without receiving any additional remuneration. WMIHC has asked brokerage houses, nominees and other agents and fiduciaries to forward soliciting materials to beneficial owners of WMIHC’s common stock and will reimburse all such persons for their expenses. We intend to retain MacKenzie Partners, Inc. to assist in the solicitation of proxies. We anticipate that the costs associated with retaining MacKenzie Partners, Inc. will not exceed $25,000 plus out-of-pocket expenses.

Attendance at Meeting

Only shareholders of record or joint holders as of the close of business on the Record Date or a person holding a valid proxy for the Annual Meeting may attend the meeting. If you are not a shareholder of record but hold shares through a bank, broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your bank, broker or nominee.

PROPOSAL 1

ELECTION OF DIRECTORS

WMIHC’s Amended and Restated Articles of Incorporation, as amended (the “Washington Charter”) and Washington Bylaws currently in effect provide that the number of directors that constitute the entire board will be seven. All seven of our current directors, Michael Willingham, Eugene I. Davis, Diane B. Glossman, Timothy R. Graham, Mark E. Holliday, Michael Renoff and Steven D. Scheiwe, each of whom has served as a director of the Company since March 2012, have been recommended for nomination by our Nominating and Corporate Governance Committee and nominated by our board of directors to stand for re-election as directors for an additional one year term to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

If for any reason any of these nominees should become unavailable for election (an event the board does not anticipate), proxies will be voted for the election of such substitute nominee as the board in its discretion may recommend. Proxies cannot be voted for more than seven nominees. Directors are re-elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. If a vacancy occurs after the Annual Meeting, the board of directors may elect a replacement to serve for the remainder of the unexpired term.

WMIHC has adopted the independence standard of the NASDAQ listing standards for its definition of “independence.” The Nominating and Corporate Governance Committee has determined that each current director (and nominee for director) is an “independent director” under Rule 5605(a)(2) of the NASDAQ listing standards, a copy of which is available on WMIHC’s website at www.wmiholdingscorp.com.

The board of directors recommends each of the following nominees for director:

MICHAEL WILLINGHAM, (age 44). Since June 2002, Mr. Willingham has been a principal at Willingham Services, which provides consulting advice for a diverse portfolio of clients and constituencies regarding strategic considerations involving complex litigation across a variety of industries, including energy, financial services and varying wholesale/retail products. Mr. Willingham became a director of WMIHC on March 19, 2012 as part of the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, modified or supplemented (the “Bankruptcy Plan”). The board has nominated Mr. Willingham for election as a director because of his experience in recovering over $1 billion of value for shareholders, estates and creditors in various bankruptcy cases; negotiating complex financial instruments, including hedging derivatives and credit agreements; and providing consulting services regarding the Sarbanes-Oxley Act of 2002, internal controls and policies. Mr. Willingham is the Chairman of the board, a member of the Audit Committee and Chairman of the Nominating and Corporate Governance Committee. Mr. Willingham is also a member of the Trust Advisory Board and Litigation Subcommittee of WMI Liquidating Trust (the “Trust”).

EUGENE I. DAVIS, (age 60). Since 1997, Mr. Davis has served as Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana)

and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a director of the following public companies: Harbinger Group, Inc., Spectrum Brands, Inc., and U.S. Concrete, Inc. Mr. Davis is a director of ALST Casino Holdco, LLC and Lumenis Ltd., whose common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but does not publicly trade. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Atlas Air Worldwide Holdings, Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Global Power Equipment Group Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., JGWPT Holdings Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., The Cash Store Financial Services, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. (not a public corporation since 2008) and YRC Worldwide, Inc. Mr. Davis became one of our directors on March 19, 2012 and was selected as the FA Director as part of the Bankruptcy Plan. As discussed under “—Director Relationships,” there is no continuing obligation under the Bankruptcy Plan or our Washington Bylaws to have an FA Director. The board has nominated Mr. Davis because of his broad experience as a director of other public companies, including his broad experience with acquisitions and finance. Mr. Davis is Chair of the Corporate Strategy and Development Committee and a member of the Compensation Committee.

DIANE BETH GLOSSMAN, (age 59). Ms. Glossman is a retired investment analyst with over 25 years of experience as an analyst and over a decade of governance experience on boards. In addition to her service on behalf of WMIHC, Ms. Glossman currently serves on the boards of directors of Ambac Assurance Company, Bucks County SPCA, Live Oak Bank and Powa Technologies Group Ltd. She periodically performs consulting projects, primarily for various financial institutions. Previously, Ms. Glossman served on the board of directors of A.M. Todd Company from 1998 to July 2011, and as an independent trustee on State Street Global Advisors mutual fund board from October 2009 to April 2011. Ms. Glossman became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Ms. Glossman for election as a director because of her experience as an investment analyst, reviewing and forecasting performance for companies in financial services. Ms. Glossman is a member of the Corporate Strategy and Development Committee and Nominating and Corporate Governance Committee.

TIMOTHY R. GRAHAM, (age 65). Mr. Graham currently serves on the boards of directors of Financial Guaranty Insurance Company and The PMI Group. Mr. Graham is the principal at Brookwall, LLC, a privately held restructuring and business advisory firm, since May 2010. During the last five years, Mr. Graham has advised a number of institutional investors with respect to distressed investments relating primarily to monoline insurers, reinsurers and structured investments, served as a restructuring advisor at Triad Mortgage Guaranty Corporation, a mortgage insurance company, and served as President and Chief Restructuring Officer of LaSalle Re Limited, a Bermuda domiciled international catastrophe and casualty reinsurer which completed its successful runoff and closure in 2008. Mr. Graham’s prior experience includes acting as an executive and director of several publicly traded companies, a partner and general counsel of a fund focused on media, natural resource and retail investments and chief restructuring officer of several troubled insurance entities appointed to serve at the request of institutional creditors and with the consent of the primary regulators. Mr. Graham was general counsel of an international telecommunications and internet company with licensed operations throughout the United States and in 12 countries from 1994 to 2001. Mr. Graham began his career as an attorney and a member of several law firms where he focused on corporate transactions, creditor rights, general corporate governance, regulatory compliance and securities law issues. Mr. Graham has been a frequent lecturer on legal and business subjects including restructuring of regulated businesses, corporate governance, the cost effective management of external professionals, and has co-authored several books on foreign entities raising capital under United States securities laws. Mr. Graham became a director of WMIHC on March 19, 2012 and is a member of the Compensation

Committee. The board has nominated Mr. Graham for election as a director because of his experience with insurance companies, including restructuring national and international insurance operations.

MARK E. HOLLIDAY, (age 46). Mr. Holliday is President of Goshawk Capital Corp., an investment firm which he founded in January 2009, and was a partner at Camden Asset Management, LP (“Camden”), a fund focused on convertible arbitrage, from 2003 to 2009. Prior to joining Camden, Mr. Holliday was a portfolio manager at Deephaven Capital Management, LLC from 2001 to 2002 and a principal at Heartland Capital Corp. from 1995 to 2000. Mr. Holliday has served as a director and audit committee chairman of FiberTower Corporation, a provider of backhaul transmission services to wireless carriers, since November 2008, and a director of Primus Telecommunications Group Inc., a provider of advanced communication solutions, since May 2011. Mr. Holliday formerly served as director and audit committee chairman of YRC Worldwide, Inc., a provider of transportation and global logistics services, from May 2010 to July 2011. Mr. Holliday formerly served as a director and audit committee chairman of Movie Gallery, Inc., which was the second largest video rental company in the United States, from May 2008 to November 2010, and served as chairman of the board of directors from February 2010 to November 2010, and as a director of Clear One Health Plans from January 2009 to June 2010. Mr. Holliday also previously served as director and audit committee chairman for Assisted Living Concepts, Inc., which operated, owned and leased assisted living residences, from 2002 until its acquisition in 2005, and was chairman of the board and a member of the audit committee for Reptron Electronics, Inc. from 2004 until new equity ownership in 2005. Mr. Holliday also was an audit committee member for Teletrac, Inc. from 1999 to 2001. Mr. Holliday earned a B.A. in economics from Northwestern University. The board has nominated Mr. Holliday for election as a director because of his broad experience in finance and as a director of other public companies and his qualification as an “audit committee financial expert.” Mr. Holliday is the Chairman of the Audit Committee and is a member of the Nominating and Corporate Governance Committee.

MICHAEL RENOFF, (age 40). Mr. Renoff has served as Senior Analyst of Old Bell Associates, LLC since 2008. Old Bell Associates, LLC is the investment manager to Scoggin Worldwide Distressed Fund LLC, which owns shares in WMIHC. In addition, Old Bell Associates, LLC has an investment management arrangement with Scoggin Capital Management II LLC and Scoggin International Fund Ltd., each of which own shares of WMIHC. Mr. Renoff became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan and as part of the Stipulation (described below under the “Director Relationships” section of this Proxy Statement). The board has nominated Mr. Renoff for election as a director because he is a chartered financial analyst and has over 15 years of investment experience in the financial services industry. Mr. Renoff is a member of the Corporate Strategy and Development Committee.

STEVEN D. SCHEIWE, (age 54). Since 2001 Mr. Scheiwe has been President of Ontrac Advisors, Inc., which offers analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues. Mr. Scheiwe also serves on the board of directors of Hancock Fabrics, Inc., and Alliance Semiconductor Corp. During the last five years he has also served on the board of directors of FiberTower Corporation, Primus Telecommunications Group, Inc., Movie Gallery, Inc. and Inner City Media Corporation. Mr. Scheiwe became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Mr. Scheiwe for election as a director based on his broad experience serving as a board member of public companies and his qualification as an “audit committee financial expert.” Mr. Scheiwe chairs the Compensation Committee and is a member of the Audit Committee.

Investor Rights and Observer Agreements

The rights of KKR Fund, as a holder of our Series A Convertible Preferred Stock and warrants to purchase 61,400,000 shares of our common stock (the “Warrants”), and the rights of any subsequent holder that is an affiliate of KKR Fund (together with KKR Fund, the “Holders”) are governed by that certain Investor Rights Agreement, dated as of January 30, 2014 (the “Investor Rights Agreement”), between us and KKR Fund. Pursuant to the Investor Rights Agreement, for so long as the Holders own, in the aggregate, at least 50% of our Series A Convertible Preferred Stock issued as of January 30, 2014, the Holders will have the right to appoint one of seven directors to our board. As of the date of this Proxy Statement, the Holders have not exercised this right of appointment.

On March 13, 2014, we entered into an agreement (the “Observer Agreement”) with KKR Fund and Tagar Olson, Member and Head of Financial Services of Kohlberg Kravis Roberts & Co. L.P. (“KKR”). Pursuant to the Observer Agreement, KKR Fund was given the right to designate one representative to attend meetings of our board and committees as a non-voting observer. KKR Fund has designated Mr. Olson to serve as its designated observer. In connection with the Observer Agreement, each of KKR and Mr. Olson entered into a confidentiality agreement with us in respect of any information and materials obtained at meetings of our board and committees. Mr. Olson may be excluded from meetings of our board and committees (or portions thereof) pursuant to the terms and conditions of the Observer Agreement, including to the extent such exclusion is necessary to preserve attorney-client privilege, accountant-client privilege or any other available privilege. KKR Fund’s right to appoint an observer may be terminated immediately upon the sole determination of a majority of our board.

Director Relationships

As required by the Bankruptcy Plan, and under our Washington Bylaws, one of our directors must be an “FA Director” (as defined in the Washington Bylaws) for so long as that certain Financing Agreement, dated March 19, 2012, by and among WMIHC, the lenders from time to time party thereto, U.S. Bank National Association, as agent for lenders, and certain other parties thereto (the “Financing Agreement”), remains in effect. On January 5, 2015, we entered into an agreement for termination of the Financing Agreement, and the Financing Agreement automatically terminated on January 5, 2015. Pursuant to our Washington Bylaws, upon termination of the Financing Agreement, Mr. Davis, who had served as the FA Director, was required to immediately resign from the board of directors. Immediately following his resignation, the board’s Nominating and Corporate Governance Committee recommended to the board that it reappoint Mr. Davis and the board reappointed Mr. Davis to fill the vacancy on the board created by his departure on January 5, 2015. The board also reappointed Mr. Davis to fill the vacancies created by his departure from the Compensation Committee and the Corporate Strategy and Development Committee. As there is no continuing obligation to appoint an FA Director, Mr. Davis is being nominated in 2015 based on his qualifications and as discussed above.

Pursuant to that certain “Stipulation and Agreement Among the Debtors, the TPS Group, the TPS Consortium, the Official Committee of Equity Security Holders (the “Equity Committee”), the Creditors’ Committee, and JPMorgan Chase Bank, N.A. with respect to the Debtors’ Seventh Amended Plan” dated February 16, 2012 and approved by the bankruptcy court (the “Stipulation”), the Equity Committee agreed to designate a representative of the TPS Funds (as that term is defined in the Stipulation) as one of its designees to the board of directors of the Company and Mr. Renoff was appointed to the board as the “TPS Director” in the Washington Bylaws. Under the Stipulation and the Washington Bylaws, there are no continuing obligations to appoint a TPS Director. Mr. Renoff is being nominated in 2015 based on his qualifications and as discussed above.

Mr. Willingham is a current member of the Trust Advisory Board and the Litigation Subcommittee of the Trust. Mr. Willingham was selected by the Trust’s Equity Committee to serve on the Litigation Subcommittee, which committee is responsible for the prosecution of certain claims by the Trust. The Trust is not considered an “affiliate” of the Company. However: (a) according to the disclosures by the Trust in its Quarterly Summary Report for the period ended December 31, 2014 and filed under cover of Form 8-K with the Securities and Exchange Commission (the “SEC”) on February 2, 2015, the Trust holds an aggregate of $211,665 of outstanding 13% Senior First Lien Notes Due 2030 and 13% Senior Second Lien Notes Due 2030 (collectively, the “Runoff Notes”), including interest accrued thereon, issued by the Company in connection with the Bankruptcy Plan, under an Indenture dated as of March 19, 2012 between WMIHC and Wilmington Trust, National Association, and an Indenture dated as of March 19, 2012 between WMIHC and Law Debenture Trust Company of New York (collectively, the “Indentures”); (b) to avoid any potential conflict, the Trust’s governance procedures require Mr. Willingham to recuse himself from any decision of the Trust Advisory Board that relates to matters involving WMIHC; and (c) any applicable related party transactions that arise during the life of the Trust will be elevated to the Trust Advisory Board, as required, for further consideration.

The board of directors unanimously recommends that you vote FOR the election of each of the foregoing nominees for director.

Notwithstanding the foregoing, if Proposal 3 is approved and the reincorporation is effected, then, as more fully described under “Proposal 3—Approval to Reincorporate WMI Holdings Corp. from the State of Washington to the State of Delaware—Board of Directors: Expected Appointees,” the size of the Company’s board of directors will be increased from seven to up to 11 members, and it is expected that the board of directors will consist of nine directors and be reconfigured such that Mr. Graham and Mr. Holliday will resign and Mr. Olson and Mr. Raether (each a designee of KKR Fund), and William C. Gallagher and Thomas L. Fairfield, will be appointed to fill the four vacancies. Information regarding each of these individuals is included in Proposal 3.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Burr Pilger Mayer, Inc., as WMIHC’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Although the appointment of Burr Pilger Mayer, Inc. as WMIHC’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders by WMIHC’s charter documents or applicable law, the board has decided to ask the shareholders to ratify the appointment. If the shareholders do not ratify the appointment of Burr Pilger Mayer, Inc., the board of directors will ask the Audit Committee to reconsider its selection, but there can be no assurance that a different selection will be made.

For more information regarding WMIHC’s independent registered public accounting firm, see the “Matters Relating to Our Auditors” section of this Proxy Statement.

The board of directors unanimously recommends that you vote FOR ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

PROPOSAL 3

APPROVAL TO REINCORPORATE WMI HOLDINGS CORP.

FROM THE STATE OF WASHINGTON TO THE STATE OF DELAWARE

The board of directors has unanimously approved and recommends to the Company’s shareholders this proposal to change the Company’s state of incorporation from the State of Washington to the State of Delaware. If the Company’s shareholders approve this proposal, the Company will accomplish the reincorporation as described below.

The Reincorporation

On January 5, 2015 (the “Issue Date”), the Company completed the Series B Convertible Preferred Stock Offering, pursuant to which it sold 600,000 shares of its Series B Convertible Preferred Stock for aggregate gross proceeds of $600 million, pursuant to a Purchase Agreement with Citigroup Global Markets Inc. and KKR Capital Markets LLC, an affiliate of KKR Fund and KKR Management. The net proceeds from the Series B Preferred Stock Offering in the amount of $598.5 million were deposited into an escrow account, and, less payments of offering fees and expenses (including fees contingent upon future events) some of which has been released in connection with the issuance of the Series B Convertible Preferred Stock Offering, the deposited funds will be released from escrow to the Company from time to time in amounts needed to finance efforts to explore and fund, in whole or in part, acquisitions. Pursuant to the terms of the Series B Convertible Preferred Stock, the Company will be required to repurchase any or all outstanding shares of Series B Convertible Preferred Stock upon a failure to have, not later than July 5, 2015, the date that is 180 days after the Issue Date, reincorporated from the State of Washington to the State of Delaware.

The reincorporation of the Company from the State of Washington to the State of Delaware, if approved, will be effectuated in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), between the Company and WMIH Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Newco”), a form of which is attached as Appendix A to this Proxy Statement. Pursuant to the Merger Agreement, the Company would be merged with and into Newco, with the Company ceasing to exist and Newco being the surviving corporation of such merger (the “Merger”). The consummation of the transactions contemplated by the Merger Agreement, including the Merger and the reincorporation, is conditioned upon the approval by the shareholders of Proposal 3. For more information regarding the process by which the reincorporation is expected to be consummated, see “—The Reincorporation Process” below.

On February 25, 2015, the board of directors (i) determined that the Merger and the reincorporation are advisable and in the best interests of the Company and its shareholders, (ii) approved and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the reincorporation and (iii) submitted to the Company’s shareholders the Merger Agreement and the principal terms of the reincorporation for their consideration and approval. The board of directors believes that shareholder approval of the reincorporation provides the following advantages to the Company:

•	Delaware corporate law is highly developed and predictable;

•	the Company will have access to Delaware’s specialized courts for corporate law;

•	the Company may find it easier to recruit future board members and other leaders;

•	the Company’s ability to raise outside capital may be improved;

•	the reincorporation may reduce legal fees and administrative burdens; and

•	the reincorporation will not impact the Company’s daily business operations or require relocation of offices.

Highly Developed and Predictable Corporate Law

The board of directors believes Delaware has one of the most modern statutory corporation laws, which is revised regularly to meet changing legal and business needs of corporations. The Delaware legislature is responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware Secretary of State is particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for many major U.S. corporations and the Delaware General Corporations Law (the “DGCL”) and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in our legal affairs than is presently available under the Revised Code of Washington (“RCW”).

Access to Specialized Courts

Delaware has a specialized Court of Chancery that hears corporate law cases. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In addition, Court of Chancery actions and appeals from Court of Chancery rulings proceed expeditiously. In contrast, Washington does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of Washington corporate law are either heard by the Washington Superior Court, the general trial court in Washington that hears all types of cases, or, if federal jurisdiction exists, a federal district court.

Easier Recruitment of Future Board Members and Other Leaders

The Company competes for talented individuals to serve on our management team and on our board of directors. The board of directors believes that the better understood and comparatively stable corporate environment afforded by Delaware will enable the Company to compete more effectively with other public and private companies, many of which are incorporated in Delaware, in the recruitment, from time to time, of talented and experienced directors and officers.

Additionally, the parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under the RCW. The board of directors believes that reincorporation in Delaware will enhance the Company’s ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers.

In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under the DGCL for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit.

Improved Ability to Raise Capital

In the opinion of the board of directors, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL.

Opportunity to Reduce Legal Fees and Administrative Burden

The Company regularly looks for ways to reduce administrative burden and reduce costs. The board of directors expects the familiarity and proliferation of Delaware law to assist in the reduction of administrative burden. The Company also retains separate counsel in Washington to advise on Washington law matters. Upon reincorporation the Company will eliminate the need for such advice. The Company believes that the foregoing benefits are expected to outweigh the additional cost of Delaware’s maximum franchise tax assessment

($180,000) that the Company is expected to be subject to upon reincorporation as compared to the Washington annual report fee of less than $100 per year.

No Impact on Business Locations

The reincorporation will not result in the Company moving headquarters from Washington and will not require relocating the physical location of any of its offices due solely to the reincorporation.

The Reincorporation Process

If the Company’s shareholders approve Proposal 3, the Company will merge into Newco. The address and phone number of Newco’s principal office will be the same as those of the Company. Prior to the Merger, Newco will have no material assets or liabilities and will not have carried on any business. After the Merger, the Company will cease to exist, and Newco will be the surviving corporation. Following the Merger, Newco will succeed to all of the Company’s operations, own all of the Company’s assets and assume all of the Company’s obligations, and we do not expect any change to financial presentation. The Company’s 2012 Plan will be continued by Newco following the Merger.

When the Merger becomes effective, each outstanding share of the Company’s common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will automatically convert into one share of the substantially similar common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, of Newco. At the same time, each outstanding option, right or warrant to acquire shares of the Company’s common stock will be converted into an option, right or warrant to acquire an equal number of shares of Newco common stock under the same terms and conditions as the original options, rights or warrants. Furthermore, when the Merger becomes effective, the surviving entity in the merger, Newco, will be governed by the Certificate of Incorporation of Newco (the “Delaware Charter”) in substantially the form attached to this Proxy Statement as Appendix B and by the Bylaws of Newco (the “Delaware Bylaws”) in substantially the form attached to this Proxy Statement as Appendix C. The surviving entity will be governed by the DGCL instead of the RCW. The Company’s current Washington Charter and Washington Bylaws will not be applicable to Newco upon completion of the Merger, and will cease to have any force or effect following the reincorporation.

Authorized and Outstanding Capital Stock

The Washington Charter currently authorizes the Company to issue (i) up to 500,000,000 shares of its common stock and (ii) up to 5,000,000 shares of preferred stock. Under the Delaware Charter, Newco will be authorized to issue (i) up to 3,500,000,000 shares of its common stock, in order to allow Newco to issue an amount of common stock sufficient to effect a mandatory conversion of all shares of the Series B Convertible Preferred Stock and (ii) up to 10,000,000 shares of preferred stock. The increase in the number of authorized shares of common stock will become effective upon consummation of the Merger and related actions as described above. The additional shares of Newco common stock authorized pursuant to the Delaware Charter will have the same rights as the presently authorized shares of common stock of the Company, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any current holder of the Company’s common stock, the future issuance of additional shares of Newco common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

We plan to use a portion of the additional authorized shares of our common stock for the purpose of issuing shares under the 2012 Plan.

Corporate Name Following the Reincorporation

Following the reincorporation, the name of the Company will change from WMI Holdings Corp. to WMIH Corp.

Board of Directors: Expected Appointees

If Proposal 3 is approved and the reincorporation is effected, the size of the Company’s board of directors will be increased from seven to up to 11 members, and it is expected that the board of directors will consist of nine directors and be reconfigured such that Mr. Graham and Mr. Holliday will resign and Mr. Olson and Mr. Raether (each a designee of KKR Fund), and Mr. Gallagher and Mr. Fairfield, will join the board of directors. Mr. Olson currently serves as an observer to the Board of Directors. Messrs. Gallagher and Fairfield currently serve the Company as consultants who are primarily responsible for deal analysis, and it is anticipated that, if Proposal 3 is approved and the reincorporation is effected, Mr. Gallagher will be appointed as the chief executive officer of the Company and Mr. Fairfield will be appointed to serve as the chief operating officer of the Company. It is also expected that, if Proposal 3 is approved and the reincorporation is effected, Timothy F. Jaeger will continue to serve as the Company’s Interim Chief Financial Officer, and that Charles Edward Smith will continue to serve as the Company’s Chief Legal Officer and Secretary.

Set forth below is certain biographical information concerning each of Messrs. Olson, Raether, Gallagher and Fairfield.

Tagar C. Olson is anticipated to become a director upon consummation of the reincorporation, and has served as an observer to the board since March 13, 2014. Mr. Olson is a Member of KKR. He joined KKR in 2002, and he currently serves as Head of KKR’s financial services industry team. Mr. Olson has played a significant role in KKR’s investment activity in the financial services sector over the past decade and currently sits on the boards of directors of Alliant Insurance Services, First Data Corporation, Santander Consumer USA, Sedgwick, Inc. and Visant Corporation and is involved with KKR’s investment in Nephila Capital Ltd. Prior to joining KKR, Mr. Olson was with Evercore Partners Inc. starting in 1999, where he was involved in a number of private equity transactions and mergers and acquisitions. Mr. Olson holds a B.S. and B.A.S., summa cum laude, from the University of Pennsylvania.

Paul E. Raether is anticipated to become a director upon consummation of the reincorporation. Mr. Raether is a Member of KKR. He joined KKR in 1980 and oversees KKR’s three regional Portfolio Management Committees. Mr. Raether also serves as a member of the Private Markets Valuation and Firm Management Committees. He has played a significant role in numerous portfolio companies including Beatrice Companies, Cole National Corporation, Duracell, Fleet/Bank of New England, IDEX Corporation, KSL Recreation, Masonite International, PT Components, Randall’s Food Markets, RJR Nabisco, Seaman Furniture, Shoppers Drug Mart, Stop & Shop Companies, Storer Communications, Inc., Walter Industries and Wometco Enterprises. Prior to joining KKR, Mr. Raether served as an officer in the United States Navy and started his professional career in the Corporate Finance Department of Reynolds Securities. Previously, he was a Vice President in the Corporate Finance Department of Blyth Eastman Dillon & Company. He obtained a B.A. from Trinity College and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. Mr. Raether serves as a director or trustee for several educational and non-profit institutions. He recently retired from the Board of Trinity College in Hartford, CT, after 25 years of service including the last 12 years as Chairman. He also serves as a Trustee of the Board of Overseers of the Tuck School of Business at Dartmouth College and the U.S. Ski and Snowboard Foundation. Mr. Raether is the President of the Institute for Sports Medicine Research in New York.

William C. Gallagher is anticipated to become a director upon consummation of the reincorporation, and has served as a consultant of WMIHC since November 21, 2014. It is also anticipated that Mr. Gallagher will be appointed to serve as the chief executive officer of the Company. Mr. Gallagher is currently an Executive Vice President and member of the board of directors at Capmark Financial Group Inc. (“Capmark”). Mr. Gallagher

served as President and CEO of Capmark from February 2011 to November 2014. He was Executive Vice President and Chief Risk Officer of Capmark from March 2009 to February 2011. Prior to joining Capmark, Mr. Gallagher was the Chief Credit Officer of RBS Greenwich Capital from September 1989 to February 2009.

Thomas L. Fairfield is anticipated to become a director upon consummation of the reincorporation, and has served as a consultant of WMIHC since November 21, 2014. It is also anticipated that Mr. Fairfield will be appointed to serve as the chief operating officer of the Company. Mr. Fairfield is currently an Executive Vice President and member of the board of directors at Capmark. Mr. Fairfield was Chief Operating Officer of Capmark from February 2011 to November 2014. From August 2013 to March 2014, Mr. Fairfield served as a director of The Cash Store Financial Services Inc. From March 2006 to February 2011, Mr. Fairfield served as Executive Vice President, Secretary and General Counsel of Capmark. Prior to joining Capmark, Mr. Fairfield was a partner at the law firm of Reed Smith LLP from September 2005 to March 2006 and prior to that at Paul, Hastings, Janofsky & Walker LLP from February 2000 to August 2005 and LeBoeuf, Lamb, Greene & MacRae, LLP, from January 1991 to February 2000, where his practice focused primarily on general corporate and securities law, mergers and acquisitions, corporate finance and financial services.

Effective Time

If Proposal 3 is approved, the reincorporation will become effective upon the filing of, or at the later date and time specified in (as applicable), each of the Articles of Merger to be filed with the Secretary of State of Washington in accordance with the RCW and the Certificate of Merger to be filed with the Secretary of State of Delaware in accordance with the DGCL. If the reincorporation is approved, it is anticipated that the board of directors will cause the reincorporation to be effected as promptly as reasonably possible following such approval. However, the reincorporation may be delayed or terminated and abandoned by action of the board of directors at any time prior to the effective time, whether before or after the approval by the Company’s shareholders, if the board of directors determines for any reason, in its sole judgment and discretion, that the consummation of the reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approvals or filings necessary in connection with the consummation of the reincorporation will be the filing of the Articles of Merger with the Secretary of State of Washington, the filing of the Certificate of Merger with the Secretary of State of Delaware and filings with the SEC under the Exchange Act. A notice filing in respect of the reincorporation was previously made with the Department of Commerce and Consumer Affairs, Insurance Division of the State of Hawaii.

Termination of Note Purchase Agreement

On January 30, 2014, the Company entered into a $150 million Note Purchase Agreement (the “Note Purchase Agreement”), with the guarantors party thereto and KKR Management. See “Certain Relationships and Related Party Transactions—Relationship with KKR—Note Purchase Agreement.” Pursuant to that certain amendment and waiver to the Note Purchase Agreement (the “NPA Amendment”), dated December 19, 2014, by and among the parties to the Note Purchase Agreement, the Note Purchase Agreement will terminate immediately following the consummation of the reincorporation. Unless and until the reincorporation is consummated, the Note Purchase Agreement will remain in effect, subject to its terms as amended by the NPA Amendment.

Renunciation of Corporate Opportunities

After the reincorporation, our Delaware Charter will provide that we renounce our interest or expectancy in any corporate opportunity in which the holders of our capital stock on the Effective Date (as defined in the

Delaware Charter) (together with their respective affiliates, the “Original Shareholders”), KKR or its anticipated director appointees seek to participate unless such opportunity (i) is offered to any director or officer of the Company who is an Original Shareholder if such opportunity is expressly offered to such person in his capacity as a director or officer of the Company, (ii) was first presented to KKR’s anticipated director appointees solely in their capacity as directors or (iii) is identified by such Original Shareholder, KKR or its anticipated director appointees solely through the disclosure of information by or on behalf of us. None of the Original Shareholders, KKR or its anticipated director appointees are obligated to present us with investment opportunities. We will not be prohibited from pursuing an investment opportunity with respect to which we have renounced our interest or expectancy. See “—Comparison of Shareholder Rights Before and After the Reincorporation—Corporate Opportunities.”

Comparison of Shareholder Rights Before and After the Reincorporation

Because of differences between the RCW and the DGCL, as well as differences between the Company’s charter and bylaws before and after the reincorporation, the reincorporation will effect some changes in the rights of the Company’s shareholders. Summarized below are the most significant differences between the rights of the shareholders of the Company before and after the reincorporation, as a result of the differences among the RCW and the DGCL, the Washington Charter and the Delaware Charter, and the Washington Bylaws and the Delaware Bylaws.

The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences between the DGCL and the Delaware Charter and the Delaware Bylaws, on the one hand, and the RCW and the Washington Charter and Washington Bylaws, on the other hand. The summary below is qualified in its entirety by reference to the RCW, the Washington Charter, the Washington Bylaws, the DGCL, the Delaware Charter and the Delaware Bylaws.

Authorized Capital Stock

Delaware Provisions

Upon consummation of the Merger, Newco’s authorized capital stock will consist of (i) 3,500,000,000 authorized shares of common stock, $0.00001 par value and (ii) 10,000,000 authorized shares of preferred stock, $0.00001 par value, with 1,000,000 shares of preferred stock designated Series A Convertible Preferred Stock outstanding and 600,000 shares of preferred stock designated Series B Convertible Preferred Stock outstanding. The remaining shares of authorized preferred stock may be designated by the board of directors without shareholder approval. All of the shares of Newco common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock issued in connection with the reincorporation will be validly issued, fully paid and non-assessable.

The holders of Newco common stock will be entitled to one vote for each share on all matters voted on by all of the shareholders, including the election of directors. The holders of Newco common stock will not have any cumulative voting, conversion, redemption or preemptive rights. The holders of Newco common stock will be entitled to such dividends as may be declared from time to time by the Newco board of directors from funds available therefor.

The holders of Newco Series A Convertible Preferred Stock and Newco Series B Convertible Preferred Stock will have rights substantially similar to the rights of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as described below.

Washington Provisions

As of the date hereof, the Company’s authorized capital stock consists of (i) 500,000,000 authorized shares of common stock, $0.00001 par value and (ii) 5,000,000 authorized shares of preferred stock, $0.00001 par value, with 1,000,000 shares of preferred stock designated Series A Convertible Preferred Stock outstanding and 600,000 shares of preferred stock designated Series B Convertible Preferred Stock outstanding. The remaining shares of authorized preferred stock may be designated by the board of directors without shareholder approval.

The holders of the Company’s common stock are entitled to one vote for each share on all matters voted on by all of the shareholders, including the election of directors. The holders of the Company’s common stock do not have any cumulative voting, conversion, redemption or preemptive rights. The holders of the Company’s common stock are entitled to such dividends as may be declared from time to time by the Company’s board of directors from funds legally available therefor.

The Series A Convertible Preferred Stock has rights substantially similar to those associated with the Company’s common stock, with the exception of a liquidation preference, conversion rights and customary anti-dilution protections. The Series A Convertible Preferred Stock has a liquidation preference equal to the greater of (i) $10.00 per one million shares of Series A Convertible Preferred Stock plus declared but unpaid dividends on such shares and (ii) the amount that the holder would be entitled to in a relevant transaction had the Series A Convertible Preferred Stock been converted to common stock. The Series A Convertible Preferred Stock is convertible at a conversion price of $1.10 per share into shares of common stock either at the option of the holder or automatically upon transfer by KKR Fund to a non-affiliated party. Each share of Series A Convertible Preferred Stock is entitled to one vote per share, and to such dividends as may be declared from time to time by the Company’s board of directors from funds legally available therefor, in each case on an as-converted basis, in accordance with the terms and rights contained in the certificate of designation for the Series A Convertible Preferred Stock in the Washington Charter.

The Series B Convertible Preferred Stock carries the right to receive, when, as and if declared by the board of directors, out of funds lawfully available for payment, cumulative regular dividends at an annual rate of 3.00% of the liquidation preference of $1,000 per share of Series B Convertible Preferred Stock, payable quarterly in cash. On each date that the Company closes certain acquisition transactions, the number of outstanding shares of Series B Convertible Preferred Stock having an aggregate liquidation preference equal to the net proceeds of the Series B Convertible Preferred Stock utilized in such acquisition, on a pro rata basis, automatically convert into a number of shares of the Company’s common stock equal to the $1,000 liquidation preference amount divided by a conversion price equal to the lesser of (i) $2.25 (the “Initial Conversion Price”) and (ii) the arithmetic average of daily volume weighted average prices of the common stock during the 20 trading day period ending on the trading day immediately preceding the public announcement by the Company that it has entered into a definitive agreement for such acquisition, subject to a floor of $1.75 per share of the common stock (the “Floor Price”). The Initial Conversion Price and the Floor Price are both subject to customary anti-dilution adjustments. The holders of the Series B Convertible Preferred Stock will vote on an as-converted basis with the common stock calculated using the Initial Conversion Price.

Number of Directors; Election; Removal; Filling Vacancies

Delaware Provisions

The Delaware Charter and Delaware Bylaws will provide that the maximum number of directors will be 11, or such greater number as may be determined by the board of directors. Delaware law permits corporations to classify their board of directors so that less than all of the directors are elected each year to overlapping terms. The Delaware Charter will not provide for a classified board.

Each director will serve for a term ending on the date of the subsequent annual meeting following the annual meeting at which such director was elected.

Under the DGCL, stockholders may remove one or more directors with or without cause. The Delaware Charter and Delaware Bylaws provide that the stockholders may remove one or more directors with or without cause at a special meeting called for the purpose of removing the director, or at an annual meeting, upon the affirmative vote of the holders of a majority of the votes entitled to vote for the election of directors. A vacancy on the board of directors, whether created as a result of the removal of a director or resulting from an enlargement of the board of directors, may only be filled by the directors then in office.

Washington Provisions

The Washington Charter provides that the number of directors shall be seven. The directors are elected by the shareholders at the annual meeting and all directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. The RCW permits a corporation to classify its board of directors so that less than all of the directors are elected each year to overlapping terms. The Washington Charter does not provide for a classified board of directors and each director serves for a term ending on the date of the next subsequent annual meeting following the annual meeting at which such director was elected.

Under the RCW, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The Washington Charter provides that any director may be removed, with or without cause, from office at any time, at a meeting called for that purpose, and only by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon. The Washington Charter provides that a vacancy on the board of directors, whether created as a result of the death, resignation, retirement, disqualification or removal of a director or resulting from an enlargement of the board of directors, may only be filled by the board of directors, or, if the directors then in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the directors then in office.

Cumulative Voting for Directors

Delaware Provisions

Delaware law permits cumulative voting if provided in the certificate of incorporation. The Delaware Charter expressly prohibits cumulative voting.

Washington Provisions

Under Washington law, unless the articles of incorporation provide otherwise, shareholders are entitled to use cumulative voting in the election of directors. The Washington Charter expressly prohibits cumulative voting.

Restrictions on Transfer of Securities

Delaware Provisions

The Delaware Charter contains substantially similar transfer restrictions as the Washington Charter.

Washington Provisions

The Washington Charter contains significant transfer restrictions in relation to the transfer of our stock. These transfer restrictions have been adopted in order to protect our ability to utilize significant net operating loss (“NOL”) carry forwards under and in accordance with regulations promulgated by the Internal Revenue Service. In particular, without the approval of our board of directors, (i) no person will be permitted to acquire, whether directly or indirectly, and whether in one transaction or a series of related transactions, our stock, to the extent that after giving effect to such purported acquisition (a) the purported acquirer or any other person by reason of the purported acquirer’s acquisition would become a “Substantial Holder” (as defined below) of any class of our stock, or (b) the percentage of stock ownership of a person that, prior to giving effect to the purported acquisition, is already a Substantial Holder of the class of stock sought to be acquired would be increased; and

(ii) no Substantial Holder may dispose, directly or indirectly, of any shares without the consent of a majority of our board of directors. A “Substantial Holder” is a person that owns (as determined for NOL purposes) 4.75 percent of any class of our stock, including any instrument treated as stock for NOL purposes.

Business Combinations; Interested Transactions

Delaware Provisions

Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested shareholder” for a three-year period following the date that such shareholder becomes an interested shareholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. Except as specified in Section 203 of the DGCL, an interested shareholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and (b) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with a corporation for a three-year period, although the corporation’s certificate of incorporation or shareholders may elect to exclude a corporation from the restrictions imposed thereunder. The Delaware Charter does not exclude Newco from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Newco to negotiate in advance with the Newco’s board of directors, since the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder.

Washington Provisions

Washington law imposes restrictions on certain transactions between a Washington publicly-traded corporation and certain significant shareholders. Chapter 23B.19 of the RCW prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” with an “acquiring person” who acquires 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the acquiring person. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares, or allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met. Target corporations include all publicly-traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.

In contrast to the comparable provisions under Delaware law, a Washington publicly-traded corporation is not permitted to exclude itself from these restrictions through a statement to that effect in its charter documents.

Corporate Opportunities

Delaware Provisions

After the reincorporation, our Delaware Charter will provide that we renounce our interest or expectancy in any corporate opportunity in which the Original Shareholders, KKR or its anticipated director appointees seek to participate unless such opportunity (i) is offered to any director or officer of the Company who is an Original Shareholder if such opportunity is expressly offered to such person in his capacity as a director or officer of the Company, (ii) was first presented to KKR’s anticipated director appointees solely in their capacity as directors or (iii) is identified by such Original Shareholder, KKR or its anticipated director appointees solely through the disclosure of information by or on behalf of us. None of the Original Shareholders, KKR or its anticipated director appointees are obligated to present us with investment opportunities. We will not be prohibited from pursuing an investment opportunity with respect to which we have renounced our interest or expectancy.

Washington Provisions

Our Washington Charter provides that we renounce our interest or expectancy in any corporate opportunity the Original Shareholders have knowledge of or utilize. Such Original Shareholders have the right, to the fullest extent permitted by law, to utilize such corporate opportunity and will not be held liable to us, to the fullest extent permitted by law, for doing so. However, we do not renounce opportunities expressly offered to Original Shareholders who are our directors or officers in their capacity as our directors or officers.

Limitation of Liability of Directors

Delaware Provisions

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for damages for certain breaches of the director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware Charter provides that a director will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Washington Provisions

The RCW permits a corporation to include in its articles of incorporation provisions that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions may not eliminate or limit the liability of a director for acts or omissions that involve (i) intentional misconduct by the director or a knowing violation of law by a director, (ii) liability for unlawful distributions or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. The exclusions from a director’s limitation of liability are narrower and more specific under Washington law than under the comparable provisions of Delaware law, with the result that the scope of the release of liability may be broader under Washington law.

The Washington Charter provides that a director of the Company shall have no personal liability to the Company or its shareholders for monetary damages for breach of conduct as a director; provided that a director will remain liable for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for voting or assenting to an unlawful distribution, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. This provision does not affect the availability of equitable remedies such as an injunction based upon a director’s breach of the duty of care.

Indemnification of Officers and Directors

Both the RCW and the DGCL permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Both states’ laws provide that a corporation may advance expenses of defense in certain circumstances, and both states permit a corporation to purchase and maintain liability insurance for its directors and officers.

Delaware Provisions

The DGCL provides that indemnification may not be made for any matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

The Delaware Bylaws provide that Newco shall indemnify each person whom it may indemnify to the extent permitted by the DGCL and that Newco may purchase and maintain insurance on behalf of any person who is or was serving as a director, officer, employee or agent of the Company, or of another entity at the request of the Company. The Delaware Charter provides that Newco shall indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Washington Provisions

The RCW provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The RCW also provides that, unless a corporation’s articles of incorporation provide otherwise, (i) indemnification is mandatory if the director is wholly successful on the merits or otherwise in such a proceeding, and permits a director to apply for court-ordered indemnification and (ii) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director. The Washington Charter does not limit these statutory rights to mandatory indemnification.

The Washington Bylaws generally provide that to the full extent permitted by the RCW, the Company shall indemnify any person made or threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, against all expense, liability and loss (including, without limitation, attorneys’ fees) actually and reasonably incurred or suffered by such person in connection with the proceeding, and that reasonable expenses (including , without limitation, attorneys’ fees) incurred by such person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of a written affirmation of the director’s good faith belief that the director met the requisite standard of conduct and a written undertaking to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The indemnification and advancement of expenses provided in the Washington Bylaws is not exclusive of any other rights to which such person may be entitled as a matter of law or by contract or by vote of the board of directors or the shareholders or otherwise.

Special Meetings of Shareholders

Delaware Provisions

Under the DGCL, a special meeting of shareholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The Delaware Bylaws provide that a special meeting may be called at any time by (i) the Newco Chief Executive Officer, (ii) the Newco President, (iii) the board of directors or (iv) by shareholders holding at least ten percent of the outstanding shares of Newco.

Washington Provisions

Under the RCW, a corporation must hold a special meeting of shareholders upon request by the board of directors or by such persons authorized to do so by the articles of incorporation or bylaws. A corporation must also hold a special meeting of shareholders if the holders of at least ten percent of all votes entitled to be cast at a special meeting deliver to the corporation a demand for a special meeting. However, a corporation that is a public company may in its articles of incorporation limit or deny the right of shareholders to call a special meeting. The Washington Charter does not limit or deny the right of shareholders to call a special meeting.

The Washington Bylaws provide that special meetings of shareholders may be called by the board of directors, the Chairman of the board of directors, or the president of the Company. The Washington Bylaws allow the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting to call a special meeting of the shareholders.

Amendment or Repeal of the Certificate of Incorporation

Delaware Provisions

Under the DGCL, unless the certificate of incorporation otherwise provides, amendments to the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares, or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would have to approve the amendment. The Delaware Charter provides that Newco reserves the right to amend, alter, change or repeal any provision contained in the Delaware Charter, in the manner prescribed by statute and in the charter, and that all rights conferred upon shareholders in the charter are granted subject to this reservation.

Washington Provisions

Under the RCW, a board of directors may amend the corporation’s articles of incorporation without shareholder approval (i) to change any provisions with respect to the par value of any class of shares, if the corporation has only one class of shares outstanding, (ii) to delete the names and addresses of the initial directors,

(iii) to delete the name and address of the initial registered agent or registered office, (iv) if the corporation has only one class of shares outstanding, solely to effect a forward or reverse stock split, or change the number of authorized shares of that class in proportion to such forward or reverse split or (v) to change the corporate name. Other amendments to the articles of incorporation must be approved, in the case of a public company, by a majority of the votes entitled to be cast on the proposed amendment, provided that the articles of incorporation may require a greater vote. The Washington Charter provides that the Company reserves the right to amend or repeal any provision contained in the articles of incorporation in any manner permitted by the RCW, except that any amendment to or repeal of Article VIII, Article IX or Article X of the Washington Charter requires the affirmative vote of the holders of at least 80% of the votes entitled to be cast thereon.

Amendment to Bylaws

Delaware Provisions

Under the DGCL, directors may amend the bylaws of a corporation only if such right is expressly conferred upon the directors in its certificate of incorporation. The Delaware Charter and Delaware Bylaws provide that the board of directors and the shareholders will have the power to adopt, amend, alter or repeal the Delaware Bylaws.

Washington Provisions

The RCW provides that the board of directors may amend or repeal the corporation’s bylaws, or adopt new bylaws, unless (i) the articles of incorporation reserve this power exclusively to the shareholders or (ii) the shareholders, in amending, repealing or adopting a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. The shareholders may also amend or repeal the corporation’s bylaws, or adopt new bylaws, even though the bylaws may also be amended or repealed by the board of directors.

The Washington Charter provides that the board of directors has the power to adopt, amend or repeal the bylaws of the Company, except that any amendment to Section 3.2 or Section 3.4 of the Washington Bylaws requires the unanimous consent of the entire board of directors. The Washington Charter further provides that the shareholders of the Company have the power to adopt, amend or repeal the bylaws of the Company upon the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, except that any amendment to Section 3.2 or Section 3.4 of the Washington Bylaws will also require the unanimous consent of the entire board of directors.

Merger with Subsidiary

Delaware Provisions

The DGCL provides that a parent corporation may merge into a subsidiary and a subsidiary may merge into its parent, without shareholder approval, where such parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary.

Washington Provisions

The RCW provides that a parent corporation may merge a subsidiary into itself without shareholder approval if the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary.

Committees of the Board of Directors

Delaware Provisions

The DGCL provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board of directors. A Delaware corporation can delegate to a committee of the board of directors, among other things, the responsibility of nominating candidates for election to the office of director, to fill vacancies on the board of directors, to reduce earned or capital surplus, and to authorize the acquisition of the corporation’s own stock. Moreover, if the corporation’s certificate of incorporation or bylaws, or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the issuance of stock.

Washington Provisions

The RCW also provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board of directors. Under the RCW, each committee may exercise such powers of the board of directors as are specified by the board of directors; however, a committee may not (i) authorize or approve a distribution except in accordance with a general formula or method prescribed by the board of directors, (ii) approve or propose to shareholders any action that the RCW requires be approved by shareholders, (iii) fill vacancies on the board of directors or on any of its committees, (iv) amend the articles of incorporation, (v) adopt, amend or repeal bylaws, (vi) approve a plan of merger not requiring shareholder approval or (vii) approve the issuance or sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares except within limits specifically prescribed by the board.

Mergers, Acquisitions and Transactions with Controlling Shareholder

Delaware Provisions

Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of shareholders of a constituent corporation surviving a merger, however, is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty (20%) of the shares outstanding immediately prior to the merger. The certificate of incorporation of Newco does not make any provision with respect to such mergers.

Washington Provisions

Under the RCW, a merger, share exchange, consolidation, sale of substantially all of a corporation’s assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a higher or lower proportion is specified in the articles of incorporation. The Washington Charter reduces this requirement to a majority of votes entitled to be cast.

The RCW also provides that certain mergers need not be approved by the shareholders of the surviving corporation if (i) the articles of incorporation will not change in the merger, except for specified permitted amendments; (ii) no change occurs in the number, designations, preferences, limitations and relative rights of shares held by those shareholders who were shareholders prior to the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed the authorized voting shares specified in the surviving corporation’s articles of incorporation immediately prior to the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed the authorized participating shares specified in the corporation’s articles of incorporation immediately prior to the merger.

Class Voting

Delaware Provisions

The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes. Under the Delaware Charter, each share of common stock will be entitled to one vote on all matters properly presented at a meeting of shareholders. Holders of the Newco Series A Convertible Preferred Stock and holders of the Newco Series B Convertible Preferred Stock will be entitled to vote together with holders of the common stock on an as converted basis and also will have certain special voting rights on matters related to the preferred shares. Except as otherwise required by law, holders of shares of common stock will not be entitled to vote on certain amendments to the Delaware Charter that amend, modify or alter the terms of certain series of preferred stock, if the series excludes the right to vote on such amendments.

Washington Provisions

Under the RCW, a corporation’s articles of incorporation may authorize one or more classes or series of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. Additionally, under the RCW, classes or series of shares have, by default application, special voting rights with respect to certain corporate matters, such as certain amendments to the articles of incorporation and mergers and share exchanges. Under the RCW, a corporation’s articles of incorporation may expressly limit the rights of holders of a class or series to vote as a group with respect to certain amendments to the articles of incorporation and as to mergers and share exchanges, even though they may adversely affect the rights of holders of that class or series. Article XIII of the Washington Charter limits the rights of holders of a class or series to vote as a group with respect to certain amendments to the articles of incorporation and as to mergers and share exchanges, which would otherwise apply under Washington law.

Preemptive Rights

Delaware Provisions

Under Delaware law, a shareholder does not have preemptive rights unless such rights are specifically granted in the certificate of incorporation. The Delaware Charter states that shareholders do not have any preemptive rights.

Washington Provisions

Under Washington law, a shareholder has preemptive rights unless such rights are specifically denied in the articles of incorporation. The Washington Charter states that shareholders do not have any preemptive rights.

Transactions with Officers and Directors

Delaware Provisions

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

Washington Provisions

The RCW sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if, after disclosure of the material facts of such conflicting interest transaction (i) it is approved by a majority of the qualified directors on the board of directors or an authorized committee, but in either case by no fewer than two qualified directors; or (ii) it is approved by a majority of all qualified shares; otherwise, there must be a showing that at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, “qualified director” is one who does not have (a) a conflicting interest respecting the transaction; or (b) a familial, financial, professional or employment relationship with a non-qualified director which relationship would reasonably be expected to exert an influence on the qualified director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

Stock Redemptions and Repurchases

Delaware Provisions

Under the DGCL, a Delaware corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Washington Provisions

Under the RCW, a corporation may repurchase or redeem its own shares provided that no repurchase or redemption may be made if, after giving effect to the repurchase or redemption (i) the corporation would not be able to pay its liabilities as they become due or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the repurchase or redemption, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those whose shares are being repurchased or redeemed.

Proxies

Delaware Provisions

Under the DGCL, a proxy executed by a shareholder will remain valid for a period of three years unless the proxy provides for a longer period.

Washington Provisions

Under the RCW, a proxy executed by a shareholder will remain valid for 11 months unless a longer period is expressly provided in the appointment, or unless it is revoked by such shareholder. A proxy will be irrevocable by the shareholder granting it if it includes a statement as to its irrevocable nature, and is coupled with an interest.

Consideration for Stock

Delaware Provisions

Under the DGCL, a corporation may accept as consideration for its stock a combination of cash, property or past services in an amount not less than the par value of the shares being issued, and a secured promissory note or other binding obligation executed by the subscriber for any balance, the total of which must equal at least the par value of the issued stock, as determined by the board of directors.

Washington Provisions

Under the RCW, a corporation may issue its capital stock in return for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

Shareholders Rights to Examine Books and Records

Delaware Provisions

The DGCL provides that any shareholder of record may demand to examine the corporation’s books and records for any proper purpose. If management of the corporation refuses, the shareholder can compel release of the books by court order.

Washington Provisions

The RCW provides that upon five business days’ notice to the corporation a shareholder is entitled to inspect and copy, during regular business hours at the corporation’s principal office, the corporation’s articles of incorporation, bylaws, minutes of all shareholders’ meetings for the past three years, certain financial statements for the past three years, communications to shareholders within the past three years, list of the names and business addresses of the current directors and officers and the corporation’s most recent annual report delivered to the secretary of state. Upon five business days’ notice, so long as the shareholder’s demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder’s purpose, a shareholder may inspect and copy excerpts from minutes of any meeting of the board of directors or other records of actions of the board of directors, accounting records of the corporation and the record of shareholders.

Appraisal and Dissenters’ Rights

Under the DGCL and the RCW, shareholders have appraisal or dissenter’s rights, respectively, in the event of certain corporate actions such as a merger (though the availability of dissenter’s rights under the RCW occurs in more circumstances than under the DGCL). These rights include the right to dissent from voting to approve such corporate action, and demand fair value for the shares of the dissenting shareholder. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders meeting, a shareholder who wishes to assert dissenters’ rights must (i) deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected and (ii) not vote his shares in favor of the proposed action. If fair value is unsettled, the DGCL and the RCW provide various procedures for the dissenter and the corporation to arrive at a fair value, which may ultimately be resolved by petition to the Court of Chancery or to a superior court of the county in Washington where a corporation’s principal office or registered office is located, respectively.

Delaware law provides an exception to a stockholder’s appraisal rights commonly known as the “market-out” exception. In accordance with this exception, appraisal rights will not be available if stockholders hold stock of a corporation that is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. There is no similar exception under Washington law. The Company currently has, and immediately after the reincorporation will have, more than 2,000 record holders of its common stock, and therefore the market-out exception will apply to the common stock immediately after the reincorporation. Holders of common stock will not have appraisal rights under Delaware law while the market-out exception is applicable, except in circumstances where such holders would receive consideration in a transaction other than (a) stock of the surviving corporation, (b) stock of any other corporation that is or will be listed on a national securities exchange or held by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.

Also, Delaware appraisal rights procedures impose a heavier cost and burden on the dissenting stockholder while Washington puts the burden on the corporation. The RCW requires a corporation to pay dissenting shareholders the amount the corporation estimates to be the fair value of their shares, plus interest, generally within 30 days following the effective date of the corporate action, whereas under the DGCL, absent a settlement, shareholders exercising their appraisal rights will not receive any money for their shares until the entire proceeding concludes. Under certain circumstances, this difference with respect to timing of payment to shareholders exercising dissenter’s rights may make it more difficult for a person to exercise such rights.

This discussion of appraisal or dissenter’s rights is qualified in its entirety by reference to the DGCL and the RCW, which provide more specific provisions and requirements for dissenting shareholders.

Dividends

Delaware Provisions

The DGCL provides that the corporation may pay dividends out of surplus, out of the corporation’s net profits for the preceding fiscal year, or both, provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation’s stock having a distribution preference.

Washington Provisions

The RCW provides that shares may be issued pro rata and without consideration to the corporation’s shareholders as a share dividend. The board of directors may authorize other distributions to its shareholders provided that no distribution may be made if, after giving it effect, (i) the corporation would not be able to pay its liabilities as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Corporate Action Without a Shareholder Meeting

Delaware Provisions

The DGCL permits corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or articles of incorporation expressly provide otherwise. In the event such proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the DGCL requires that prompt notice of the taking of such action be sent to those shareholders who have not consented in writing.

Washington Provisions

If the corporation is a public company, the RCW only permits action to be taken by shareholders without holding an actual meeting if the action is taken unanimously by all shareholders entitled to vote on the action.

Securities Act Consequences

The shares of Newco’s common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Warrants to be issued upon conversion of shares of our common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Warrants in the reincorporation are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In this regard, we are relying on Rule 145(a)(2) under the Securities Act, which provides that a merger that has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of

Rule 145(a)(2) by the SEC to the effect that certain changes in the redomiciled corporation’s charter or bylaws in connection with the reincorporation that otherwise could be made only with the approval of shareholders does not render Rule 145(a)(2) inapplicable. After the reincorporation, Newco will be a publicly held company, we expect Newco common stock will be eligible for quotation on the OTCQB and Newco will file periodic reports and other documents with the SEC and provide to its shareholders the same types of information that we have previously filed and provided.

Holders of shares of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock that are freely tradable before the reincorporation will continue to have freely tradable shares of Newco common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, subject to the holding limitation set forth in the Washington Charter, which will be included in the Delaware Charter. Stockholders holding so-called “restricted” shares of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock will have shares of Newco common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock that are subject to the same restrictions on transfer as those to which their shares of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are subject at the time of the reincorporation, including the holding limitation set forth in the Washington Charter. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Newco common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock on the date they acquired such shares of the Company.

Effect of the Merger on NOLs

As discussed above, the Delaware Charter contains substantially similar transfer restrictions as the Washington Charter. The transfer restrictions have been adopted in order to protect our ability to utilize our existing NOLs under and in accordance with regulations promulgated by the U.S. Internal Revenue Service (the “IRS”). Because we expect the Merger to qualify as a reorganization under Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we do not expect the Merger, in and of itself, to have any impact on our ability to utilize our existing NOLs.

Material U.S. Federal Income Tax Consequences of the Reincorporation Merger

The following is a discussion of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the Merger, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, the U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder of our common stock, preferred stock or options, rights or warrants. The Company does not intend to request a ruling from the IRS or an opinion of counsel as to the U.S. federal income tax consequences of the Merger.

This discussion is limited to U.S. holders that hold our common stock, preferred stock or options, rights or warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons who are not U.S. holders;

•	persons holding our common stock, preferred stock or options, rights or warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons who hold or receive our common stock, preferred stock or options, rights or warrants pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, preferred stock or options, rights or warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock, preferred stock or options, rights or warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock, preferred stock or options, rights or warrants who is, for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

We believe that the Merger should constitute a tax-free “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. Assuming that the Merger will be treated for U.S. federal income tax purposes as a reorganization:

•	U.S. holders of Company common stock, preferred stock or options, rights or warrants will not recognize any gain or loss as a result of the consummation of the Merger;

•	the aggregate tax basis of shares of Newco common stock, preferred stock or options, rights or warrants received in the Merger will be equal to the aggregate tax basis of the shares of Company common stock, preferred stock or options, rights or warrants converted therefor;

•	the holding period of the shares of Newco common stock, preferred stock or options, rights or warrants received in the Merger will include the holding period of the shares of Company common stock, preferred stock or options, rights or warrants converted therefor; and

•	neither the Company nor Newco will recognize gain or loss as a result of the Merger.

No ruling will be sought from the IRS with respect to the U.S. federal income tax consequences of the Merger, and no assurance can be given that the U.S. federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be upheld by a court. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of the Merger.

The board of directors unanimously recommends that you vote FOR approval of the reincorporation of the Company from the State of Washington to the State of Delaware.

PROPOSAL 4

APPROVAL OF WMIHC 2012 LONG-TERM STOCK INCENTIVE PLAN

We are asking shareholders to approve and ratify our 2012 Plan.

Background of the 2012 Long-Term Incentive Plan

WMIHC’s board of directors approved the Company’s 2012 Plan on May 22, 2012, to award restricted stock to its non-employee directors and to have a plan in place for awards to executives and others in connection with the Company’s operations and future strategic plans. The 2012 Plan provides for the granting of restricted shares and other cash and share based awards. The value of restricted stock is determined using the fair market value of the shares on the issuance date.

A total of 2,000,000 shares of common stock were initially reserved for future issuance under the 2012 Plan, which became effective upon board approval on May 22, 2012. On February 10, 2014, the board of directors approved and adopted a First Amendment to the 2012 Plan, pursuant to which the number of shares of WMIHC’s common stock reserved and available for grants under the 2012 Plan was increased from 2,000,000 shares to 3,000,000 shares, and that modified the terms under which the 2012 Plan may be amended to permit such an increase through action of the board except when shareholder approval is necessary to comply with any applicable law, regulation or rule of any stock exchange on which WMIHC’s shares are listed, quoted or traded. The 2012 Plan was filed as Exhibit 10.17 to our Form 10-K filed with the SEC on March 15, 2013, and the First Amendment to the 2012 Plan was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on February 13, 2014.

On October 18, 2012, we granted 1,156,078 restricted shares of our common stock to our outside directors under the 2012 Plan. On August 13, 2013, we granted another 686,273 restricted shares of our common stock to our directors. On February 10, 2014, we granted 250,000 restricted shares of our common stock to members of our Corporate Strategy and Development Committee and to our Chairman, Michael Willingham, under the 2012 Plan. On June 4, 2014, we granted 250,894 restricted shares of our common stock to our directors under the 2012 Plan. In each case, we issued these shares relying on Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder.

As of February 27, 2015, an aggregate of 2,343,245 restricted shares of common stock were outstanding, 1,260,429 of which were unvested, and 656,755 shares were available for future grants of awards under the 2012 Plan before taking into account the amendment described below.

On February 25, 2015, the board of directors approved and adopted a Second Amendment to the 2012 Plan, pursuant to which (i) the number of shares of WMIHC’s common stock authorized and available for grants under the 2012 Plan was increased from 3,000,000 shares to 12,000,000 shares, and (ii) the 2012 Plan was amended to permit the grant of stock options, stock appreciation rights and performance-based awards. The Second Amendment was made in anticipation of entering into employment agreements with new management upon reincorporation and issuing various awards to them under these agreements. Our board of directors believes that stock-based compensation aligns the interests of our management with the interests of our shareholders. The availability of stock-based compensation not only increases management’s focus on the creation of shareholder value, but also enhances retention and generally provides increased motivation for our management to contribute to the future success of WMIHC. If the reincorporation is not consummated, and consequently the authorized number of common shares is not increased to 3,500,000,000, the board of directors does not anticipate issuing any awards of common stock authorized under the Second Amendment to the 2012 Plan, as all authorized and unissued shares of common stock are reserved and kept available solely for issuance upon mandatory conversion of the Series B Convertible Preferred Stock.

Summary of the 2012 Long-Term Incentive Plan

The principal features of the 2012 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached to this Proxy Statement as Appendix D. We encourage you to read the 2012 Plan carefully.

Available Shares

Subject to adjustments for stock splits, stock dividends, or other changes in corporate capitalization, the 2012 Plan, as amended, provides that the aggregate number of shares of common stock authorized and available for grant under the 2012 Plan (or to be used to determine the value of an award payable in cash) is 12,000,000 shares. Shares delivered pursuant to an award under the 2012 Plan may be authorized but unissued shares or reacquired shares.

If any award is forfeited, terminates, is cancelled or expires without being exercised, or if an award is settled in cash, the shares of common stock subject to that award will again be available for issuance in connection with awards under the 2012 Plan. Shares used to pay the exercise price or withholding taxes related to an award, or that are unissued in connection with the net settlement of outstanding stock appreciation rights (“SARs”) or that are used to satisfy the payment of dividend equivalent awards will not become available for issuance as future awards under the 2012 Plan.

The market value of the Company’s common stock as reported on the OTCQB as of the Record Date was $2.48 per share.

Administration

The 2012 Plan is administered by our Compensation Committee. The Compensation Committee is currently comprised of Steven D. Scheiwe, Eugene I. Davis and Timothy R. Graham, each of whom is a “non-employee director” for purposes of Rule 16b-3 under section 16 of the Exchange Act and an “outside director” for purposes of section 162(m) of the Code. The 2012 Plan authorizes the Compensation Committee to designate participants to receive awards, to determine the type of awards and the times when awards are to be granted to participants, to determine the number of awards to be granted and the number of shares of common stock to which an award will relate, to determine the terms and conditions of any award, to determine to what extent an award may be settled or its exercise paid in cash, shares of common stock, other awards or other property, or whether an award may be canceled, forfeited, exchanged or surrendered, to prescribe the form of each award agreement, to decide all other matters in connection with an award, and to interpret the 2012 Plan and establish rules and regulations relating to the 2012 Plan. The 2012 Plan authorizes the Compensation Committee to delegate its authority as permitted by law and the rules of any established securities market on which our common stock is traded, except that only the board or the Compensation Committee may approve awards to individuals who are subject to section 16 of the Exchange Act or who are a “covered employee” under section 162(m) of the Code.

Eligibility

Directors, employees, officers and consultants of the Company, its affiliates or any entity of which the Company is an affiliate are eligible to receive grants of awards under the 2012 Plan. Prospective participants may be granted awards in connection with written offers of employment or service agreements with the Company or an affiliate, provided that the award must specifically provide that no portion will vest, become exercisable or be issued before the individual begins employment or providing services to the Company or any affiliate. Only employees of the Company or its subsidiaries may be granted incentive stock options.

Types of Awards

Awards under the 2012 Plan may consist of restricted stock, restricted stock units, performance stock, performance stock units, performance cash awards, stock grants, stock units, dividend equivalents, stock options, stock appreciation rights or performance-based awards. All awards are evidenced by an award agreement and may be granted alone or in tandem with other awards. Each award agreement will include recapture or clawback provisions to the extent the Compensation Committee believes desirable or necessary to comply with applicable law in effect on the date of the award agreement, or as it otherwise determines to be appropriate.

Restricted Stock and Restricted Stock Unit Awards

A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to other restrictions imposed by the Compensation Committee, including for example restrictions on the right to receive dividends or vote the shares. Restrictions on restricted stock may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the Compensation Committee at the time of grant or thereafter. Participants may not exercise voting rights with respect to restricted stock unless otherwise provided in the award agreement. If a participant terminates employment or service during the restricted period, then any unvested restricted stock will be forfeited except as otherwise provided in the award agreement. The Compensation Committee may waive any restrictions or forfeiture conditions relating to a restricted stock award. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the Company’s possession until all applicable restrictions have lapsed.

A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value as of a specified date of a specified number of shares of our common stock, subject to any vesting or other restrictions deemed appropriate by the Committee. Restrictions on restricted stock units may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the Compensation Committee at the time of grant or thereafter. If a participant terminates employment or services during the restricted period, then any units that are at that time subject to restrictions will be forfeited except as otherwise provided in the award agreement. The Compensation Committee may waive any restrictions or forfeiture conditions relating to a restricted stock award. Payment for restricted stock units will be made at the time designated by the Compensation Committee in the award agreement, and may be in the form of cash or shares of common stock, or in a combination of both, as provided by the Compensation Committee in the applicable award agreement.

Stock Grant and Stock Unit Awards

The 2012 Plan permits the Compensation Committee to grant stock grant awards and stock unit awards. A stock grant award is the right to receive or purchase at a price determined by the Compensation Committee a specified number of shares of common stock free of any vesting restrictions. The purchase price, if any, for a stock grant award is payable in cash or other form of consideration acceptable to the Compensation Committee. A stock unit award represents the right to receive in the future a specified number of shares of common stock, or a cash payment equal to the fair market value as of a specified date of a specified number of shares of common stock, free of any vesting restrictions. Stock grant awards and stock unit awards may be granted in respect of past services or other valid consideration, or in lieu of any cash compensation due to a participant.

Performance Share, Performance Share Unit and Performance Cash Awards

Under the 2012 Plan, the Compensation Committee may grant performance share awards, performance share unit awards and performance cash awards. A performance share award grants a participant the right to receive a specified number of shares of our common stock depending on the satisfaction of any one or more performance goals. A performance share unit award grants a participant the right to receive a specified number of shares of our common stock, a cash payment equal to the fair market value as of a specified date of a specified number of shares, or a combination of shares and cash, depending on the satisfaction of any one or more performance goals. A performance cash award grants a participant the right to receive an amount of cash depending on the satisfaction of any one or more performance goals. Performance in each case may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.

The Compensation Committee will establish the performance goals for each award of performance shares, performance share units or performance cash, which will be based on performance criteria designated in the award agreement. Such performance goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant or an individual. Performance goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

Dividend Equivalent Awards

A dividend equivalent award represents the right to receive a payment based on the dividends declared on the shares of common stock that are subject to any restricted stock unit, stock unit, performance share unit or performance share award, to be credited on dividend payment dates during the period between the grant date and the date the award is settled, vests or expires, as determined by the Compensation Committee. A dividend equivalent award is expressed in terms of cash or shares of common stock depending on the way in which the dividends to which it relates are declared. The award will be converted to cash or additional shares of common stock, as the case may be, by such formula and at such time and subject to such limitations as determined by the Compensation Committee, and may be paid with interest if so provided in the award agreement.

Stock Options

The 2012 Plan provides for awards of options to purchase shares of our common stock that are either “incentive stock options,” meaning they are intended to satisfy the requirements of Section 422 of the Code, or “non-qualified stock options,” which are not intended to satisfy the requirements of Section 422 of the Code.

Stock Appreciation Rights (SARs)

The 2012 Plan provides for awards of stock appreciation rights, which generally would entitle the holder to receive, upon settlement, the excess of the fair market value of a share of our common stock on the exercise date over the exercise price, multiplied by the number of shares for which the right is exercised.

Performance-Based Awards

A performance-based award is an award intended to qualify as “performance-based compensation” under section 162(m) of the Code. The 2012 Plan is designed to permit the Compensation Committee to qualify any award granted to an employee who is or may be a covered employee under Code section 162(m) as a performance-based award.

Change of Control

Unless otherwise provided in an award agreement by the Compensation Committee, with the approval of the board of directors, if there is a change of control of the Company (as defined in the 2012 Plan), restrictions on any restricted stock or restricted stock unit awards will lapse, any performance share or performance share unit awards that are payable in common stock will be converted to fully vested stock grants, performance share unit awards that are payable in cash will be fully vested and performance cash awards will be deemed satisfied and earned at the target performance level.

Adjustments

The 2012 Plan provides that in the event of certain corporate events or changes in our common stock, the Compensation Committee will proportionally adjust awards and the number of shares under the 2012 Plan as it determines to be appropriate. Any adjustment to awards will be made in a manner consistent with Code section 409A.

Amendments and Termination

The 2012 Plan will terminate on May 22, 2022, unless it is terminated sooner by the Compensation Committee with the approval of the board of directors. The Compensation Committee may terminate or amend the 2012 Plan in any respect at any time, except that no amendment may be made without shareholder approval if such approval is required by applicable law, regulation or rule of any stock exchange on which WMIHC’s shares are listed, quoted or traded. Except as otherwise provided in the 2012 Plan with respect to adjustments in connection with certain corporate events or changes in the Company’s common stock, no amendment may be made that would adversely affect the rights of a holder of any outstanding award without the holder’s written consent. However, holder consent is not needed for any change required by law or regulation, required to cause awards to qualify as performance-based compensation under Code section 162(m) or to comply with Code section 409A, or that in the Committee’s good faith discretion does not adversely affect in any material way the rights of the holder.

New Plan Benefits

Because future awards under the 2012 Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The board of directors unanimously recommends that you vote FOR approval of the 2012 Plan.

PROPOSAL 5

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve an advisory (non-binding) resolution on WMIHC’s named executive officer compensation as disclosed in this Proxy Statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, our Compensation Committee has structured our executive compensation program in a way that it believes will attract and retain highly qualified executive officers. Our Compensation Committee and board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our goals.

We urge shareholders to read the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” that discusses our named executive officer compensation for fiscal year 2014 in more detail, as well as the “2014 Summary Compensation Table” and other related compensation tables, notes and narrative, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of WMI Holdings Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on our board of directors or Compensation Committee, the board of directors and Compensation Committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs.

The board of directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of WMIHC’s named executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

During the fiscal year ended December 31, 2014, the board of directors held fifteen (15) meetings. The board of directors has established four standing committees: an Audit Committee, Compensation Committee, Corporate Strategy and Development Committee and Nominating and Corporate Governance Committee. Each director attended at least 75% of the total number of meetings held by the board of directors and the board committees on which he or she served during fiscal year 2014.

Although the board of directors has not adopted a policy with respect to board member attendance at annual shareholder meetings, the board strongly encourages all directors to make attendance at the Annual Meeting a priority. Last year, all board members (other than Mr. Scheiwe, who was outside of the country at the time) were in attendance at the annual meeting of shareholders.

Audit Committee

WMIHC has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is governed by a written charter, a current copy of which is available on WMIHC’s website at www.wmiholdingscorp.com. The Audit Committee held six (6) meetings during the fiscal year ended December 31, 2014.

Mark E. Holliday (Chair), Steven D. Scheiwe and Michael Willingham, each of whom meets the financial literacy and independence requirements for audit committee membership specified in the NASDAQ listing standards and rules adopted by the SEC, are the current members of the Audit Committee. The board of directors has determined that each member is qualified to be an “audit committee financial expert” as defined in the SEC’s rules.

The Audit Committee’s duties and responsibilities include: (a) selection, retention, compensation, evaluation, replacement and oversight of WMIHC’s independent registered public accounting firm, including resolution of disagreements between management and the independent auditors regarding financial reporting; (b) establishment of policies and procedures for the review and pre-approval of all audit services and permissible non-audit services to be performed by WMIHC’s independent registered public accounting firm; (c) review and discuss with management and the independent auditors the annual audited financial statements (including the report of the independent auditor thereon) or quarterly unaudited financial statements contained in WMIHC’s periodic reports with the SEC; (d) obtain and review a report from the independent registered public accounting firm describing WMIHC’s internal quality control procedures; (e) periodic assessment of WMIHC’s accounting practices and policies and risk and risk management; (f) review policies and procedures with respect to transactions between WMIHC and related-persons and review and approve those related-person transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404; (g) establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in each case, pursuant to and to the extent required by laws, rules and regulations applicable to WMIHC; and (h) oversight of the code of ethics for senior financial officers and development and monitoring of compliance with the code of conduct applicable to WMIHC’s directors, officers and employees, in each case, pursuant to and to the extent required by laws, rules and regulations applicable to WMIHC.

Compensation Committee

The members of the Compensation Committee are Steven D. Scheiwe (Chair), Eugene I. Davis and Timothy R. Graham, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee is governed by a written charter, a current copy of which is available on WMIHC’s website at www.wmiholdingscorp.com. During the fiscal year ended December 31, 2014, the Compensation Committee held two (2) meetings and otherwise elected to act on other business via unanimous written consent, as contemplated by its charter.

Responsibilities and Processes of Compensation Committee. The board of directors has delegated to the Compensation Committee responsibility for considering and approving the compensation programs and awards for all of WMIHC’s executive officers, including the named executive officers identified in the 2014 Summary Compensation Table. The Compensation Committee consists entirely of independent, non-employee directors. The Compensation Committee is responsible for: (a) reviewing WMIHC’s overall compensation philosophy and related compensation and benefit policies, programs and practices; (b) reviewing and approving goals and objectives relevant to compensation of the Chief Executive Officer, the Chief Financial Officer and other executive officers; (c) reviewing and recommending equity compensation plans; (d) overseeing and reviewing the non-employee director compensation program; (e) reviewing and discussing with WMIHC’s management the compensation discussion and analysis, if required by the Exchange Act and recommending it to the board of directors, if appropriate, for inclusion in WMIHC’s Proxy Statement; and (f) monitoring compliance with applicable laws governing executive compensation.

Role of Executive Officers. WMIHC has two executive officers: (a) Charles Edward Smith, its President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary; and (b) Timothy F. Jaeger, its Interim Chief Financial Officer and Interim Chief Accounting Officer. In addition, Mr. Smith is an employee of the Trust, serving as its Executive Vice President, General Counsel and Secretary.

Mr. Smith provides services to WMIHC under the Transition Services Agreement, dated March 22, 2012, by and between WMIHC and the Trust (as amended, the “Transition Services Agreement”), under which Mr. Smith provides certain designated services to WMIHC. Pursuant to the Transition Services Agreement, we have agreed to reimburse the Trust at a fixed rate per hour in exchange for Mr. Smith’s services as an executive of WMIHC.

Mr. Jaeger provides services to WMIHC under a non-exclusive arrangement pursuant to an Engagement Agreement, effective May 28, 2012 (as amended, the “Engagement Agreement”), entered into by and between WMIHC and CXO Consulting Group, LLC (“CXOC”), under which Mr. Jaeger acts as Interim Chief Accounting Officer and Interim Chief Financial Officer to WMIHC.

Subject to the terms of these agreements, the executive officers are elected by and serve at the discretion of WMIHC’s board of directors. Mr. Smith on behalf of the Trust, and Mr. Jaeger on behalf of CXOC, negotiated their respective reimbursement or compensation arrangements (as the case may be) with the Chairman of the board and were approved by the board and the Compensation Committee. Neither Mr. Smith nor Mr. Jaeger was present at the Compensation Committee’s deliberations or approval of their respective reimbursement or compensation agreements.

Mr. Smith was present during the Compensation Committee’s deliberations and approval process regarding compensation of non-employee directors.

Corporate Strategy and Development Committee

The members of the Corporate Strategy and Development Committee (the “CS&D Committee”) are Eugene I. Davis (Chair), Diane B. Glossman and Michael Renoff, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The CS&D Committee is governed by a written charter, a current copy of which is available on WMIHC’s website at www.wmiholdingscorp.com. The purpose of the CS&D Committee is to support the board of directors with the identification, review and assessment of potential acquisitions and strategic or business investment opportunities. During the fiscal year ended December 31, 2014, the CS&D Committee held at least fifteen (15) formal and informal meetings and is actively engaged in pursuing acquisition opportunities for the Company.

Following the reincorporation, we expect that Mr. Gallagher and Mr. Fairfield will join the board of directors and become members of the CS&D Committee, where they are expected to work with us to develop our acquisition strategy and to identify, consider and evaluate potential mergers, acquisitions, business combinations and other strategic opportunities, including collecting and analyzing information regarding potential target companies, determining the valuation of potential target companies and advising on capital-raising, if needed, to fund our external growth strategy. See “Proposal 3—Approval to Reincorporate WMI Holdings Corp. from the State of Washington to the State of Delaware—Board of Directors: Expected Appointees.” In connection with, and in addition to, the foregoing, we may explore various financing alternatives to fund our external growth strategy, including improving our capital structure, which may include increasing, reducing and/or refinancing debt; pursuing capital raising activities, such as the issuance of new preferred or common equity and/or a rights offering to our existing shareholders, launching an exchange offer, and pursuing other transactions involving our outstanding securities. There can be no assurance that any transaction will occur or, if so, on what terms.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Michael Willingham (Chair), Diane B. Glossman and Mark E. Holliday, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Corporate Governance Committee was established in November 2013. The Nominating and Corporate Governance Committee is governed by a written charter, a current copy of which is available on WMIHC’s website at www.wmiholdingscorp.com. During the fiscal year ended December 31, 2014, the Nominating and Corporate Governance Committee held seven (7) meetings.

The functions of the Nominating and Corporate Governance Committee are to carry out the duties and responsibilities delegated by the board relating to our director nominations process, oversight of the evaluation of directors and development and maintenance of our corporate governance principles and policies. The committee is authorized by its charter to engage its own advisors. Our board is responsible for nominating members for election to our board and for filling vacancies on the board that may occur between annual meetings of shareholders. The committee is responsible for identifying, screening and recommending to our board candidates for board membership. The committee recommended to the board the nomination of the candidates reflected in Proposal 1.

Nominees for director will be selected on the basis of, among other things, knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, and understanding of the Company’s business environment, all in the context of an assessment of the perceived needs of the board at the time. Nominees should also be willing to devote adequate time and effort to board responsibilities. The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board, but rather believes that each nominee should be evaluated based on his or her individual merit, taking into account the needs of the Company and the composition of the board. The committee will consider shareholder recommendations for candidates to serve on the board. Candidates suggested by shareholders will be evaluated by the same criteria and process as candidates from other sources. Formal nomination of candidates by shareholders requires compliance with Section 2.13 of the Washington Bylaws, including sending timely notice of the candidate’s name, biographical information, and qualifications, and certain information regarding the shareholder making the nomination, to the Secretary of the Company at WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. In order for a notice of shareholder nomination to be considered timely, a shareholder must deliver the notice to the Secretary at WMIHC’s principal executive offices no later than 90 calendar days and no earlier than 120 calendar days prior to the one-year anniversary of the date on which the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, if the annual meeting of shareholders is convened more than 30 days prior to the anniversary of the preceding year’s annual meeting, the notice by the shareholder must be received not later than the close of business on the later of the 90th calendar day before such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. There is otherwise no formal process prescribed for identifying and evaluating nominees, including no formal diversity policy.

Committee Membership at February 27, 2015

Name	Audit Committee	Compensation Committee	Corporate Strategy & Development Committee	Nominating and Corporate Governance Committee
Michael Willingham	Member	—	—	Chair
Eugene I. Davis	—	Member	Chair	—
Diane B. Glossman	—	—	Member	Member
Timothy R. Graham	—	Member	—	—
Mark E. Holliday	Chair	—	—	Member
Michael Renoff	—	—	Member	—
Steven D. Scheiwe	Member	Chair	—	—

RISK MANAGEMENT

WMIHC has developed and maintains processes to manage risk in its operations. The board of director’s role in risk management is primarily one of oversight, with day-to-day responsibility for risk management implemented by the management team. The board of directors executes its oversight role directly and through its various committees. The Audit Committee has principal responsibility for implementing the board of director’s risk management oversight role. The Audit Committee is also responsible for reviewing conflict of interest transactions and handling complaints about accounting and auditing matters and violations of WMIHC’s code of conduct and code of ethics. Any waivers of the codes for executive officers and directors must be submitted to the Chair of the Audit Committee and may be made only by the board. The Audit Committee monitors certain key risks, such as risk associated with internal control over financial reporting, liquidity risk and risks associated with potential business acquisitions, in addition to assessing the risks in proposed financing or investments of the Company. The Compensation Committee assesses risks created by the incentives inherent in WMIHC’s compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team and the board committees.

LEADERSHIP STRUCTURE

Since our emergence from Chapter 11 bankruptcy, the positions of Chairman of the Board and Chief Executive Officer have been held by two different individuals. The board has determined that Mr. Willingham, who is presently serving as Chairman of the Board, is independent under NASDAQ listing standards. The board believes that this structure is appropriate for the Company at this time. Each of WMIHC’s board committees is made up solely of independent directors and sets its own agenda. The independent directors also meet in executive session on a regular basis without management present.

CODE OF ETHICS

WMIHC has adopted a code of ethics for senior financial officers, which is applicable to its chief executive officer, president, principal financial officer, and principal accounting officer. The code of ethics focuses on honest and ethical conduct, the adequacy of disclosure in WMIHC’s financial reports, and compliance with applicable laws and regulations. A current copy of the code of ethics is available on WMIHC’s website at www.wmiholdingscorp.com, and is administered by the Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Communications by shareholders to the board of directors should be sent to the attention of the Chairman of the Board, in care of Charles Edward Smith, Interim Chief Executive Officer, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. Such communications will be forwarded unopened to the individual serving as Chairman of the Board, who will be responsible for responding to or forwarding such communications as appropriate, including communications directed to individual directors or board committees. Communications will not be forwarded if the Chairman of the Board determines that they do not appear to be within the scope of the board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2014

2014 Director Compensation Table

The following table summarizes information regarding director compensation for the non-employee directors of the Company during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Willingham	172,500	226,500	399,000
Eugene I. Davis	130,000	353,000	483,000
Diane B. Glossman	115,000	226,500	341,500
Timothy R. Graham	105,000	100,000	205,000
Mark E. Holliday	130,000	100,000	230,000
Michael Renoff	110,000	226,500	336,500
Steven D. Scheiwe	122,500	100,000	222,500

(1)	On February 10, 2014, Michael Willingham, Diane B. Glossman and Michael Renoff each received a grant of 50,000 shares of restricted stock, with each such grant having a fair market value of $126,500 as of the grant date. On February 10, 2014, Eugene I. Davis received a grant of 100,000 shares of restricted stock, with such grant having a fair market value of $253,000 as of the grant date. On June 4, 2014, each director received a grant of 35,856 shares of restricted stock, with each such grant having a fair market value of $100,000 as of the grant date.

Narrative to Director Compensation Table

Director compensation has three components: (1) annual cash retainer for board service; (2) annual cash retainers based on committee chair positions and committee membership; and (3) annual and special restricted stock grants. The annual cash retainer for board service was $100,000. Annual retainers for committee or chair service include: (i) $10,000 for each non-Chair member of the Audit Committee; (ii) $10,000 for each non-Chair member of the Corporate Strategy and Development Committee; (iii) $5,000 for each non-Chair member of the Compensation Committee; (iv) $5,000 for each non-Chair member of the Nominating and Corporate Governance Committee; (v) $50,000 for being Chairman of the Board; (vi) $25,000 for the Audit Committee Chair; (vii) $25,000 for the Corporate Strategy and Development Committee Chair; (viii) $12,500 for the Compensation Committee Chair and (ix) $12,500 for the Nominating and Corporate Governance Committee Chair. All retainers were paid in quarterly installments, in advance, on the last day of the prior quarter. WMIHC also reimburses directors for their travel expenses for each meeting attended in person; however, reimbursement amounts are not included in the totals above.

Each Director also received an annual restricted stock grant issued pursuant to the Company’s 2012 Plan. The value of the restricted stock grant was based on an annual value of $100,000. The number of shares in the grant is based on the fair market value of the Company’s common stock as of the grant date. The board determined that the fair market value should be determined based on the trading of the Company’s stock on the OTCQB Market. The trading closing value as of the grant date of June 4, 2014 was $2.79 per share, resulting in a grant of 35,856 shares per director. In addition, effective February 10, 2014, we issued 250,000 restricted shares to members of our Corporate Strategy and Development Committee and our Chairman, Michael Willingham.

In 2013, our board upon recommendation of the Compensation Committee adopted a policy that the annual restricted stock grant to directors will, subject to availability of sufficient shares reserved under the 2012 Plan, be automatically granted without any further action by the Compensation Committee or board to each outside director elected by the shareholders to serve another term on the day of our annual meeting of shareholders, at a stock price equal to the closing price of our common stock on the OTCQB on the grant date. Generally, grants of restricted stock to our directors vest in three equal installments on March 19 of each year over a three year period, subject to continued service as a director through the vesting dates. The 2014 restricted stock grant will be fully vested on March 19, 2017. The shares also immediately vest in the event of a “Change of Control,” as defined in the 2012 Plan.

Directors are subject to stock ownership guidelines that require each director to, at all times during service on the board, hold shares of WMIHC’s stock equal to 50% of the aggregate number of shares awarded to the director as director compensation and that have vested. To monitor the guideline, board members are not permitted to sell WMIHC shares without Compensation Committee approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table sets forth as of December 19, 2014 (or such later time as indicated in the footnotes to this table) certain information regarding the beneficial ownership of our common stock and preferred stock by each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock or preferred stock or other significant beneficial owner.

	Shares Beneficially Owned
Name and Address	Common Stock(1)		% of Class Owned(1)	Series A Convertible Preferred Stock		% of Class Owned	Series B Convertible Preferred Stock		% of Class Owned(2)	Voting Power %(3)
Appaloosa Investment Limited Partnership I	4,439,185	(4)	2.2%				24,067	(5)	4.0%	2.8%
Palomino Fund Ltd.	6,662,182	(4)	3.3%				24,067	(5)	4.0%	3.2%
Thoroughbred Fund L.P.	2,946,035	(4)	1.5%				18,067	(5)	3.0%	2.0%
Thoroughbred Master Ltd.	2,982,592	(4)	1.5%				18,068	(5)	3.0%	2.0%
Greywolf Capital Partners II LP	2,796,342	(6)	1.4%							0.5%
Greywolf Event Driven Master Fund	4,585,764	(6)	2.3%							0.8%
Greywolf Overseas Intermediate Fund	1,299,445	(6)	0.6%							0.2%
Greywolf Structured Products Master Fund, Ltd.	2,804,769	(6)	1.4%							0.5%
Greywolf Opportunities Fund II, LP	3,325,736	(6)	1.6%				14,933	(7)	2.5%	1.8%
Greywolf Strategic Master Fund SPC, Ltd. – MSP1							38,577	(7)	6.4%	3.2%
GCP Europe SARL							30,221	(7)	5.0%	2.5%
Serengeti Multi-Series Master LLC Series E							15,000	(8)	2.5%	1.2%
Serengeti Opportunities MM L.P.							15,000	(8)	2.5%	1.2%
Rapax OC Master Fund, Ltd.							10,000	(8)	1.7%	0.8%
Teacher Retirement System of Texas							40,000	(9)	6.7%	3.3%
Ivy Asset Strategy Fund							31,000	(10)	5.2%	2.5%
Waddell & Reed Asset Strategy Fund							3,700	(10)	0.6%	0.3%
Ivy VIP Asset Strategy Fund							1,700	(10)	0.3%	0.1%
JNL Asset Strategy							3,400	(10)	0.6%	0.3%
IGI Asset Strategy							200	(10)	0.0%	0.0%
KKR Fund Holdings L.P.	71,465,629	(11)	26.1%	1,000,000	(11)	100.0%				13.2%
KKR Wand Investors L.P.							200,000	(11)(12)	33.3%	16.4%

(1)	Percentages have been calculated based on 202,343,245 shares of our common stock and 1,000,000 shares of our Series A Convertible Preferred Stock issued and outstanding as of December 19, 2014, except the percentage for KKR Fund with respect to common stock has been calculated assuming the conversion of the Series A Convertible Preferred Stock and exercise of the warrants owned by KKR Fund. Does not reflect mandatory conversion of the Series B Convertible Preferred Stock issued on January 5, 2015 because the Series B Convertible Preferred Stock is not convertible at the option of the holders.
(2)	Percentages have been calculated based on 600,000 shares of our Series B Convertible Preferred Stock issued and outstanding as of January 5, 2015.
(3)	Based on the total amount of shares of common stock issued and outstanding as of January 5, 2015, calculated (i) assuming the exercise of the outstanding warrants, (ii) to include conversion of the Series A Convertible Preferred Stock, and (iii) to include conversion of the Series B Convertible Preferred Stock using the Initial Conversion Price.
(4)

This information as to beneficial ownership is based on representations made to the Company in December 2014 by and on behalf of Appaloosa Investment Limited Partnership I (“AILP”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“TFLP”) and Thoroughbred Master Ltd. (“TML”). According to a Schedule 13G filed by Appaloosa Partners Inc. (“API”) with the SEC on February 14, 2013 by and on behalf of AILP, Palomino, TFLP, TML, Appaloosa Management L.P. (“AMLP”), API and David A. Tepper (“Mr. Tepper”), Mr. Tepper is the sole shareholder and the President of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interests in,

AMLP. AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML. According to the Schedule 13G, each of these persons has shared voting and dispositive power, and AMLP, API and Mr. Tepper beneficially own, in the aggregate, 17,029,994 shares of common stock, or 8.4% of the class. The address for all of these persons is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.
(5)	This information as to beneficial ownership is based on representations made by and on behalf of AILP, Palomino, TFLP and TML to the Company in December 2014.
(6)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Greywolf Capital Management LP (“GCMLP”) with the SEC on February 17, 2015. The Schedule 13G/A was filed by and on behalf of Greywolf Capital Partners II LP (“GCP II”), Greywolf Event Driven Master Fund (“GEDMF”), Greywolf Overseas Intermediate Fund (“GOIF”), Greywolf Structured Products Master Fund, Ltd. (“GSPMF”), Greywolf Opportunities Fund II, LP (“GOF II” and together with GCP II, GEDMF, GOIF and GSPMF, the “Greywolf Funds”), Greywolf Advisors LLC (“GALLC”), GCMLP, Greywolf GP LLC and Jonathan Savitz (“Mr. Savitz”). According to the Schedule 13G/A, each of the Greywolf Funds has beneficial ownership of shares of common stock as set forth above as of December 31, 2014. GALLC, as the general partner of GCP II, may be deemed to beneficially own shares held by GCP II. Each of GCMLP, as the investment manager of the Greywolf Funds, Greywolf GP LLC, as the general partner of GCMLP, and Mr. Savitz, as the managing member of Greywolf GP LLC, may be deemed to beneficially own, shares held by the Greywolf Funds. Each of GALLC, GCMLP, Greywolf GP LLC and Mr. Savitz disclaims any beneficial ownership of such shares. The address for all of these persons other than GEDMF, GOIF and GSPMF is 4 Manhattanville Road, Suite 201, Purchase, NY 10577. The address for GEDMF and GOIF is 89 Nexus Way, Camana Bay, Grand Cayman KY19007. The address for GSPMF is Ugland House, P.O. Box 309, South Church Street, George Town, Grand Cayman KY1-1104.
(7)	This information as to beneficial ownership is based on representations made to the Company in December 2014 by GOF II, Greywolf Strategic Master Fund SPC, Ltd. – MSP1 (“Greywolf MSP1”) and GCP Europe SARL (“GCP Europe”). According to such representations, (i) Greywolf MSP1 is owned approximately 36% by GOIF and approximately 64% by unaffiliated investors and (ii) GCP Europe is owned approximately 45% by GOIF and approximately 55% by GCP II and is independently managed. The address for GOF II and Greywolf MSP1 is c/o Greywolf Capital Management LP, 4 Manhattanville Road, Suite 201, Purchase, New York 10577, and the address for GCP Europe is 21-25, Allee Scheffer, L-2520 Luxembourg.
(8)	This information as to beneficial ownership is based on representations made to the Company in December 2014 by Serengeti Multi-Series Master LLC Series E, Serengeti Opportunities MM L.P. and Rapax OC Master Fund Ltd., in each case, by Serengeti Asset Management LP, as investment advisor of each. The address for each of these entities is 632 Broadway, New York, New York 10012.
(9)	This information as to beneficial ownership is based on representations made by Teacher Retirement System of Texas to the Company in December 2014. The address for Teacher Retirement System of Texas is 1000 Red River Street, Austin, Texas 78701.
(10)	This information as to beneficial ownership is based on representations made to the Company by and on behalf of Ivy Asset Strategy Fund, Waddell & Reed Asset Strategy Fund, IVY VIP Asset Strategy Fund, JNL Asset Strategy and IGI Asset Strategy. The address for all of these entities is c/o Waddell & Reed, 6300 Lamar Avenue, Overland Park, Kansas 66201.
(11)	This information as to beneficial ownership is based on a Schedule 13D filed by KKR Fund with the SEC on January 7, 2015. The Schedule 13D was filed by and on behalf of KKR Fund, KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”), KKR Group Holdings L.P. (“KKR Group Holdings”), KKR Group Limited (“KKR Group”), KKR & Co. L.P. (“KKR & Co.”), KKR Management LLC (“KKR Management”), Henry R. Kravis (“Mr. Kravis”) and George R. Roberts (“Mr. Roberts”). KKR Fund Holdings GP is a general partner of KKR Fund Holdings. KKR Group Holdings is the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings. KKR Group is the general partner of KKR Group Holdings. KKR & Co. is the sole shareholder of KKR Group. KKR Management is the general partner of KKR & Co. Messrs. Kravis and Roberts are officers and the designated members of KKR Management. The address for KKR Fund is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019.

According to the Schedule 13D, each of KKR Fund, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., KKR Management, Mr. Kravis and Mr. Roberts may be deemed to be the beneficial owner of 71,465,629 shares of our common stock, which includes 1,000,000 shares of our Series A Convertible Preferred Stock held directly by KKR Fund, on an as-converted basis, having the terms, rights, obligations and preferences contained in a certificate of designation of WMIHC’s Series A Convertible Preferred Stock (including a conversion price, subject to adjustment, of $1.10 per share), and Warrants to purchase, in the aggregate, 61,400,000 shares of WMIHC common stock, 30,700,000 of which have an exercise price of $1.32 per share and 30,700,000 of which have an exercise price of $1.43 per share. According to the Schedule 13D, each of KKR Fund Holdings GP (as a general partner of KKR Fund

Holdings), KKR Group Holdings (as the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings), KKR Group (as the general partner of KKR Group Holdings), KKR & Co. (as the sole shareholder of KKR Group), KKR Management (as the general partner of KKR & Co.), and Messrs. Kravis and Roberts (as the designated members of KKR Management), may be deemed to be the beneficial owner of the securities beneficially owned directly by KKR Fund, and each disclaims beneficial ownership of the securities.
Based on the Initial Conversion Price of the Series B Convertible Preferred Stock, upon a full mandatory conversion of the Series B Convertible Preferred Stock, KKR Fund (inclusive of shares owned by KKR Wand Investors L.P.) may be deemed to have total voting power over 160,354,517 shares (or approximately 29.6%) of our common stock.
(12)	This information as to beneficial ownership is based on disclosures in a Schedule 13D filed by KKR Fund with the SEC on January 7, 2015. KKR Wand GP LLC, a Delaware limited liability company, is the general partner of KKR Wand Investors L.P. KKR Wand GP LLC is a wholly-owned subsidiary of KKR Fund. The address for KKR Wand Investors L.P. is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019.

The following table sets forth as of February 27, 2015, certain information regarding the beneficial ownership of our common stock by: (a) each current director and nominee for election as director of WMIHC; (b) each executive officer of WMIHC; and (c) all current directors and executive officers of WMIHC as a group.

The business address for each of our directors and/or named executive officers listed below is 1201 Third Avenue, Suite 3000, Seattle, Washington 98101.

	Shares of Common Stock Beneficially Owned
Name	Total(1)	Percent of Class(1)
Directors and Expected Appointees
Michael Willingham	383,538	*
Eugene I. Davis	399,035	*
Diane B. Glossman	349,035	*
Timothy R. Graham	299,035	*
Mark E. Holliday	299,035	*
Michael Renoff	349,035	*
Steven D. Scheiwe	299,035	*
Tagar C. Olson (expected appointee)	-0-	0%
Paul E. Raether (expected appointee)	-0-	0%
William C. Gallagher (expected appointee)	-0-	0%
Thomas L. Fairfield (expected appointee)	-0-	0%
Named Executive Officers
Charles Edward Smith	-0-	0%
Timothy F. Jaeger	-0-	0%
Current Executive Officers and Directors as a Group (9 persons)	2,377,748	1.1%

*	Less than one percent.
(1)	Unless otherwise indicated, each person has sole voting and dispositive power over the shares listed opposite his or her name. All percentages have been calculated based on 202,343,245 shares of our common stock issued and outstanding as of January 5, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires WMIHC’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of WMIHC’s common stock (“10% shareholders”) to file with the SEC initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of such shares. To WMIHC’s knowledge, based solely upon a review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to WMIHC or otherwise in its files or publicly available, all of WMIHC’s officers, directors and 10% shareholders complied in a timely manner with all applicable Section 16(a) filing requirements during the fiscal year ended 2014.

EXECUTIVE OFFICERS

The names, ages, positions and backgrounds of WMIHC’s current executive officers are as follows:

Name	Age	Position Held Since	Current Position(s) with WMIHC and Background
Charles Edward Smith	45	March 19, 2012	Mr. Smith has served as President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary of the Company since March 19, 2012. In addition, since March 19, 2012, Mr. Smith has served as the General Counsel, Executive Vice President and Secretary of the Trust. From November 2008 to March 2012, Mr. Smith served as General Counsel, Executive Vice President and Secretary of WMIHC’s predecessor Washington Mutual, Inc. (“WMI”), including during the significant portion of its Chapter 11 bankruptcy. Prior to that, he briefly served as First Vice President and Assistant General Counsel (Team Lead-Corporate Finance) for the financial institution JPMorgan Chase Bank, N.A. from September 2008 to November 2008. From November 2002 to September 2008, Mr. Smith was First Vice President and Assistant General Counsel (Team Lead-Corporate Finance) for Washington Mutual, where he led a team of lawyers who supported Washington Mutual’s capital, liquidity, mergers and acquisitions and structured finance activities.

Timothy F. Jaeger	56	May 28, 2012	Mr. Jaeger has served as Interim Chief Financial Officer since June 25, 2012 and Interim Chief Accounting Officer since May 28, 2012. Mr. Jaeger is a Certified Public Accountant with over 25 years of accounting experience. Most recently, from December 2006 to March 2012, Mr. Jaeger served as Senior Vice President-Chief Accounting Officer/CFO of Macquarie AirFinance, Ltd., a global aviation lessor providing aircraft and capital to the world’s airlines. From November 2006 to December 2009, Mr. Jaeger was a partner of Tatum Partners, LLC, an executive services and consulting firm in the United States.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis discusses the principles underlying our executive compensation program and the important factors relevant to the analysis of the compensation of our executive officers in 2014. Our Interim Chief Executive Officer and Interim Chief Financial Officer are referred to as our “Named Executive Officers.”

Compensation Objectives and Philosophy

Due to the nature of the Company’s business transition and emergence from Chapter 11 bankruptcy, the primary objectives of the 2014 executive compensation programs established by the Compensation Committee were to retain executive officers and employees capable of: (a) ensuring the Company’s compliance, including with respect to the Indentures and the Financing Agreement; (b) operating the Company’s reinsurance subsidiary,

WM Mortgage Reinsurance Company, Inc. (“WMMRC”), in runoff mode; and (c) complying with the periodic disclosure and other obligations of a publicly traded company. Although requested to provide assistance as required, our executive officers are not primarily responsible for the Company’s primary business objective of identifying and assessing potential acquisitions and developing business investment opportunities as that responsibility rests with the board and its Corporate Strategy and Development Committee. As such, during this transition period, the compensation objectives did not include providing compensation incentives for achieving performance objectives. To achieve the objectives of attracting and retaining suitable executive officers, the 2014 executive compensation philosophy was comprised of the following key principles:

•	establish executive compensation appropriate for the varying degrees of executive responsibility, accountability and impact on the Company’s business;

•	ensure compensation is reasonably competitive relative to similarly sized companies, taking into account that our only operating business is WMMRC, which is being operated in runoff mode; and

•	ensure a flexible compensation structure to facilitate acquisitions or restructurings and the hiring of permanent officers, including a chief executive officer and chief financial officer.

At our 2014 annual meeting of shareholders, 95% of the shareholders who voted on the advisory shareholder vote on executive compensation (excluding abstentions and broker non-votes) voted in favor of the proposal. The Compensation Committee determined not to make any changes to the compensation programs after considering the vote. Compensation levels reviewed and approved by the Compensation Committee for the Named Executive Officers for fiscal 2014 are not materially changed from those approved for the prior year.

Business Context for Compensation Decisions

The 2014 compensation program for Named Executive Officers was influenced by the desire to retain interim executives providing services on an independent contractor basis, which the board believes will facilitate the Company’s ability to transition to the appropriate permanent executive officers as the Company determines its future business strategy and implements its acquisition strategy. The board determined that given their background experience, Messrs. Smith and Jaeger were appropriately positioned for their respective interim roles for purposes of maintaining operational stability and continuity while the board makes progress on positioning the Company for future growth. The board also determined that these executive officers would be most cost-effectively employed through the independent contractor structure, rather than a full time employment position. In addition, the Company has two employees that are subject to employment agreements, but are not executive officers.

The discussion that follows elaborates on the decision-making process governing the compensation of our Named Executive Officers, our compensation philosophy, and the specific elements of compensation paid to our Named Executive Officers in 2014.

Role of the Compensation Committee

The Compensation Committee of the board of directors is responsible for the oversight of our executive compensation program. Each director who served on the Compensation Committee in 2014 was, and each current member of the Compensation Committee is, a non-employee director within the meaning of SEC Rule 16b-3, an outside director within the meaning of IRC Section 162(m) of the Internal Revenue Code of 1986, as amended, and an independent director under NASDAQ listing standards. The Compensation Committee’s purpose is to discharge the board’s responsibilities relating to compensation of our executive officers and to adopt policies that govern our compensation and benefit programs in a manner that supports both our short and long term business strategies. The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. The Compensation Committee may delegate authority to subcommittees, retain or terminate compensation consultants and obtain advice and assistance from internal or external legal, accounting or other advisers.

Role of Compensation Committee Consultants in Compensation Decisions

Under its charter, the Compensation Committee may periodically engage independent compensation consultants to provide assistance and advice as it discharges its responsibilities under its written charter. The duties of compensation consultants engaged by the Compensation Committee may include periodically reviewing the Company’s compensation programs to confirm that they are consistent with the executive compensation philosophy and objectives established by the Compensation Committee. Compensation consultants may also advise the Compensation Committee on emerging trends and issues related to the compensation of executive officers and directors and provide recommendations on the appropriate composition of peer group and market data sources to be used by the Compensation Committee as reference points for executive compensation decisions. In 2014, the Compensation Committee did not retain the services of an independent third party compensation consultant.

Elements of Compensation

Since our emergence from Chapter 11 bankruptcy, the primary element of compensation for our Named Executive Officers is cash compensation paid for services provided to WMIHC by each of these individuals pursuant to the Transition Services Agreement, in the case of Mr. Smith, and the Engagement Agreement, in the case of Mr. Jaeger. Messrs. Smith and Jaeger negotiated their respective compensation arrangements with WMIHC. The terms of both those agreements were negotiated with the Chairman of the board and approved by the board of directors and the Compensation Committee. The compensation arrangements contained therein were considered to be adequate for purposes of supporting the current goals and objectives of the Company.

The cash compensation compensates the executive officers for services rendered in fulfilling their day-to-day roles and responsibilities needed to run the business as it currently exists. The amount of cash compensation for Named Executive Officers was determined for each interim executive based on position, responsibility, and experience (including, in the case of Mr. Smith, familiarity with the Company’s past and current operations). Given the interim nature of the engagements and the simplicity of the compensation structure, as well as the dearth of similarly situated companies, the Compensation Committee did not conduct a specific analysis of compensation of executives at peer companies; however, based on the experience of the board members and the Compensation Committee members, the Compensation Committee determined that the cash compensation level was appropriate under our circumstances.

Because of the interim nature of our current executive positions, our Named Executive Officers generally are not provided with any performance-based cash incentive compensation, discretionary cash bonus awards, retention arrangements, equity incentive compensation, benefits, perquisites, severance or change in control benefits. However, as disclosed in the 2014 Summary Compensation Table, our Interim Chief Executive Officer was awarded a discretionary cash bonus by our board of directors in 2014.

Compensation of the Chief Executive Officer

Mr. Smith has served as Interim Chief Executive Officer since our emergence from Chapter 11 bankruptcy on March 19, 2012 (the “Emergence Date”). See the 2014 Summary Compensation Table below. Mr. Smith is compensated pursuant to the Transition Services Agreement with the Trust, Mr. Smith’s employer, at an hourly rate and not to exceed 40 hours per month (unless otherwise consented to by the parties). Mr. Smith has regularly worked more than 40 hours per month, for which the Trust has been compensated accordingly pursuant to the Transition Services Agreement.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid by a public company to its chief executive officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. No executive was paid an amount in 2014 where this provision would have been applicable. The Compensation Committee intends to seek to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). Deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Recovery Policy

The Company does not have any incentive based compensation tied to performance at this time. Therefore, the Company has not implemented a policy regarding retroactive adjustments to any cash or incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Our Compensation Committee intends to adopt a general compensation recovery (or clawback) policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

2014 Summary Compensation Table

The following table summarizes information regarding compensation for the three fiscal years ended December 31, 2014, 2013 and 2012, earned by our Named Executive Officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Total ($)
Charles Edward Smith(2)	2014	372,425	15,000	387,425
President, Interim Chief Executive Officer,	2013	259,719	—	259,719
Interim Chief Legal Officer and Secretary	2012	252,186	64,211	316,397

Timothy F. Jaeger(3)	2014	240,000	—	240,000
Interim Chief Financial Officer and	2013	240,000	—	240,000
Interim Chief Accounting Officer	2012	120,000	—	120,000

(1)	Reflects principal position as of December 31, 2014.
(2)	In fiscal year 2014, WMIHC paid the Trust $372,425 on account of services provided by Mr. Smith to WMIHC pursuant to the Transition Services Agreement. In fiscal year 2013, WMIHC paid the Trust $259,719 on account of services provided by Mr. Smith to WMIHC pursuant to the Transition Services Agreement. In fiscal year 2012, of the total $316,397 paid for Mr. Smith’s services, $88,408 in salary and $64,211 as a prorated bonus was paid for services rendered in 2012 prior to the Emergence Date. For the balance of 2012, following the Emergence Date, WMIHC paid the Trust $163,778 on account of services provided by Mr. Smith to WMIHC pursuant to the Transition Services Agreement.
(3)	Mr. Jaeger was not compensated by the Company directly; rather, payments were made to CXOC, an entity owned by Mr. Jaeger, pursuant to the Engagement Agreement.

Narrative to Summary Compensation Table

Prior to the Emergence Date, Mr. Smith served as Executive Vice President, General Counsel and Secretary of WMI, and was compensated pursuant to the terms of his employment arrangement with WMI. Mr. Smith was awarded a prorated discretionary bonus by WMI in 2012 for services rendered prior to the Emergence Date. Since the Emergence Date, WMIHC has had only two executive officers, Mr. Smith and Mr. Jaeger, both of whom are independent contractors, paid solely cash compensation pursuant to the terms of their respective compensation arrangements with WMIHC.

Mr. Smith provides services to WMIHC, as Interim Chief Executive Officer, pursuant to the Transition Services Agreement with the Trust, Mr. Smith’s employer. WMIHC pays the Trust an hourly rate of approximately $428 (inclusive of overhead charges) for Mr. Smith’s services. Mr. Smith provides a maximum of 40 hours per month pursuant to the Transition Services Agreement (unless otherwise consented to by the parties). Mr. Smith has regularly worked more than 40 hours per month, for which the Trust has been compensated accordingly pursuant to the Transition Services Agreement.

Mr. Jaeger has provided services as Interim Chief Accounting Officer since May 28, 2012 and Interim Chief Financial Officer since June 25, 2012 pursuant to an Engagement Agreement with CXOC, which is owned by Mr. Jaeger. The rate of compensation under the Engagement Agreement was initially $15,000 per month, but was increased to $20,000 per month effective October 1, 2012 to reflect the increased time commitment required of Mr. Jaeger to fulfill the duties of Interim Chief Financial Officer. WMIHC also reimburses CXOC for related out of pocket expenses, which are not reflected in the Summary Compensation Table. The Engagement Agreement renews for successive three-month terms, unless either party terminates with 30 days’ notice prior to the termination of the applicable term.

Potential Payments upon Termination or Change-in-Control

WMIHC has no obligation for severance and other benefits payable to the Named Executive Officers following termination of employment or a change-in-control of WMIHC.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that WMIHC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In accordance with the terms of its charter, the Compensation Committee on behalf of the board of directors oversees WMIHC’s executive compensation programs, including payments and awards, if any, to its executive officers and directors. The Compensation Committee has overall responsibility for approving and evaluating WMIHC’s director and executive officer compensation plans, policies and programs and addressing other compensation issues facing WMIHC that require board action. The Compensation Committee is also responsible for reviewing and discussing with management and recommending to the board of directors the Compensation Discussion and Analysis for inclusion in WMIHC’s annual Proxy Statement, in accordance with applicable SEC regulations.

In discharging its responsibilities, the Compensation Committee:

•	reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement; and

•	based upon its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and WMIHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, through its incorporation by reference from the Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Steven D. Scheiwe (Committee Chair)	Eugene I. Davis	Timothy R. Graham

REPORT OF THE AUDIT COMMITTEE

The “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that WMIHC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and WMIHC’s independent auditors, Burr Pilger Mayer, Inc., to review WMIHC’s accounting functions and the audit processes for WMIHC’s financial statements and system of internal control over financial reporting. The Audit Committee reviewed and discussed with WMIHC’s independent auditors and management the audited financial statements for the 2014 fiscal year. It also discussed with the independent auditors all other matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of WMIHC’s financial statements, management’s assessment of WMIHC’s system of disclosure controls and procedures, external financial reporting and internal control over financial reporting, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2014 be included in WMIHC’s Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Mark E. Holliday (Committee Chair)	Steven D. Scheiwe	Michael Willingham

MATTERS RELATING TO OUR AUDITORS

Selection of Independent Auditors

The Audit Committee has appointed and engaged Burr Pilger Mayer, Inc. to be WMIHC’s independent auditors for the Company’s fiscal year ending December 31, 2015. Burr Pilger Mayer, Inc. was also engaged by the Audit Committee to audit WMIHC’s financial statements for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012. A representative of Burr Pilger Mayer, Inc. is expected to either be present or available by phone at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative will be available to respond to appropriate questions. As described under the “Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm” section of this Proxy Statement, the shareholders are being asked to ratify the selection of Burr Pilger Mayer, Inc. as our independent auditors for the fiscal year ending December 31, 2015.

On April 10, 2012, the Audit Committee approved the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm, effective immediately, to perform independent audit services for the Company. Prior to the appointment of Burr Pilger Mayer, Inc., neither the Company, nor anyone on its behalf, had consulted with Burr Pilger Mayer, Inc. during the Company’s two most recent fiscal years and for fiscal 2012 through April 10, 2012, in any matter regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Burr Pilger Mayer, Inc. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement (as contemplated in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Principal Independent Auditors

The following fees for professional services were billed by Burr Pilger Mayer, Inc. during fiscal years 2014 and 2013:

	2014	2013
Audit Fees(1)	$364,500	$350,475
Audit-Related Fees(2)	37,952	15,225
Tax Fees		—
All Other Fees		—

Total	$402,452	$365,000

(1)	Consists of fees for services involving the audit of WMIHC’s consolidated financial statements, review of interim quarterly statements, and provision of an attestation report on WMIHC’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Refers to fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services relating to mergers and acquisitions, accounting consultation and audits relating to acquisitions, attest services related to financial reporting not required by statute or regulation, consultation concerning financial accounting and reporting standards not classified as audit fees, and financial audits of employee benefit plans.

Pre-Approval Policy

The Audit Committee has adopted a general policy requiring pre-approval of all fees and services of WMIHC’s independent auditors, including all audit, audit-related, tax and other legally-permitted services. All audit and permissible non-audit services provided by Burr Pilger Mayer, Inc. during fiscal years 2014, 2013 and 2012 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with KKR

Voting Agreement

In connection with the Series B Convertible Preferred Stock Offering, on December 19, 2014, the Company entered into a Voting Agreement with KKR Fund. See “Meeting and Voting Information—Voting; Quorum; Vote Required.”

KKR Side Letter

In connection with the Series B Convertible Preferred Stock Offering, on December 19, 2014, KKR Fund and KKR Management agreed in a Side Letter with WMIHC that they will not (i) convert any or all of the Series A Convertible Preferred Stock, (ii) exercise the right to acquire common stock of WMIHC, in whole or in part, under the Warrants or (iii) offer, sell, assign, transfer, or otherwise dispose of any of the Series A Convertible Preferred Stock or Warrants, in either case until on or after March 20, 2015.

Indemnification Agreement

In connection with the Series B Convertible Preferred Stock Offering, on December 19, 2014, the Company entered into an indemnification agreement with KKR and Mr. Olson (who will be a KKR designee to our board of directors upon the reincorporation), pursuant to which the Company will indemnify KKR and Mr. Olson for liabilities arising out of the Series B Convertible Preferred Stock Offering.

Note Purchase Agreement

On January 30, 2014, WMIHC and the guarantors party thereto entered into the Note Purchase Agreement with KKR Management. Pursuant to the terms and conditions of the Note Purchase Agreement, KKR Management committed to purchase $150 million aggregate principal amount (at issuance) of subordinated unsecured 7.50% PIK notes (the “Subordinated Notes”) from the Company.

On December 19, 2014, the parties to the Note Purchase Agreement executed the NPA Amendment that will have the effect of terminating the Note Purchase Agreement immediately following the consummation of the reincorporation, in which case WMIHC will no longer have access to this funding arrangement. The amendment to the Note Purchase Agreement also waives any and all defaults, events of default and rights to terminate the Note Purchase Agreement arising as a result of the Series B Convertible Preferred Stock Offering and permits the performance of, and compliance with, all of the terms of the Series B Convertible Preferred Stock. Unless and until the reincorporation is consummated, the Note Purchase Agreement will remain in effect as described in more detail below, subject to its terms as amended by the amendment. See “Proposal 3—Approval to Reincorporate WMI Holdings Corp. from the State of Washington to the State of Delaware—Termination of Note Purchase Agreement.”

Under the Note Purchase Agreement as still in effect, the Subordinated Notes may be issued by WMIHC, at WMIHC’s option, in one or more tranches over a three year period, subject to certain terms and conditions, including the conditions that (i) all or substantially all of the proceeds from the issuance of the Subordinated Notes are used by WMIHC to fund the acquisition of the assets of, or equity interests of, or a business line, unit or division of, any entity that has been approved by the board of directors, (ii) no defaults or events of default shall have occurred under the Note Purchase Agreement and (iii) no violation of certain provisions of the Investor Rights Agreement shall have occurred. KKR Management may refuse to purchase Subordinated Notes from WMIHC in the event that a third party (other than KKR or any of its affiliates) (i) has completed a successful proxy contest against WMIHC or (ii) has publicly initiated or threatened to initiate a proxy contest and, in connection therewith, such third party is granted the right to designate more than one nominee to the Board of Directors. Upon such refusal, KKR Management will automatically forfeit a percentage of Warrants described below in “—Investment Agreement.”

Each Subordinated Note will mature on the date that is seven years from the date that the initial Subordinated Note is first issued (the “Initial Issue Date”). Interest on the Subordinated Notes is due semi-annually and will be paid entirely by capitalizing accrued and unpaid interest on each interest payment date and adding the same to the principal amount of the Subordinated Notes then outstanding. Following an increase in the principal amount of the outstanding Subordinated Notes as a result of the capitalization of accrued interest, interest will accrue on such increased principal amount from and after the date of such interest capitalization.

The Subordinated Notes will be unsecured obligations of WMIHC expressly subordinated in right of payment to the prior payment in full of all existing and future senior indebtedness. The Subordinated Notes will be irrevocably and unconditionally guaranteed, on a joint and several basis, by certain of WMIHC’s existing and future subsidiaries.

On and after the date that is three years after the Initial Issue Date, the Subordinated Notes may be redeemed by WMIHC, in whole or in part, at the redemption prices (expressed as a percentage of principal amount of the Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on the dates specified below:

Date	Percentage
3rd anniversary of the initial issue date	103.750%
4th anniversary of the initial issue date	101.875%
5th anniversary of the initial issue date and thereafter	100.000%

Prior to the date that is three years after the Initial Issue Date, the Subordinated Notes may be redeemed by WMIHC, in whole or in part, at a redemption price equal to 100% of the principal amount of Subordinated Notes redeemed plus a “make whole” premium calculated in the manner set forth in the Note Purchase Agreement.

The Note Purchase Agreement contains covenants that, among other things, limit WMIHC and WMIHC’s restricted subsidiaries ability to:

•	incur additional indebtedness;

•	(i) pay dividends or make other distributions, (ii) purchase, redeem or retire the capital stock of WMIHC, (iii) pay, purchase or redeem, prior to scheduled maturity, certain subordinated obligations and (iv) make certain restricted investments;

•	incur or suffer to exist liens;

•	allow to exist certain restrictions on the ability of WMIHC’s restricted subsidiaries to pay dividends or make other payments to WMIHC;

•	designate WMIHC’s subsidiaries as unrestricted subsidiaries;

•	enter into transactions with affiliates;

•	dispose of assets; or

•	consolidate, merge or sell all or substantially all of WMIHC’s assets.

Additionally, the Note Purchase Agreement contains covenants that require WMIHC to:

•	file reports with the SEC within certain time periods;

•	cause certain future restricted subsidiaries to guarantee the Subordinated Notes; and

•	make an offer to purchase Subordinated Notes from holders in the event of certain types of change of control of WMIHC or in certain circumstances related to the sale of WMIHC’s or a restricted subsidiary’s assets.

The covenants are subject to a number of important exceptions, limitations and qualifications set forth in the Note Purchase Agreement.

The Subordinated Notes have not been registered under the Securities Act and may not be sold or transferred in the United States without registration or an applicable exemption from the registration requirements.

WMIHC has not issued any Subordinated Notes as of the date of this Proxy Statement.

Investment Agreement

On January 30, 2014, WMIHC entered into an Investment Agreement with KKR Fund (the “Investment Agreement”). Pursuant to the Investment Agreement, WMIHC sold to KKR Fund 1,000,000 shares of its Series A Convertible Preferred Stock having the terms, rights, obligations and preferences contained in the Washington Charter for a purchase price equal to $11,072,192 and issued to KKR Fund Warrants to purchase, in the aggregate, 61,400,000 shares of WMIHC’s common stock, 30,700,000 of which have an exercise price of $1.32 per share and 30,700,000 of which have an exercise price of $1.43 per share.

The Series A Convertible Preferred Stock has rights substantially similar to those associated with WMIHC’s common stock, with the exception of a liquidation preference, conversion rights and customary anti-dilution protections. The Series A Convertible Preferred Stock has a liquidation preference equal to the greater of (i) $10.00 per 1,000,000 shares of Series A Convertible Preferred Stock plus declared but unpaid dividends on any such shares and (ii) the amount that the holder of the Series A Convertible Preferred Stock would be entitled to if such holder participated with the holders of shares of common stock then outstanding, pro rata as a single class based on the number of outstanding shares of common stock on an as-converted basis held by each holder as of immediately prior to a liquidation, in the distribution of all our remaining assets and funds available for distribution to our shareholders. The Series A Convertible Preferred Stock is convertible at a conversion price of $1.10 per share (subject to anti-dilution adjustment) into shares of common stock of WMIHC either at the option of the holder or automatically upon transfer by KKR Fund to a non-affiliated party. Further, KKR Fund, as the holder of the Series A Convertible Preferred Stock and the Warrants, has received other rights pursuant to the Investor Rights Agreement as described below.

The Warrants have a five-year term from the date of issuance and are subject to customary structural adjustment provisions for stock splits, combinations, recapitalizations and other similar transactions.

Investor Rights Agreement

On January 30, 2014, WMIHC entered into the Investor Rights Agreement with KKR Fund. KKR Fund’s rights as a holder of the Series A Convertible Preferred Stock and the Warrants, and the rights of any subsequent holder that is an affiliate of KKR Fund are governed by the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, for so long as the Holders own 50% of the Series A Convertible Preferred Stock issued as of January 30, 2014 (or the underlying common stock) (the “Requisite Preferred Amount”), the Holders will have the right to appoint one of seven directors to the board of directors. In addition, for so long as the Holders own the Requisite Preferred Amount, to the extent the board of directors amends the Washington Charter or the Washington Bylaws or passes any other resolution in each case having the effect of increasing the size of the board of directors to greater than seven (7) directors without the consent of the Holders, then from such time as such change in the board of directors becomes effective, the Holders shall have the right to appoint two (2) directors in total.

Additionally, until January 30, 2017, the Holders will have the right to purchase up to 50% of any future equity rights offerings or other equity issuance by WMIHC on the same terms as the equity issued to other investors in such transactions, in an aggregate amount of such offerings and issuances by WMIHC of up to

$1 billion (the “Participation Rights”). The foregoing Participation Rights do not include any issuances of securities by WMIHC constituting any part of the consideration payable by it in connection with any acquisitions or investments (including any rollover equity) or in respect of any employee options or other income compensation. Holders’ aggregate beneficial ownership of equity securities of WMIHC after giving effect to any equity issuances (and on a pro forma basis after taking into account any acquisitions) shall at no time exceed 42.5% of the equity securities of WMIHC without the prior written consent of WMIHC. Except for the foregoing Participation Rights and the issuance of common stock in respect of the Warrants and the Series A Convertible Preferred Stock, KKR Fund and its affiliates shall not purchase or acquire any equity securities of WMIHC or its subsidiaries without WMIHC’s prior written consent, subject to certain exceptions.

In connection with the issuance of the Series A Convertible Preferred Stock and the Warrants, KKR Fund and its affiliates have agreed that, until December 31, 2016, they will not:

•	request the call of a special meeting of the shareholders of WMIHC; seek to make, or make, a shareholder proposal at any meeting of the shareholders of WMIHC; seek the removal of any director from the board of directors; or make any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or solicit any written consents of shareholders with respect to any matter;

•	form or join or participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act, with respect to any voting securities of WMIHC;

•	make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including filing reports with the SEC) (x) in support of any solicitation described in the first bullet above, or (y) negatively commenting upon WMIHC;

•	except pursuant to any exercise of any Warrant, the conversion of the Series A Convertible Preferred Stock, or the exercise of the Participation Rights, acquire, agree or seek to acquire, beneficially or otherwise, any voting securities of WMIHC (other than securities issued pursuant to a plan established by the board of directors for members of the board of directors, a stock split, stock dividend distribution, spin-off, combination, reclassification or recapitalization of WMIHC and its common stock or other similar corporate action initiated by WMIHC);

•	enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to the foregoing, except pursuant to mandates granted by WMIHC to raise capital by WMIHC to KKR Capital Markets LLC and its affiliates; or

•	short any of WMIHC’s common stock or acquire any derivative or hedging instrument or contract relating to WMIHC’s common stock.

In the event that any shareholder or group of shareholders other than KKR Fund calls a shareholder meeting or seeks to nominate nominees to the board of directors, then KKR Fund shall not be restricted from calling a shareholder meeting in order to nominate directors as an alternative to the nominees nominated by such shareholder or group, provided that KKR Fund shall not nominate or propose a number of directors to the board of directors that is greater than the number of directors nominated or proposed by such shareholder or group.

The Investor Rights Agreement also provides the Holders with registration rights, including three long form demand registration rights, unlimited short form demand registration rights and customary piggyback registration rights with respect to common stock (and common stock underlying the Series A Convertible Preferred Stock and the Warrants), subject to certain minimum thresholds, customary blackout periods and lockups of 180 days.

For as long as the Holders beneficially own any shares of common stock or Series A Convertible Preferred Stock or any of the Warrants, WMIHC has agreed to provide customary Rule 144A information rights, to provide the Holders with regular audited and unaudited financial statements and to allow the Holders or their representatives to inspect WMIHC’s books and records.

As described above in “—Note Purchase Agreement,” in certain circumstances KKR Management may refuse to purchase Subordinated Notes. Upon the occurrence of KKR Management’s refusal, pursuant to and in accordance with the terms and conditions of the Note Purchase Agreement, to purchase Subordinated Notes, the Holders will automatically forfeit a percentage of the Warrants.

Series B Convertible Preferred Stock Offering

Pursuant to the Purchase Agreement, dated as of December 19, 2014, among the Company, as issuer, and Citigroup Capital Markets Inc. and KKR Capital Markets LLC (“KCM”) as the initial purchasers (the “Purchase Agreement”), in connection with the Series B Convertible Preferred Stock Offering, KCM, an affiliate of the Holders, as an initial purchaser, will be paid a fee of (1) $8,250,000 upon the reincorporation and (2) $8,250,000 upon a Qualified Acquisition (as defined in the Certificate of Designation for the Series B Convertible Preferred Stock, dated January 5, 2015), pursuant to the terms and conditions set forth in the Purchase Agreement.

Voting Agreements

As discussed under “Meeting and Voting Information—Voting; Quorum; Vote Required” and “—Relationship with KKR—Voting Agreement” in connection with the Series B Convertible Preferred Stock Offering, the Company entered into Voting Agreements with the Holder Parties.

Investment Management Agreement and Administrative Services Agreement

WMIHC entered into an Investment Management Agreement and an Administrative Services Agreement with WMMRC on March 19, 2012. Each of these agreements was approved by WMMRC’s primary regulator. Total amounts incurred and paid under these agreements totaled $1.5 million and $1.7 million for the years ended December 31, 2014 and 2013, respectively. The expense and related income eliminate on consolidation. These agreements are described below.

Under the terms of such Investment Management Agreement, WMIHC receives from WMMRC a monthly fee equal to the product of (x) the ending dollar amount of assets under management during the calendar month in question and (y) 0.002 divided by 12. WMIHC is responsible for investing the funds of WMMRC based on applicable investment criteria and subject to rules and regulations to which WMMRC is subject.

Under the terms of such Administrative Services Agreement, WMIHC receives from WMMRC a fee of $110,000 per month. WMIHC is responsible for providing administrative services to support, among other things, supervision, governance, financial administration and reporting, risk management and claims management as may be necessary, together with such other general or specific administrative services that may be reasonably required or requested by WMMRC in the ordinary course of its business.

Transition Services Agreement

On March 22, 2012, WMIHC and the Trust entered into the Transition Services Agreement. Pursuant to the Transition Services Agreement, the Trust makes available certain services and employees to WMIHC, including the services of Charles Edward Smith who is our President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary. The Transition Services Agreement was amended on December 11, 2014, as more fully described below. The Transition Services Agreement as amended, extends the term of the agreement through April 30, 2015, with automatic renewals thereafter for successive additional three-month terms, subject to non-renewal at the end of any additional term upon written notice by either party at least 30 days prior to the expiration of the additional term.

The Trust was established as part of the Bankruptcy Plan. The Trust emerged on the effective date of the Bankruptcy Plan and was formed for the purpose of holding, managing and administering the “Liquidating Trust

Assets” (as defined in the Bankruptcy Plan) on behalf of the Trust’s beneficiaries, and distributing the proceeds thereof to such beneficiaries. The Trust is managed by a trustee, William Kosturos, and a Trust Advisory Board. Michael Willingham, Chairman of the Board, board member, Audit Committee member and Nominating and Corporate Governance Committee member of WMIHC, is also a member of the Trust Advisory Board and the Litigation Subcommittee of the Trust. WMIHC paid the Trust approximately $605,000 for services provided under the Transition Services Agreement in 2014, of which $372,425 was paid for the services of Mr. Smith. Based on disclosures by the Trust in its Quarterly Summary Report for the period ended December 31, 2014 and filed under cover of Form 8-K with the SEC on February 2, 2015, the Trust holds an aggregate of $211,665 of our Runoff Notes, including interest accrued thereon. In addition, the “Disputed Claims Reserve” managed by the Trust holds $466,281 of our Runoff Notes, including interest accrued thereon.

The Transition Services Agreement also provides the Company with office space for its current employees and basic infrastructure and support services to allow the Company to operate. Before the latest amendment, described below, we paid a monthly overhead charge of $8,468 to the Trust under the Transition Services Agreement for office space, common area space and use of supplies and equipment.

The Trust’s sublease (the “Sublease”) for the office space located at 1201 Third Avenue, Suite 3000, Seattle, Washington 98101 was scheduled to terminate on its own terms on December 13, 2014, and the Trust accepted an offer to enter into a new leasing arrangement (the “New Lease”) for such office space. The New Lease went into effect on December 14, 2014. In connection with the foregoing, the parties amended the Transition Services Agreement on December 11, 2014 to, among other things, address WMIHC’s ongoing desire to share such office space. The Trust will remain the lessee under the New Lease, which will have an initial committed lease term running from December 14, 2014 through April 30, 2015 (the “Initial New Lease Term”) and otherwise continue on the same terms and conditions on a month-to-month basis thereafter. The Trust and Company will split lease expenses associated with the New Lease equally (i.e., on a 50/50 basis), with the Company’s annual share of the expenses associated with the New Lease expected to total approximately $188,763. Such allocation will be reduced ratably to the extent the New Lease is terminated early. Under the terms of this new arrangement, the Company will be liable for 50% of the expenses relating to the New Lease for the Initial New Lease Term; thereafter, the Company shall continue to be liable for 50% of such lease expenses until the earlier to occur of (x) the Company notifying the Trust, in accordance with the notice provisions set forth in the Transition Services Agreement, that the Company no longer requires office space from the Trust and (y) the New Lease is terminated in accordance with its terms. The parties also amended the Transition Services Agreement to reflect increased hourly billing rates for services provided by the Trust’s personnel to the Company. These rates had not been increased since the Emergence Date.

Potential participation by WMIHC in proceeds received with respect to Recovery Claims.

To the extent any electing creditor of the Debtors (as defined in the Bankruptcy Plan) received common stock of WMIHC pursuant to a Reorganized Common Stock Election (as defined in the Disclosure Statement filed in connection with the Bankruptcy Plan), such creditor’s share of the Runoff Notes to which the election was effective (i.e., one dollar ($1.00) of original principal amount of Runoff Notes for each share of common stock of WMIHC) was not issued. As a result, each creditor making such an election conveyed to WMIHC, and WMIHC retained an economic interest in, the Litigation Proceeds (as defined below, and such proceeds do not constitute part of the Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such creditor otherwise would have received. “Litigation Proceeds” is defined in the Bankruptcy Plan, in relevant part, as the recoveries, net of related legal fees and other expenses, of the Trust on account of causes of action against third parties and includes Recovery Claims (as defined in the Bankruptcy Plan).

WMIHC is aware that on or about October 14, 2014, the Trust filed a lawsuit in King County Superior Court in the State of Washington against 16 former directors and officers of WMI (the “D&O Litigation”). The Trust’s complaint alleges, among other things, that the defendants named therein breached their fiduciary duties to WMI and committed corporate waste and fraud by squandering WMI’s financial resources.

On December 1, 2014, the Trust filed its Motion of WMI Liquidating Trust for an Order, Pursuant to Sections 105(a) and 362 of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure, (A) Approving Settlement Agreement Between WMI Liquidating Trust, Certain Directors and Officers and Insurers and (B) Authorizing and Directing the Consummation Thereof (as amended, modified or supplemented prior to the date hereof, the “D&O Settlement Motion”). Among other things, the D&O Settlement Motion sought approval of a settlement among the Trust, certain former directors and officers of WMI and certain insurance carriers that underwrote director and officer liability insurance policies for the benefit of WMI and its affiliates (including such former directors and officers). At a hearing held on December 23, 2014, the Bankruptcy Court granted the Trust’s D&O Settlement Motion. On January 5, 2015, certain non-settling officers appealed the Bankruptcy Court’s order granting the D&O Settlement Motion and, as a result, the settlement has not yet been consummated. If the Bankruptcy Court’s order is affirmed on appeal, then such settlement will, among other things, result in a payment by such insurance carriers to the Trust of $37 million. It is expected that such payment will constitute Litigation Proceeds (as described above). In its Quarterly Summary Report for the period ended December 31, 2014, a copy of which was filed by the Trust under Form 8-K on February 2, 2015, the Trust estimated that the Company would be entitled to receive approximately $9 million out of the $37 million payment. The foregoing notwithstanding, this litigation is managed and controlled by the Trust and WMIHC is not involved in the D&O Litigation. Unless and until the Bankruptcy Court’s order approving the D&O Settlement Order is affirmed and such settlement is consummated, there can be no assurance that WMIHC will recover any amounts on account of the D&O Litigation.

The Trust’s Litigation Subcommittee disclosed in the Trust’s Form 10-K for the year ended December 31, 2013 that it investigated potential claims against various third parties, including breach of contract claims, breach of fiduciary duty claims, professional malpractice claims, and business tort, including antitrust claims. Based on this investigation, the Trust’s Litigation Subcommittee determined not to assert additional claims against such third parties, other than those which were currently pending and being litigated. As a result of the Trust’s public disclosures on these matters, at this time WMIHC believes it is unlikely that it will realize any value on account of Recovery Claims, other than as described above. As of December 31, 2014, WMIHC had not otherwise received any Litigation Proceeds in connection with the foregoing, and there can be no assurance that WMIHC will receive any value or distributions on account of Litigation Proceeds.

As a member of the Litigation Subcommittee of the Trust, Mr. Willingham participates in overseeing the prosecution of Recovery Claims by the Trust.

Relationship with CXO Consulting Group, LLC

CXOC, an entity owned by Mr. Jaeger, received over $240,000 for services from WMIHC during fiscal year 2014.

SHAREHOLDER PROPOSALS FOR 2016

In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the 2016 annual meeting of shareholders, shareholders must comply with Rule 14a-8 promulgated under the Exchange Act and the deadline for receiving such proposals by the Company is November 10, 2015. Proposals should be mailed to the Company, to the attention of the Secretary, at WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. A shareholder who intends to present a proposal at the Company’s annual meeting in 2016, other than pursuant to Rule 14a-8, must comply with the requirements as set forth in our Washington Bylaws, including Section 2.13, which requires shareholders to deliver notice of all proposals, nominations for director and other business to WMIHC’s principal executive offices no later than 90 calendar days (or December 10, 2015) and no earlier than 120 calendar days (or November 10, 2015) prior to the one-year anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders and such proposal must be a proper matter for shareholder action under Washington corporate law.

GENERAL INFORMATION

List of Shareholders of Record

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific Time, at the office of the Secretary, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

Electronic Voting

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

By Order of the Board of Directors,

Charles Edward Smith

President, Interim Chief Executive Officer,

Interim Chief Legal Officer and Secretary

Seattle, Washington

March 9, 2015

APPENDIX A

AGREEMENT AND PLAN OF MERGER

OF

WMI HOLDINGS CORP.

(a Washington corporation)

WITH AND INTO

WMIH CORP.

(a Delaware corporation)

RECITALS

WHEREAS, WMI Holdings Corp. (“WA WMI”) is a corporation duly organized and existing under the laws of the State of Washington;

WHEREAS, WMIH Corp. (“DE WMI”) is a corporation duly organized and existing under the laws of the State of Delaware, and a direct wholly owned subsidiary of WA WMI;

WHEREAS, pursuant to the terms of WA WMI’s Series B Convertible Preferred Stock, WA WMI will be required to repurchase any or all outstanding shares of Series B Convertible Preferred Stock upon a failure to have, not later than July 5, 2015, reincorporated from the State of Washington to the State of Delaware (such reincorporation, the “Reincorporation”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions stated herein, WA WMI be merged with and into DE WMI, and that DE WMI be the surviving corporation of such merger (the “Merger”);

WHEREAS, the Merger will effectuate the Reincorporation;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code;

WHEREAS, the Board of Directors of DE WMI has (i) determined that the Merger is advisable, fair to, and in the best interests of DE WMI and its sole stockholder, (ii) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the terms and conditions set forth in this Agreement, pursuant to Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) recommended that the sole stockholder of DE WMI approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, the Board of Directors of WA WMI has (i) determined that the Merger and the Reincorporation is advisable and in the best interest of WA WMI and its shareholders, (ii) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Reincorporation, and (iii) submitted to its shareholders this Agreement, and the principal terms of the Merger as requested herein, to the shareholders for their consideration and approval.

NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

Section 1

Merger

1.1 At the Effective Time (as defined below), WA WMI shall be merged with and into DE WMI, the separate existence of WA WMI shall cease, and DE WMI will be the surviving corporation of the Merger (the “Surviving Corporation”).

1.2 The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the Washington Business Corporation Act (the “WBCA”). Without limiting the generality of the foregoing, and subject to Section 259 of the DGCL, at the Effective Time, the separate existence of WA WMI will cease, and DE WMI will possess all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of WA WMI; and all the rights, privileges, immunities, powers and franchises of WA WMI, and all property, whether real, personal or mixed, all stock registered in the name of WA WMI, and all debts due to WA WMI on whatever account, and all subscriptions and all choses in action of or belonging to WA WMI, will be vested in DE WMI; and all such property, rights, privileges, immunities, powers and franchises will be thereafter as effectually the property of DE WMI as they were of WA WMI, and the title to any real estate vested by deed or otherwise in WA WMI will not revert or be in any way impaired by reason of the Merger but will be vested in DE WMI; and all rights of creditors and all liens upon any property of WA WMI will be preserved unimpaired, and all debts, liabilities and duties of WA WMI will be preserved unimpaired, and all debts, liabilities and duties of WA WMI will attach to DE WMI and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, and any claim existing or action or proceeding pending by or against WA WMI may be prosecuted against DE WMI. All acts, plans, policies, agreements, arrangements, approvals and authorizations of WA WMI and its agents which were valid and effective immediately prior to consummation of the Merger will be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of DE WMI and will be as effective and binding thereon, in each case as the same were with respect to WA WMI.

Section 2

Conversion of Shares

2.1 At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the holders of any shares of capital stock of such parties, or any other person or entity:

(a) Each share of Common Stock of DE WMI, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time, shall be cancelled and shall cease to exist, and no consideration shall be issued in respect thereof or in exchange therefor.

(b) Each share of Common Stock of WA WMI, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of Common Stock of the Surviving Corporation, par value $0.00001 per share.

(c) Each share of Series A Convertible Preferred Stock of WA WMI, $0.00001 par value per share, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of Series A Preferred Stock of the Surviving Corporation, par value $0.00001 per share.

(d) Each share of Series B Convertible Preferred Stock of WA WMI, $0.00001 par value per share, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of Series B Preferred Stock of the Surviving Corporation, par value $0.00001 per share.

Section 3

Exchange of Stock Certificates

3.1 At the Effective Time, any stock certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of capital stock of WA WMI shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent only the number of shares of capital stock of the Surviving Corporation into which such shares of capital stock of WA WMI have been converted in the Merger without any further action on the part of such holder or the Surviving Corporation.

3.2 If, after the Effective Time, a valid certificate previously representing any shares of capital stock of WA WMI is delivered to the Surviving Corporation at its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Surviving Corporation having custody of books and records of the Surviving Corporation, such certificate shall be canceled and the Surviving Corporation shall deliver to the holder of such certificate, in exchange for such valid certificate, a certificate representing the applicable shares of capital stock of the Surviving Corporation.

3.3 Notwithstanding the foregoing, if any certificate that prior to the Effective Time represented shares of capital stock of WA WMI shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to the Surviving Corporation, in form and substance reasonably satisfactory to the Surviving Corporation, against any claim that may be made against it with respect to such certificate, the Surviving Corporation shall deliver to such person or entity, in exchange for such lost, stolen or destroyed certificate, a certificate representing the applicable shares of capital stock of the Surviving Corporation.

Section 4

Employee Benefit Plans

4.1 At the Effective Time, the Surviving Corporation shall assume the obligations of WA WMI under, and continue, WA WMI’s 2012 Long-Term Incentive Plan and all other employee benefit plans of WA WMI. Each outstanding and unexercised option, warrant or other right to purchase WA WMI Common Stock or WA WMI Series A or Series B Convertible Preferred Stock (a “Right”) shall become an option, warrant or right to purchase the Surviving Corporation’s Common Stock or Series A or Series B Convertible Preferred Stock, respectively, on the basis of one share of the Surviving Corporation’s Common Stock or Series A or Series B Convertible Preferred Stock, as the case may be, for each one share of WA WMI Common Stock or Series A or Series B Convertible Preferred Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such WA WMI Right at the Effective Time.

4.2 A number of shares of the Surviving Corporation’s Common Stock and Series A and Series B Convertible Preferred Stock shall be reserved for issuance upon the exercise of options, warrants and stock purchase rights equal to the number of shares of WA WMI Common Stock and WA WMI Series A and Series B Convertible Preferred Stock so reserved immediately before the Effective Time.

Section 5

Effective Time

5.1 If the adoption of this Agreement is duly approved by the sole stockholder of DE WMI, and the principal terms of the Merger and the Reincorporation are duly approved by the shareholders of WA WMI, and this Agreement is not terminated in accordance with Section 8 hereof, DE WMI shall execute and file a Certificate of Merger, substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL and, immediately thereafter, a certified copy of the Certificate of Merger with the Secretary of State of the State of Washington.

5.2 The Merger shall become effective at the time of the filing of said Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in such Certificate of Merger (the “Effective Time”).

Section 6

Certificate of Incorporation and By-Laws

6.1 At the Effective Time, the Certificate of Incorporation of DE WMI shall be amended and restated in the Merger to read in its entirety as set forth in Exhibit B, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with its terms and the DGCL.

6.2 At the Effective Time, the bylaws of DE WMI shall be amended and restated in the Merger to read in their entirety as set forth in Exhibit C, and as so amended and restated, shall be the bylaws of the Surviving Corporation until further amended in accordance with their terms and the DGCL.

Section 7

Directors and Officers

7.1 The directors and officers of WA WMI immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation immediately following the Effective Time until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 8

Amendment and Termination

8.1 At any time prior to the Effective Time, whether before or after approval of the adoption of this Agreement by the sole stockholder of DE WMI and/or the approval of the principal terms of the Merger and the Reincorporation by the shareholders of WA WMI, this Agreement may be amended, to the fullest extent permitted by applicable law, by an agreement in writing duly approved by the Board of Directors of each of DE WMI and WA WMI; provided, however, that after the adoption of this Agreement by the sole stockholder of DE WMI and/or the approval of the principal terms of the Merger and the Reincorporation by the shareholders of WA WMI, no amendment shall be made to this Agreement that by law requires further approval or authorization by the sole stockholder of DE WMI and/or the approval of the principal terms of the Merger and the Reincorporation by the shareholders of WA WMI, without such further approval or authorization.

8.2 At any time prior to the Effective Time, whether before or after approval of the adoption of this Agreement by the sole stockholder of DE WMI and/or the approval of the principal terms of the Merger and the Reincorporation by the shareholders of WA WMI, this Agreement and Plan of Merger may be terminated and abandoned by either the Board of Directors of DE WMI or the Board of Directors of WA WMI.

Section 9

Miscellaneous

9.1 Covenants of DE WMI. DE WMI covenants and agrees that it will, before or following the Effective Time:

(a) File a certified copy of the Certificate of Merger with the Secretary of State of the State of Washington; and

(b) Take such other actions as may be required by the WBCA.

9.2 Further Assurances. From time to time, as and when required by DE WMI or by its successors and assigns, there will be executed and delivered on behalf of WA WMI such deeds and other instruments, and there will be taken or caused to be taken by DE WMI and WA WMI such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise in DE WMI the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of WA WMI, and otherwise to carry out the purposes of this Agreement, and the officers and directors of DE WMI will be fully authorized in the name and on behalf of WA WMI or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9.3 Governing Law. Except to the extent that the laws of the State of Washington mandatorily apply with respect to the internal affairs of WA WMI, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

9.4 Entire Agreement. This Agreement constitutes the complete and entire agreement among the parties and constitutes the complete, final, and exclusive embodiment of their agreement with respect to the subject matter hereof.

9.5 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.6 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

9.7 Counterparts. This Agreement may be executed in counterparts with the same effect as if all parties have signed the same document and each such executed counterpart shall be deemed to be an original instrument. All executed counterparts together shall constitute one and the same instrument.

9.8 Facsimile or Electric Signatures. This Agreement may be executed and delivered by facsimile or other electronic transmission and upon such delivery the facsimile signature or other electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, each of DE WMI and WA WMI has caused this Agreement to be executed by a duly authorized officer, as of the      day of             , 2015.

WMIH CORP. (a Delaware corporation)

By:
Name:
Title:

WMI HOLDINGS CORP. (a Washington corporation)

By:
Name:
Title:

[Signature page to Agreement and Plan of Merger]

APPENDIX B

WMIH CORP.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

WMIH Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The name of the Corporation is WMIH Corp.

2. The Corporation filed its original Certificate of Incorporation (the “Original Certificate”) with the Secretary of State of the State of Delaware on [                    ], 2015.

3. The Board of Directors of the Corporation and the stockholders of the Corporation have deemed it advisable to amend and restate the Original Certificate as permitted by Sections 242 and 245 of the DGCL to read in its entirety as set forth below.

ARTICLE I NAME

The name of the Corporation is WMIH Corp.

ARTICLE II REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV CAPITALIZATION

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Three Billion Five Hundred and Ten Million (3,510,000,000) shares, of which:

Three Billion Five Hundred Million (3,500,000,000) shares, par value $0.00001 per share, shall be shares of common stock (the “Common Stock”); and

Ten Million (10,000,000) shares, par value $0.00001 per share, shall be shares of preferred stock (the “Preferred Stock”).

1. Common Stock. Except as (i) otherwise required by law or (ii) expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(a) Dividends. Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(b) Voting Rights. At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, without limitation, to vote on any certificate of designation (or any amendment thereto) relating to any series of Preferred Stock) that solely amends, modifies or alters the terms of one or more outstanding series of Preferred Stock if, pursuant to the terms of such outstanding series or the DGCL, the holders of such Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to the exclusion of the holders of the Common Stock, to vote thereon pursuant to this Certificate of Incorporation (including, without limitations, any certificate of designation relating to any series of Preferred Stock).

(c) Preemptive Rights. Stockholders of the Corporation shall have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Certificate of Incorporation, as determined from time to time by resolution of the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority by resolution to fix and determine, subject to these provisions, the designation of each series, the number of shares of each series, and the powers (including voting powers), preferences, and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, and to amend the designation, powers, preferences and rights of the shares of any series of Preferred Stock that is wholly unissued. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, by resolution to increase or decrease the number of shares of that series, but any decrease shall not be below the number of shares of such series then outstanding. The authority of the Board of Directors under this Section 2 of this Article IV may be delegated to a committee of the Board of Directors of the Corporation to the extent permitted under Section 141(c)(2) of the DGCL.

ARTICLE V SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There is hereby designated a series of Convertible Preferred Stock (the “Series A Preferred Stock”), consisting of One Million (1,000,000) shares and having a par value of $0.00001 per share.

2. Definitions. As used in this Article V with respect to the Series A Preferred Stock:

(a) An “Affiliate” of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

(b) “Board” means the board of directors of the Corporation.

(c) “business day” shall mean any day other than a Saturday, Sunday or day on which banking institutions are authorized or required by law to be closed in the State of Washington or the State of New York.

(d) “Common Stock Outstanding” shall have the meaning set forth in Section 7(f) of this Article V.

(e) “Conversion Price” shall have the meaning set forth in Section 7(a)(A) of this Article V.

(f) “Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Shares in accordance with the terms of Section 7 of this Article V.

(g) “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, including any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(h) “Date of Issuance” means, for any Share, the date on which the Corporation initially issues such Share (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share).

(i) “KKR” means KKR Fund Holdings L.P., a Cayman Islands limited partnership.

(j) “Liquidation” shall have the meaning set forth in Section 4(a) of this Article V.

(k) “Liquidation Value” means, with respect to any Share on any given date, $0.00001 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock), plus all declared but unpaid dividends on all such Shares.

(l) “Majority Interest” shall have the meaning set forth in Section 5(b) of this Article V.

(m) “Per Share Price” means $11.072192.

(n) “Permitted Transferees” means any Affiliate of KKR.

(o) “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

(p) “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

(q) “Series A Preferred Stock” shall have the meaning set forth in Section 1 of this Article V.

(r) “Share” means a share of Series A Preferred Stock.

(s) “Transfer Taxes” shall have the meaning set forth in Section 8 of this Article V.

3. Dividends. If the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation of shares of Common Stock for cash, securities or property, the Corporation shall simultaneously declare and pay a dividend on the Shares on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 7 of this Article V as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined). Without the written consent of a Majority Interest, the Corporation shall not declare or pay any dividends on shares of Common Stock unless the holders of the Shares then outstanding shall simultaneously receive participating dividends on a pro rata basis as described in the immediately preceding sentence.

4. Liquidation.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder or (ii) the amount the holders of Shares then outstanding would be entitled to if they participated with the holders of shares of Common Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Common Stock on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

(b) Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares the full amount of the aggregate Liquidation Value of all Shares held by such holders that such holders are entitled to under Section 4(a)(i) of this Article V, then (i) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full amount of the Liquidation Value which would otherwise be payable in respect of the Shares in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, (ii) the holders of the Shares shall share in any distribution of the remaining assets and funds of the Corporation made to the holders of any securities pari passu to the Shares on a pro rata basis and (iii) the Corporation shall not make or agree to make any payments to the holders of Common Stock or any securities junior to the Shares.

(c) Merger, etc. For purposes of this Section 4 of this Article V, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Voting.

(a) Voting Generally. Each holder of outstanding Shares shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise) including, without limitation, with respect to any merger, consolidation or sale of control of the Corporation or a sale of all or substantially all of the assets of the Corporation. In any such vote, each Share shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Share is convertible pursuant to Section 7 of this Article V herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(b) Special Voting Rights. Without the prior written consent of holders of not less than a majority of the then total outstanding Shares (a “Majority Interest”), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not amend, alter, modify or repeal the rights, preferences and limitations of the Series A Preferred Stock (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect), provided that, for the avoidance of doubt, the prior written consent of a Majority Interest shall not be required with respect to any merger, consolidation or sale of control of the Corporation or a sale of all or substantially all of the assets of the Corporation. Notwithstanding the foregoing, without the prior written consent of a Majority Interest, in the event of a merger for the primary purpose of reincorporating the Corporation in another state or territory the Shares shall remain outstanding subject to the terms and conditions hereof.

6. No Redemption. The Shares shall not be redeemable.

7. Conversion.

(a) Holder Conversion

(A) Right to Convert. Subject to the provisions of this Section 7 of this Article V, at any time and from time to time on or after the Date of Issuance, any holder of Series A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares held by such holder into an aggregate number of shares of Common Stock as is determined by (i) dividing (x) the Per Share Price plus declared but unpaid dividends on a Share by (y) the Conversion Price in effect immediately prior to such conversion, and then (ii) multiplying the result by the number of Shares (including any fraction of a Share) to be converted. The initial conversion price per Share (the “Conversion Price”) shall be $1.10, subject to adjustment as applicable in accordance with Section 7(f) of this Article V below.

(B) Procedures for Holder Conversion. In order to effectuate a conversion of Shares pursuant to Section 7(a)(A) of this Article V, a holder shall (a) submit a written election (which election can be contingent if the contingency is a merger, consolidation or sale of control of the Corporation) to the Corporation that such holder elects to convert Shares, the number of Shares elected to be converted and (b) surrender, along with such written election, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) (which certificates and stock powers shall be held in custody for such holder if the conversion is contingent on a merger, consolidation or sale of control of the Corporation) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such Series A Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder (a) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 7(a)(A) of this Article V and, if applicable (b) a certificate in such holder’s (or the name of such holder’s designee as stated in the written election) for the number of Shares (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges, encumbrances and preemptive rights with respect to the issuance thereof. If at the time of conversion the Common Stock is listed, the Corporation will procure, at its sole expense, the listing of the shares of Common Stock, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded.

(b) Mandatory Conversion. Subject to the provisions of this Section 7 of this Article V, if, at any time on or after the Date of Issuance, KKR or any Permitted Transferees shall have transferred any shares of Series A Preferred Stock, other than transfers to a Permitted Transferee, such transferred shares will be automatically converted into an aggregate number of shares of Common Stock as determined pursuant to Section 7(a)(A) of this Article V above. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges, encumbrances and preemptive rights with respect to the issuance thereof.

(c) Effect of Conversion. All Shares converted as provided in this Section 7 of this Article V shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time.

(d) Reservation of Stock. The Corporation shall at all times when any Shares are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Shares pursuant to this Section 7 of this Article V, taking into account any adjustment to such number of shares so issuable in accordance with Section 7(f) of this Article V hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares, other than pursuant to any restrictions on the transfer of securities as set forth in this Certificate of Incorporation.

(e) No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares pursuant to Sections 7(a) and 7(b) of this Article V shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

(f) Adjustment to Conversion Price and Conversion Shares Upon Subdivision or Combination of Common Stock. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7(f) of this Article V. The term “Common Stock Outstanding” at any time shall mean the number of shares of Common Stock outstanding on a fully-diluted basis (including the shares of Common Stock issuable in respect of all outstanding options, warrants and securities convertible into or exercisable or exchangeable for shares of Common Stock).

(A) If the Corporation, at any time or from time to time after the Date of Issuance while any of the Shares are outstanding, effects a share split, reverse share split, share combination or subdivision (by a recapitalization or otherwise) in respect of the Common Stock, then the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 X	OS0
OS1

where

CP0	=	the Conversion Price in effect on the business day immediately preceding the effective date of such share split, reverse share split, share combination or subdivision, as applicable;

CP1	=	the Conversion Price in effect on the effective date of such share split, reverse share split, share combination or subdivision, as applicable;

OS0	=	the number of shares of Common Stock Outstanding at the close of business on the business day immediately preceding the effective date of such share split, reverse share split, share combination or subdivision, as applicable; and

OS1	=	the number of shares of Common Stock that would be Outstanding immediately after, and solely as a result of, such share split, reverse share split, share combination or subdivision, as applicable.

(B) Whenever the Conversion Price shall be adjusted as provided in this Section 7(f) of this Article V, the Corporation shall forthwith file, at each office of the Corporation designated for the conversion of Series A Preferred Stock, a statement, signed by an authorized officer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Shares at the address appearing in the Corporation’s records.

8. Transfer Taxes. The issue of (a) the Series A Preferred Stock and (b) shares of Common Stock upon conversion of the Series A Preferred Stock shall each be made without charge to any holder of shares of Series A Preferred Stock for any transfer, documentary, stamp, sales, use, registration, issue or similar tax (“Transfer Taxes”) or other incidental expense in respect of the issuance of such certificates, all of which Transfer Taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of

Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

9. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand on a business day; (b) when received by the addressee if sent by a nationally recognized overnight courier; (c) on the business day sent by facsimile or e-mail of a PDF document if sent prior to 5:00 PM (New York time), and on the next business day if sent after; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 9 of this Article V).

10. Amendment and Waiver. No provision of this Article V may be amended, modified or waived except by an instrument in writing executed by the Corporation and a Majority Interest, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Shares.

ARTICLE VI 3.00% SERIES B CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “3.00% Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 600,000.

2. Definitions. As used in this Article VI with respect to Series B Preferred Stock:

(a) “Acquisition” means any acquisition by the Corporation or any of the Corporation’s direct or indirect wholly-owned subsidiaries, in a single transaction or a series of transactions, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all the equity interests in, or a business line, unit or division of, any Person.

(b) “Authorized Officers” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Corporation.

(c) “Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close or be closed.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Change of Control Event” shall have the meaning set forth in Section 7(b) of this Article VI.

(g) “Change of Control Event Corporation Notice” shall have the meaning set forth in Section 7(c) of this Article VI.

(h) “Change of Control Event Repurchase Date” shall have the meaning set forth in Section 7(a) of this Article VI.

(i) “Change of Control Event Repurchase Offer” shall have the meaning set forth in Section 7(a) of this Article VI.

(j) “Change of Control Event Repurchase Price” shall have the meaning set forth in Section 7(a) of this Article VI.

(k) “Conversion Agent” means the Transfer Agent.

(l) “DTC” means The Depository Trust Company.

(m) “Escrow Agent” means Citibank, N.A., a national banking association organized and existing under the laws of the United States of America and acting through its Agency and Trust Division and solely in its capacity as escrow agent under the Escrow Agreement.

(n) “Escrow Agreement” means the Escrow Agreement, dated as of January 5, 2015, by and among the Predecessor Corporation and the Escrow Agent.

(o) “Event of Nonpayment” shall have the meaning set forth in Section 15(b) of this Article VI.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) “Exchange Property” shall have the meaning set forth in Section 11(e) of this Article VI.

(r) “Expiration Date” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(s) “Expiration Time” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(t) “Fixed Conversion Price” shall have the meaning set forth in Section 11(a) of this Article VI.

(u) “Floor Price” shall have the meaning set forth in Section 5(a)(B) of this Article VI.

(v) “Holder” means the Person in whose name shares of the Series B Preferred Stock are registered.

(w) “Initial Conversion Price” shall have the meaning set forth in Section 5(a)(A) of this Article VI.

(x) “Issue Date” means January 5, 2015, which is the original issue date of the Series B Preferred Stock.

(y) “Junior Stock” means the Common Stock and, if issued, the junior participating preferred stock of the Corporation and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation.

(z) “Liquidation Preference” shall have the meaning set forth in Section 12(a) of this Article VI.

(aa) “Mandatory Conversion” means a conversion of the Series B Preferred Stock to Common Stock pursuant to Section 5 of this Article VI.

(bb) “Mandatory Conversion Date” shall have the meaning set forth in Section 5(a) of this Article VI.

(cc) “Mandatory Redemption Date” shall have the meaning set forth in Section 6(a) of this Article VI.

(dd) “Mandatory Redemption Price” shall have the meaning set forth in Section 6(a) of this Article VI.

(ee) “Market Disruption Event” means a failure by the Relevant Stock Exchange to open for trading during its regular trading session or the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in Common Stock or in any options contracts or futures contracts relating to Common Stock.

(ff) “Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

(gg) “Offering” means the offering of the Series B Preferred Stock which closed on the Issue Date.

(hh) “Officer’s Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by an Authorized Officer.

(ii) “Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation now existing (including the Series A Preferred Stock) or established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

(jj) “Participating Dividends” shall have the meaning set forth in Section 4(a) of this Article VI.

(kk) “Paying Agent” means the Transfer Agent.

(ll) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(mm) “Predecessor Corporation” means WMI Holdings Corp., a Washington corporation, the predecessor in interest of the Corporation and the initial issuer of the Series B Preferred Stock.

(nn) “Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 15(b) of this Article VI.

(oo) “Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series B Preferred Stock.

(pp) “Purchased Shares” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(qq) “Qualified Acquisition” means an Acquisition that, taken together with prior Acquisitions (if any), collectively utilize aggregate net proceeds of the Offering in the amount of $450.0 million.

(rr) “Record Holders” means, as to any day, the Holders of record of the Series B Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.

(ss) “Registrar” means the Transfer Agent.

(tt) “Regular Dividends” shall have the meaning set forth in Section 3(a) of Article VI.

(uu) “Regular Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2015.

(vv) “Regular Dividend Period” means the period commencing on, and including, a Regular Dividend Payment Date (or if no Regular Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Regular Dividend Payment Date.

(ww) “Regular Record Date” means with respect to payment of Regular Dividends on the Series B Preferred Stock, the 1st calendar day of the month in which the relevant Regular Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Regular Dividend Payment Date, but only to the extent a Regular Dividend has been declared to be payable on such Regular Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.

(xx) “Relevant Stock Exchange” means the principal U.S. national or regional securities exchange on which Common Stock is then listed.

(yy) “Reorganization Event” shall have the meaning set forth in Section 11(e) of this Article VI.

(zz) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aaa) “Senior Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Corporation.

(bbb) “Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Corporation, par value $0.00001 per share.

(ccc) “Series B Preferred Stock” shall have the meaning set forth in Section 1 of this Article VI and, where the context so requires, at times prior to the incorporation of the Corporation, includes the Series B Preferred Stock issued by the Predecessor Corporation.

(ddd) “Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

(eee) “Substantial Holder” shall have the meaning set forth in Article VIII.

(fff) “Total Liquidation Preference” shall have the meaning set forth in Section 12(a) of this Article VI.

(ggg) “Trading Day” means a day on which there is no Market Disruption Event and trading in Common Stock generally occurs on the Relevant Stock Exchange or, if Common Stock is not then listed on any Relevant Stock Exchange, on the principal other market on which Common Stock is then listed or admitted for trading. If Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

(hhh) “Transfer Agent” means, initially, Computershare Trust Company, N.A. unless a successor transfer agent is appointed pursuant to Section 20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

(iii) “Volume Weighted Average Price” or “VWAP” per share of Common Stock means, on any Trading Day, the price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page WMIH US <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.

3. Regular Dividends.

(a) Holders of shares of outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation lawfully available for payment, cumulative regular dividends at an annual rate of 3.00% of the Liquidation Preference per share of Series B Preferred Stock, payable quarterly on each Regular Dividend Payment Date, in cash (subject to Section 5(c) of this Article VI below) (the “Regular Dividends”). Regular Dividends shall accumulate from the most recent date as to which Regular Dividends shall have been paid (including payment of Regular Dividends by the Predecessor Corporation) or, if no Regular Dividends have been paid, from the Issue Date, whether or not in any Regular Dividend Period or Regular Dividend Periods, as the case may be, there have been funds of the Corporation lawfully available for the payment of such Regular Dividends. Regular Dividends shall be payable on a Regular Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Regular Dividend Payment Date, but only to the extent a Regular Dividend has been declared by the Board of Directors to be payable on such Regular Dividend Payment Date, except that Regular Dividends payable on each Mandatory Conversion Date will be payable to the Holders to the extent the Corporation is lawfully permitted to pay such Regular Dividends at such time. If any Regular Dividend Payment Date is not a Business Day, the Regular Dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Regular Dividends payable on shares of Series B Preferred Stock for each full Regular Dividend Period shall be computed by dividing the annual dividend rate by four. Regular Dividends payable on shares of Series B Preferred Stock for any period other than a full Regular Dividend Period shall be based on the number of days elapsed during such Regular Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid Regular Dividends will continue to cumulate at the rate of 3.00% per annum. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

(b) No Regular Dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any Regular Dividend Period unless all Regular Dividends for all preceding Regular Dividend Periods shall have been declared and paid (including payment of Regular Dividends by the Predecessor Corporation), or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series B Preferred Stock.

(c) So long as any share of Series B Preferred Stock remains outstanding:

(A) no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, except dividends payable solely in shares of Common Stock;

(B) no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in this Section 3(c) of this Article VI; and

(C) no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,

unless all accrued and unpaid Regular Dividends for all past Regular Dividend Periods, including the latest completed Regular Dividend Period, on all outstanding shares of Series B Preferred Stock have been or are contemporaneously declared and paid in full.

The foregoing limitations shall not apply to:

(A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with any employment contract, any employee benefit plan or other similar arrangements with or for the benefit of any one or more employees, officers or directors in the ordinary course of business;

(B) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; and

(C) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When Regular Dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Regular Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Regular Dividend Payment Dates, on a dividend payment date falling within a Regular Dividend Period related to such Regular Dividend Payment Date) in full upon the Series B Preferred Stock and any shares of Parity Stock, all Regular Dividends declared on Series B Preferred Stock and all such Parity Stock and payable on such Regular Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Regular Dividend Payment Dates, on a dividend payment date falling within the Regular Dividend Period related to such Regular Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends so declared shall bear the same ratio as all accrued and unpaid dividends on the shares of Series B Preferred Stock and all Parity Stock payable on such Regular Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Regular Dividend Payment Dates, on a dividend payment date falling within the Regular Dividend Period related to such Regular Dividend Payment Date) (subject to their having been declared by the Board of Directors out of funds of the Corporation lawfully available and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. For the purposes of this calculation, with respect to non-cumulative Parity Stock, the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock shall be used. If the Board of Directors determines not to pay any Regular Dividend in full on a Regular Dividend Payment Date, the Corporation will provide written notice to the Holders prior to such Regular Dividend Payment Date.

4. Participating Dividends.

(a) Without the written consent of Holders of a majority in aggregate Liquidation Preference of the Series B Preferred Stock, the Corporation shall not declare or pay any dividends, distributions or other issuances to all or substantially all holders of the shares of Common Stock (whether payable in cash, securities or other property or assets), unless the Holders of the shares of Series B Preferred Stock then outstanding shall simultaneously receive participating dividends, distributions or other issuances, as applicable (collectively, “Participating Dividends”), that such Holders would have been entitled to if the shares of Series B Preferred Stock had been converted into shares of Common Stock using the then-applicable Initial Conversion Price immediately preceding the record date for determining the stockholders eligible to receive such Common Stock dividends.

(b) Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock. The record date for Participating Dividends shall be the same as the record date for the payments of dividends, distributions or other issuances to the Holders of shares of Common Stock. Participating Dividends not paid or made to holders of shares of Series B Preferred Stock shall be considered accrued and unpaid dividends of the Series B Preferred Stock.

5. Mandatory Conversion on the Mandatory Conversion Date.

(a) On each closing date of any Acquisition, the number of outstanding shares of Series B Preferred Stock having an aggregate Liquidation Preference equal to the net proceeds of the Offering utilized in such Acquisition, on a pro rata basis, shall automatically convert into a number of shares of Common Stock equal to the Liquidation Preference divided by a conversion price equal to the lesser of:

(A) $2.25 per share of Common Stock (the “Initial Conversion Price”); and

(B) the arithmetic average of daily Volume Weighted Average Prices of the Common Stock during the 20 Trading Day period ending on the Trading Day immediately preceding the public announcement by the Corporation of its entry into a definitive agreement for such Acquisition, subject to a floor of $1.75 per share of Common Stock (the “Floor Price”).

In addition, on the closing date of a Qualified Acquisition, each outstanding share of Series B Preferred Stock shall automatically convert into a number of shares of Common Stock equal to the Liquidation Preference divided by the applicable conversion price set forth in subclauses (A) and (B) immediately above. Each closing date of an Acquisition (including a Qualified Acquisition) shall be a “Mandatory Conversion Date.” The Corporation shall issue a press release relating to each Acquisition (including a Qualified Acquisition) as soon as practicable, but in any event no later than the closing date of such Acquisition.

(b) Each of the Initial Conversion Price and the Floor Price shall be subject to adjustment, if applicable, in accordance with the provisions of Section 11 of this Article VI.

(c) In addition to the shares of Common Stock issuable upon Mandatory Conversion, Holders of the Series B Preferred Stock shall have the right to receive on each Mandatory Conversion Date in cash an amount equal to any accrued and unpaid dividends on the shares of the Series B Preferred Stock to be converted on such Mandatory Conversion Date as of such Mandatory Conversion Date, whether or not declared (other than previously declared dividends payable to Holders of record as of a prior date), to the extent the Corporation is lawfully permitted to pay such dividends at such time. To the extent that such dividends cannot be lawfully paid at such time, the amount of such dividends that cannot be so paid shall be added to the Liquidation Preference in the calculation of the number of shares of Common Stock to be received in the Mandatory Conversion (provided, that no fractional shares of Common Stock shall be issued and there shall be no payment with regard to fractional shares); provided, however, that in the event the receipt of additional shares of Common Stock in lieu of such dividends would cause such Holder to become a Substantial Holder, then pursuant to Article VIII, the number of additional shares of Common Stock shall be reduced to the extent necessary such that upon receipt of such shares such Holder would not become a Substantial Holder (resulting in such Holder receiving less than the full value of the dividends it was otherwise entitled to receive).

6. Mandatory Redemption.

(a) Except as described in Section 6(b) of this Article VI, the Corporation shall be required to redeem all outstanding shares of the Series B Preferred Stock (including unconverted shares of the Series B Preferred Stock remaining after any Mandatory Conversion), if any, unless such shares of the Series B Preferred Stock have been previously repurchased at the option of the Holder pursuant to a Change of Control Event or mandatorily converted, on the third anniversary of the Issue Date (the “Mandatory Redemption Date”), out of

funds lawfully available for payment, at a price equal to $1,000 per share of the Series B Preferred Stock, plus an amount equal to accrued and unpaid dividends, if any, whether or not declared (the “Mandatory Redemption Price”).

(b) If, prior to the Mandatory Redemption Date, the Corporation has publicly announced that it has entered into a definitive agreement for an Acquisition, the Mandatory Redemption Date shall be extended to the earlier to occur of:

(A) July 5, 2018; and

(B) the day immediately following (x) the date such definitive agreement is terminated or (y) the date such Acquisition is closed.

(c) The Corporation shall submit a certificate to the Escrow Agent (within the time period required by the Escrow Agreement (unless waived by the Escrow Agent)) to request disbursement of funds sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date. If the Paying Agent holds immediately available funds sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date, each share of the Series B Preferred Stock shall cease to be outstanding and dividends shall cease to accrue on the Mandatory Redemption Date, whether or not such Series B Preferred Stock is delivered to the Paying Agent, and all other rights of the Holders shall terminate (other than the right to receive the Mandatory Redemption Price).

7. Repurchase at the Option of the Holder upon a Change of Control Event.

(a) If a Change of Control Event occurs at any time when shares of Series B Preferred Stock are outstanding, each Holder of Series B Preferred Stock shall have the right, at such Holder’s option, to require the Corporation to repurchase (a “Change of Control Event Repurchase Offer”) for cash, out of funds lawfully available for payment, all of such Holder’s outstanding Series B Preferred Stock, or any portion thereof that is equal to $1,000 or an integral multiple thereof, on the date specified by the Corporation in the Change of Control Event Corporation Notice that is not less than 20 calendar days or more than 35 calendar days following the date of the Change of Control Event Corporation Notice (the “Change of Control Event Repurchase Date”) at the “Change of Control Event Repurchase Price,” which shall equal $1,750 per share of Series B Preferred Stock, plus accrued and unpaid dividends, if any, whether or not declared.

(b) A “Change of Control Event” shall occur if, prior to the consummation of a Qualified Acquisition, any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total voting power of all classes of capital stock of the Corporation then outstanding and normally entitled to vote in the election of directors.

(c) No later than 20 calendar days following any Change of Control Event, the Corporation shall send notice of such Change of Control Event (the “Change of Control Event Corporation Notice”) by first class mail, with a copy to the Transfer Agent, to each Holder of the Series B Preferred Stock to the address of such Holder appearing in the security register with a copy to the Transfer Agent (or otherwise in accordance with the procedures of DTC), with the following information:

(A) that a Change of Control Event has occurred and a Change of Control Event Repurchase Offer is being made and that all shares of Series B Preferred Stock properly tendered pursuant to such offer will be accepted for payment by the Corporation;

(B) the Change of Control Event Redemption Price and the Change of Control Event Repurchase Date;

(C) that any shares of Series B Preferred Stock not properly tendered will remain outstanding and continue to accrue dividends and will retain their conversion rights;

(D) that, unless the Corporation defaults in the payment of the Change of Control Event Repurchase Price, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Event Repurchase Offer will cease to accrue dividends and their conversion rights will terminate on the Change of Control Event Repurchase Date;

(E) that Holders electing to have any shares of Series B Preferred Stock repurchased pursuant to a Change of Control Event Repurchase Offer will be required to surrender such shares, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such shares completed, to the Transfer Agent specified in the Change of Control Event Company Notice at the address specified in the Change of Control Event Corporation Notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Event Repurchase Date;

(F) that Holders will be entitled to withdraw all or a portion of their shares tendered for repurchase; provided that the Transfer Agent receives, not later than 5:00 p.m., New York City time, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the shares, the number of shares tendered for repurchase, and a statement that such Holder is withdrawing its tendered shares; and

(G) that if the fewer than all of a Holder’s shares are repurchased, the Corporation will issue to the Holder new shares having aggregate Liquidation Preference equal to the unrepurchased portion of such Holder’s shares; the aggregate Liquidation Preference of such shares must be equal to $1,000 or an integral multiple of $1,000 in excess thereof.

The Corporation shall (within the time period required by the Escrow Agreement (unless waived by the Escrow Agent)) submit a certificate to the Escrow Agent to request disbursement of funds sufficient to pay the Change of Control Event Repurchase Price on the Change of Control Event Repurchase Date.

If the shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, a Holder must tender its shares of Series B Preferred Stock for repurchase in accordance with the applicable procedures of DTC or such similar facility.

Simultaneously with providing such notice, the Corporation shall publish the information on its website or through a press release or such other public medium as the Corporation may use at that time.

(d) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock pursuant to a Change of Control Event Repurchase Offer. On the Change of Control Event Repurchase Date, the Corporation shall, to the extent permitted by law:

(A) accept for payment all shares properly tendered pursuant to the Change of Control Event Repurchase Offer;

(B) deposit with the Paying Agent an amount equal to the aggregate Change of Control Event Repurchase Price in respect of all shares so tendered; and

(C) deliver, or cause to be delivered, to the Transfer Agent for cancellation the shares so accepted.

8. Conversion Procedures.

(a) On the applicable Mandatory Conversion Date, dividends on any shares of Series B Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such converted shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series B Preferred Stock to receive shares of Common Stock (or units of Exchange Property, if applicable) into which such shares of Series B Preferred Stock were issuable upon such conversion and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 5(c) of this Article VI.

(b) The Person or Persons entitled to receive the Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock shall be treated as the Record Holder or Record Holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date. Prior to 5:00 p.m., New York City time, on such applicable Mandatory Conversion Date, shares of Common Stock issuable upon Mandatory Conversion of any shares of Series B Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders of shares of Series B Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Series B Preferred Stock.

(c) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon Mandatory Conversion of such Holder’s shares of Series B Preferred Stock should be registered, on the applicable Mandatory Conversion Date, the Corporation shall be entitled to register such shares of Common Stock in the name of the Holder of such shares of Series B Preferred Stock as shown on the records of the Corporation. In the event that shares of the Series B Preferred Stock are then held in certificated form, in the event that a Holder shall not by written notice to the Corporation elect to receive shares of Common Stock to be issued upon Mandatory Conversion in certificated form, the name in which such shares of Common Stock should be registered and the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares in book-entry form, in the name of the Holder of such shares of Series B Preferred Stock as shown on the records of the Corporation.

(d) As provided in Section 22 of this Article VI, if specified by the Holder that shares of Common Stock shall be issued to a Person other than the Holder of the shares of Series B Preferred Stock being mandatorily converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock.

9. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the Mandatory Conversion of the Series B Preferred Stock as herein provided, that number of shares of Common Stock to be issued upon the Mandatory Conversion of all shares of Series B Preferred Stock then outstanding, calculated using the then-applicable Floor Price.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon Mandatory Conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, claims, charges, security interests or encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock issued and delivered upon Mandatory Conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(d) The Corporation shall use its reasonable efforts to take all such actions as may be necessary to assure that all shares of Common Stock to be issued upon Mandatory Conversion of the Series B Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

10. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued to Holders upon Mandatory Conversion (including in the case of a conversion of less than all the outstanding shares of the Series B Preferred Stock).

(b) In lieu of any fractional share of Common Stock otherwise issuable upon Mandatory Conversion, that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock on the Trading Day immediately preceding the applicable Mandatory Conversion Date (except as described in Section 5(c) of this Article VI).

(c) If more than one share of the Series B Preferred Stock is mandatorily converted by or for the same Holder, the number of full shares of Common Stock issuable upon Mandatory Conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock mandatorily converted.

11. Conversion Price Adjustments.

(a) The Initial Conversion Price and the Floor Price are each a “Fixed Conversion Price” and are collectively referred to as the “Fixed Conversion Prices.” Each Fixed Conversion Price will be adjusted from time to time as set forth in this Section 11 of this Article VI, provided that no adjustment shall be made with respect to dividends and distributions to holders of Common Stock to the extent that Holders of the Series B Preferred Stock participated in such dividend or distribution on a pro rata, as-converted basis, as described in Section 4 of this Article VI.

(A) If the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, each Fixed Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x	OS0
OS1

where,

CP0	=	the Fixed Conversion Price in effect immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination;

CP1	=	the Fixed Conversion Price in effect immediately after 9:00 a.m., New York City time, on such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such effective date (and prior to giving effect to such event); and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made under this Section 11(a)(A) of this Article VI shall become effective immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination. If any subdivision or combination of the type described in this clause (A) is declared but not so made, each Fixed Conversion Price shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to make such subdivision or combination and (b) the date the subdivision or combination was to have been effective, to the Fixed Conversion Price that would then be in effect if such subdivision or combination had not been declared.

(B) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (except as provided in Section 11(c)(B) of this Article VI) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds an average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Price shall be decreased based on the following formula:

CP1 = CP0 x	(SP1 x (OS0)
(FMV + (SP1 x (OS1))

where:

CP0	=	the Fixed Conversion Price in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP1	=	the Fixed Conversion Price in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Price under this Section 11 (a)(B) of this Article VI shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series B Preferred Stock if the applicable Mandatory Conversion Date, occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Prices) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section 11(a) of this Article VI, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(b) Voluntary Adjustment for Tax Reasons. The Corporation may make such decreases in each Fixed Conversion Price if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Price. If any adjustment to the Fixed Conversion Price is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.

(c) Calculation of Adjustments.

(A) All required calculations will be made to the nearest cent. No adjustment in any Fixed Conversion Price will be required unless the adjustment would require an increase or decrease of at least 1% of a Fixed Conversion Price. If the adjustment is not made because the adjustment does not change the Fixed Conversion Prices by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion.

(B) Fixed Conversion Price shall not be adjusted except as provided herein. Without limiting the foregoing, a Fixed Conversion Price shall not be adjusted for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;

(iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; and

(iv) a change solely in the par value of the Common Stock.

(d) Notice of Adjustment. Whenever a Fixed Conversion Price is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Price and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Price, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Price, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Price was determined and setting forth such revised Fixed Conversion Price.

(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B) any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or

(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”) based on the number of shares of Common Stock that such Holder would have owned on an as-converted basis determined assuming the then-applicable Initial Conversion Price, and, at the effective time of such Reorganization Event, the Corporation shall amend this Article VI (or, if applicable, cause to be issued a certificate of designation) to provide for such change in the conversion provisions of the Series B Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election).

The above provisions of this Section 11(e) of this Article VI shall similarly apply to successive Reorganization Events and the Corporation shall make applicable adjustments to the anti-dilution adjustments as the Board of Directors (or the board of directors of any successor of the Corporation) shall deem appropriate.

The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11(e) of this Article VI.

12. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (x) $1,000 per share of Series B Preferred Stock (the “Liquidation Preference”) and (y) an amount equal to any accrued and unpaid dividends on each share of Series B Preferred Stock, whether or not declared, to, but not including, the date fixed for liquidation, dissolution or winding up (such amounts in subclauses (x) and (y) collectively, the “Total Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 12(a) of this Article VI the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series B Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full amount of the Liquidation Preference and accrued and unpaid dividends to which they are entitled.

(c) Residual Distributions. After payment of the full amount of the Total Liquidation Preference to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

13. No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions, except as provided in Sections 6 and 7 of this Article VI.

14. Status of Converted, Redeemed or Repurchased Shares. Shares of Series B Preferred Stock that are duly converted in accordance herewith, or redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series B Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series B Preferred Stock.

15. Voting Rights.

(a) General. Holders shall vote on an as-converted basis, calculated using the then-applicable Initial Conversion Price, with holders of Common Stock. In addition, the affirmative consent of Holders of at least a majority in voting power of the outstanding shares of the Series B Preferred Stock, voting as a separate class, shall be required for:

(A) the amendment or alteration of the provisions in Article VIII;

(B) the amendment or alteration of this Article VI;

(C) the amendment or alteration of this Certificate of Incorporation to authorize or create or increase the authorized amount of, or issue, any class or series of stock ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding-up; and

(D) the amendment, alteration or repeal of any provision of this Certificate of Incorporation that adversely affects the rights, preferences, privileges or voting power of the Series B Preferred Stock.

(b) Preferred Directors. In addition to the voting rights in Section 15(a) of this Article VI, if the Corporation fails to:

(A) pay Regular Dividends or Participating Dividends payable on the shares of the Series B Preferred Stock for six consecutive quarterly Regular Dividend Periods or payment dates of Participating Dividends, as applicable;

(B) pay the Mandatory Redemption Price in full at the Mandatory Redemption Date; or

(C) repurchase the shares of the Series B Preferred Stock tendered for repurchase by paying in full the aggregate Change of Control Event Repurchase Price for all shares so tendered on the Change of Control Event Repurchase Date

(each, an “Event of Nonpayment”); then (to the extent permitted under this Certificate of Incorporation and the Bylaws) immediately prior to the next annual meeting or special meeting of the Corporation’s stockholders, the authorized number of directors on the Board of Directors shall automatically be increased by two and the Holders will have the right, voting as a separate class, to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) to fill such newly created directorships at such meeting of the Corporation’s stockholders and at each subsequent annual meeting or special meeting of the Corporation’s stockholders until:

(x) in the Event of Nonpayment of accrued and unpaid Regular Dividends and Participating Dividends, all accrued and unpaid Regular Dividends and Participating Dividends have been paid in full;

(y) in the Event of Nonpayment of the Mandatory Redemption Price, the Mandatory Redemption Price of all shares of the Series B Preferred Stock have been paid in full; or

(z) in the Event of Nonpayment of the aggregate Change of Control Event Repurchase Price for all shares of the Series B Preferred Stock tendered for repurchase, the aggregate Change of Control Event Repurchase Price for such tendered shares has been paid in full;

at which time, as applicable, such right will immediately terminate, except as otherwise provided herein or expressly provided by law, subject to revesting in the event of each and every Event of Nonpayment.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Series B Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders for the purpose of electing the Preferred Directors that such Holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders of shares representing at least a majority of the voting power of the Series B Preferred Stock shall be required to constitute a quorum of the Series B Preferred Stock. The affirmative vote of Holders constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of this Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time.

16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series B Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

17. Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.

18. No Preemptive Rights. No share of Series B Preferred Stock or share of Common Stock issued upon Mandatory Conversion of the Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

19. Replacement Stock Certificates.

(a) If physical certificates are issued, and any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series B Preferred Stock certificate, a new Series B Preferred

Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Series B Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following such Mandatory Conversion Date in connection with a Qualified Acquisition, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall (subject to Section 5(d) of this Article VI) deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

20. Transfer Agent, Registrar, Conversion Agent and Paying Agent. The duly appointed Transfer Agent, Registrar, Conversion Agent and Paying Agent for the Series B Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

21. Form. The Series B Preferred Stock may be issued in book-entry form through DTC or any similar facility.

22. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

23. Listing.

(a) The Corporation hereby covenants and agrees to use its reasonable efforts to list Common Stock on a national securities exchange after becoming eligible to do so and upon approval of the Board of Directors.

(b) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed or quoted, as applicable, on any national securities exchange, automated quotation system or other market, the Corporation shall, if permitted by the rules of such exchange, system or market, use reasonable efforts to list or quote and keep listed or quoted, as applicable, so long as the Common Stock shall be so listed or quoted, as applicable on such exchange, system or market, all shares of Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock, calculated using the then-applicable Floor Price; provided, however, that if the rules of such exchange, system or market permit the Corporation to defer the listing of such Common Stock until the first Mandatory Conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to use reasonable efforts to list or quote, as applicable, such Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock if permitted by the rules of such exchange, system or market at such time.

24. Ranking. The Series B Preferred Stock will, with respect to dividend rights or rights upon the liquidation, dissolution or winding-up of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness (including trade payables).

25. Information Reporting. The Corporation hereby covenants and agrees to use its reasonable best efforts to timely file all required reports under Section 13 or 15(d) of the Exchange Act.

If, at any time, the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the Corporation shall, so long as any of the Series B Preferred Stock or Common Stock issued upon Mandatory Conversion will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of a holder, beneficial owner or prospective purchaser of the Series B Preferred Stock or Common Stock, as the case may be, promptly furnish such holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act to facilitate the resale of the Series B Preferred Stock or Common Stock, as the case may be, pursuant to Rule l44A under the Securities Act, as such rule may be amended from time to time. The Corporation shall take such further action as any holder or beneficial owner of the Series B Preferred Stock or Common Stock, as the case may be, may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell their shares of Series B Preferred Stock or Common Stock, as the case may be, in accordance with Rule 144A under the Securities Act.

26. Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

27. Relationship with Series B Preferred Stock Issued by Predecessor Corporation. The Series B Preferred Stock was originally issued by the Predecessor Corporation. This Article VI is intended to preserve the same terms as the Series B Preferred Stock issued by the Predecessor Corporation and confer the same rights and privileges to Holders of the Series B Preferred Stock of the Corporation that such Holders had when the Series B Preferred Stock was issued by the Predecessor Corporation, except for changes made in this Article VI necessary to give effect to the fact that the Corporation is now the issuer of the Series B Preferred Stock (including changes stemming from the size of the Corporation’s board of directors, the amount of authorized shares of Common Stock of the Corporation and the Corporation’s incorporation in Delaware). Any ambiguities in this Article VI should be construed in light of the foregoing.

ARTICLE VII NO NON-VOTING EQUITY SECURITIES

Pursuant to Section 1123(a)(6) of the title II of the United States Code (the “Bankruptcy Code”), notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.

ARTICLE VIII RESTRICTIONS ON TRANSFER OF SECURITIES

It is in the best interests of the Corporation and its stockholders that certain restrictions on the transfer or other disposition of shares of Common Stock, as relates to the preservation of certain tax attributes, be established as more fully set forth in this Article VIII.

1. Definitions. As used in this Article VIII, the following capitalized terms shall have the following respective meanings (and any references to any portions of Treasury Regulation Section 1.382-2T shall include any successor provision thereto):

“Acquire” means the acquisition, directly or indirectly, of ownership of Corporation Securities by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, or (iii) any other acquisition or transaction treated under the applicable rules under

Section 382 of the Code as a direct or indirect acquisition (including the acquisition of an ownership interest in a Substantial Holder), but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered an owner within the meaning of the tax laws. The terms “Acquires” and “Acquisition” shall have the same meaning.

“Board” means the board of directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Corporation Securities” means (i) shares of Common Stock, (ii) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), and (iii) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase Corporation Securities, but only to the extent such warrants, rights or options are treated as exercised pursuant to Treasury Regulation Section 1.382-4(d).

“Disposition” means the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, or other disposition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect disposition (including the disposition of an ownership interest in a Substantial Holder). The terms “Dispose” and “Disposition” shall have the same meaning.

“DTC” means The Depository Trust Company.

“Effective Date” means the effective date of the Plan, which was March 19, 2012.

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h) (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k), and Treasury Regulation Section 1.382-4.

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or “entity” within the meaning of Treasury Regulation Section 1.382-3 (including, without limitation, any group of Persons treated as a single entity under such regulation).

“Plan” means the Seventh Amended Joint Plan of Washington Mutual, Inc. and WMI Investment Corp. pursuant to Chapter 11 of the Bankruptcy Code.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

“Restriction Release Date” means the earliest of (i) any date after the Effective Date if the Board in good faith determines that it is in the best interests of the Corporation and its stockholders for the ownership and transfer limitations set forth in this Article VIII to expire, (ii) the beginning of a taxable year of the Corporation as of which no Tax Benefits are available, or (iii) December 31, 2030.

“Substantial Holder” means a Person (including, without limitation, any group of Persons treated as a single “entity” within the meaning of the Treasury Regulation Section 1.382-3) holding Corporation Securities, whether as of the Effective Date, after giving effect to the Plan, or thereafter, representing a Percentage Stock Ownership (including indirect ownership, as determined under applicable Treasury Regulations) in the Corporation of at least 4.75%.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means any direct or indirect Acquisition or Disposition of Corporation Securities.

“Treasury Regulation” means a Treasury regulation promulgated under the Code.

2. Ownership Limitations.

(a) To the fullest extent permitted by law, from and after the Effective Date and prior to the Restriction Release Date:

(A) no Person shall be permitted to make an Acquisition, whether in a single transaction or series of related transactions, and any such purported Acquisition will be void ab initio, to the extent that after giving effect to such purported Acquisition (i) the purported acquiror or any other Person by reason of the purported acquiror’s Acquisition would become a Substantial Holder, or (ii) the Percentage Stock Ownership of a Person that, prior to giving effect to the purported Acquisition, is a Substantial Holder would be increased; and

(B) no Substantial Holder shall Dispose of any Corporation Securities without consent of the Board, as provided in Section 2(b) of this Article VIII, and any such purported Disposition will be void ab initio.

The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Transfer.

(b) The restrictions set forth in Section 2(a) of this Article VIII shall not apply to a proposed Transfer, and such Transfer shall be permitted notwithstanding anything to the contrary in Section 2(a), if the transferor or the transferee, upon providing at least fifteen (15) days prior written notice of such proposed Transfer to the Board, obtains the written approval or consent to the proposed Transfer from the Board. The Board will consider whether the proposed Transfer, when considered alone or with other proposed or planned Transfers, will impair the Corporation’s Tax Benefits and may, within its discretion, determine whether to permit the proposed Transfer, or not to permit the proposed Transfer, in order to protect the Corporation’s Tax Benefits. If a Substantial Holder proposes to Dispose of stock in a transaction that would otherwise be limited by Section 2(a)(B) of this Article VIII, the Board shall approve such proposed Disposition, unless the Board determines in good faith that the proposed Disposition, whether considered alone or with other transactions (including, without limitation, past transactions or contemplated transactions), would create a material risk that the Corporation’s Tax Benefits may be jeopardized. The Board shall endeavor to inform the requesting party of its determination within ten (10) days after receiving such written notice; provided, however, that the failure of the Board to respond during such ten (10) day period shall not be deemed to be a consent to the Transfer. As a condition to granting its consent (and in the case of Dispositions, subject to the standard set forth in the third sentence of this Section 2(b)), the Board may, in its discretion, require and/or obtain (at the expense of the transferor and/or transferee) such representations and/or agreements from the transferor and/or transferee, such opinions of counsel to be rendered by nationally recognized counsel approved by the Board (which for the avoidance of doubt may include the regular counsel for the transferor or transferee), and such other advice, in each case as to such matters as the Board determines is appropriate. The Board may waive the restrictions imposed in this Article VIII, in whole or in part, in circumstances where it believes doing so would be to be beneficial to stockholders of the Corporation taken as a whole.

3. Treatment of Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee (the “Purported Transferee”) of a Prohibited Transfer shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the

Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Section 3 of this Article VIII and is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.

(b) If the Board determines that a Prohibited Transfer has occurred, such Prohibited Transfer and, if applicable, the recording of such Prohibited Transfer, shall, to the fullest extent permitted by law, be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transfer from the Corporation with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated by the Board (the “Agent”).

(A) In the case of a Prohibited Transfer described in Section 2(a)(A) of this Article VIII, the Agent shall thereupon sell to a buyer or buyers, the Excess Securities transferred to it in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required, to the fullest extent permitted by law, to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 3(c) of this Article VIII if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(B) In the case of a Prohibited Transfer described in Section 2(a)(B) of this Article VIII, the transferor of such Prohibited Transfer (the “Purported Transferor”) shall also deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible). If the Purported Transferee is determinable (other than with respect to a transaction entered into through the facilities of a national securities exchange), the Agent shall, to the extent possible, return the Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities returned in accordance with Section 3(c) of this Article VIII. If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold and thus cannot be returned to the Purported Transferor, the Agent shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible), an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent’s costs and expenses (as described in Section 3(c) of this Article VIII), the Purported Transferor shall promptly fund such amounts upon demand by the Agent.

(c) The Agent shall apply any proceeds or any other amounts received by it and in accordance with Section 3 of this Article VIII as follows:

(A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount actually paid by the Purported Transferee, for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (x) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer or (y) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (z) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the counter market, then as determined in good faith by the Board, which amount (or fair market value) shall be determined at the discretion of the Board); and

(C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board; provided, however, that, if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.75% or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501 (c)(3) selected by the Board, such that no organization qualifying under Section 501(c)(3) shall possess Percentage Stock Ownership in the Corporation in excess of 4.74%.

The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) above. Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article VIII inure to the benefit of the Corporation.

(d) If the Purported Transferee or the transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section 3(b) of this Article VIII, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

4. Obligation to Provide Information.

(a) At the request of the Corporation, any Person which is a beneficial, legal or record holder of Corporation Securities, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such information as the Corporation may reasonably request as may be necessary from time to time in order to determine compliance with this Article VIII or the status of the Corporation’s Tax Benefits.

5. Bylaws; Legends; Compliance.

(a) The bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article VIII.

(b) Until the Restriction Release Date, all certificates representing Corporation Securities shall bear a conspicuous legend as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO OWNERSHIP RESTRICTIONS PURSUANT TO ARTICLE VIII OF THE CERTIFICATE OF INCORPORATION OF WMIH CORP. REPRINTED IN SUBSTANTIAL PART ON THE BACK OF THIS CERTIFICATE. THE CORPORATION WILL FURNISH A COPY OF ITS CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(c) The Corporation shall have the power to make appropriate notations upon its stock transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article VIII for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system, and the Corporation shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.

(d) The Board shall have the power to determine all matters necessary for determining compliance with this Article VIII, including, without limitation, determining (A) the identification of Substantial Holders, (B) whether a Transfer is a Prohibited Transfer, (C) the Percentage Stock Ownership of any Substantial Holder or other Person, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of Section 3(c) of this Article VIII, and (F) any other matters that the Board determines to be relevant. The good faith determination of the Board on such matters shall be conclusive and binding for the purposes of this Article VIII.

ARTICLE IX BOARD OF DIRECTORS

1. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done solely by the stockholders.

2. The number of directors that shall constitute the entire Board shall be not more than eleven (11), or such greater number as may be determined by the Board. Subject to the previous sentence, the precise number of directors, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall, unless otherwise required by the DGCL or the bylaws of the Corporation, be filled only by the Board of Directors, provided, that if the directors then in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the directors then in office. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected or until his earlier death, resignation or removal as provided in this Certificate of Incorporation.

4. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, with or without cause, from office at any time, at a meeting called for that purpose or at an annual meeting, and only by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock, if any, entitled to vote for the election of directors.

5. Elections for directors need not be by written ballot unless the bylaws of the Corporation shall otherwise provide.

6. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation; provided, however, that any amendment to Section 3.2 or Section 3.4 of the bylaws shall require the unanimous consent of the entire Board. The stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by the DGCL, by this Certificate of Incorporation or by the bylaws, the affirmative vote of the holders of more than 50% of the voting power of the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock, if any, entitled to vote generally with the Common Stock on all matters on which the holders of Common Stock are entitled to vote, voting together as a single class, shall be required to adopt, amend or repeal the bylaws of the Corporation.

7. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE X LIABILITY OF DIRECTORS; INDEMNIFICATION

1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a) for any breach of such director’s duty of loyalty to the corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

(d) for any transaction from which such director derived an improper benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the DGCL, as so amended.

2.

(a) To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. The right to indemnification conferred by this Section 2 of this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 2 of this Article X or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 2 of this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 2 of this Article X, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 2 of this Article X shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 2 of this Article X by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 2 of this Article X, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 2 of this Article X shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE XI AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by the DGCL, this Certificate of Incorporation, or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by the DGCL, this Certificate of Incorporation, or otherwise, the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock, if any, entitled to vote generally with the Common Stock on all matters on which the holders of Common Stock are entitled to vote, voting together as a class, shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Articles X, XI or XII of this Certificate of Incorporation.

ARTICLE XII BUSINESS OPPORTUNITIES

1. Except as otherwise agreed in writing, to the fullest extent permitted by law, (i) neither (x) any Original Stockholder (as defined below) (nor any of the officers, directors, employees, advisory board members, agents, shareholders, members, partners, affiliates and subsidiaries of any Original Stockholder or any of their affiliates (collectively the “Original Affiliates”)) nor (y) the KKR Stockholder (as defined below and, together with the Original Stockholders, the “Exempt Stockholders”) (nor any of the officers, directors, employees, advisory board members, agents, shareholders, members, partners, affiliates and subsidiaries of the KKR Stockholder or any of their affiliates (collectively the “KKR Affiliates” and, together with the Original Affiliates, the “Exempt Affiliates”)) shall have the duty (fiduciary or otherwise) or obligation, if any, to refrain from (a) engaging in the same or similar activities or lines of business as the Corporation, (b) doing business with any client, customer or vendor of the Corporation or (c) entering into and performing one or more agreements (or modifications or supplements to pre-existing agreements) with the Corporation, including, without limitation, in the case of any of clause (a), (b) or (c), any such matters as may be corporate opportunities, and (ii) no Exempt Stockholder nor any Exempt Affiliate shall be deemed to have breached any duties (fiduciary or otherwise), if any, to the Corporation or its stockholders by reason of any Exempt Stockholder or any Exempt Affiliate engaging in any such activity or entering into such transactions, including, without limitation, any corporate opportunities.

2. If any Exempt Stockholder or Exempt Affiliate acquires knowledge of a corporate opportunity or is utilizing any corporate opportunity the Corporation shall have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to it, any such interest or expectancy being hereby renounced, so that (i) such Exempt Stockholder or Exempt Affiliate shall, to the fullest extent permitted by law, have the right to hold and utilize any such corporate opportunity for its own account (and for the account of its officers, directors, employees, advisory board members, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation)) or to direct, sell, assign or transfer such corporate opportunity to any person other than the Corporation and (ii) such Exempt Stockholder or Exempt Affiliate shall have no obligation to communicate or offer such corporate opportunity to the Corporation and shall not, to the fullest extent permitted by law, breach any duty (fiduciary or otherwise) to the Corporation or any of its stockholders or be liable to the Corporation, or any of its stockholders for breach of any duty (fiduciary or otherwise) as a director, officer or stockholder of the Corporation by reason of the fact that any Exempt Stockholder or Exempt Affiliate acquires, utilizes, or seeks such corporate opportunity for itself, directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to the Corporation or any of its stockholders; provided, however, that the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that (i) is offered to any director or officer of the Corporation (as defined in Securities Exchange Rule 16a-1(f)) who also is an Original Affiliate if such opportunity is expressly offered to such person in his capacity as a director or officer of the Corporation (as defined in Securities Exchange Act Rule 16a-1(f)), (ii) was first presented to any director of the Corporation who also is a KKR Affiliate solely in such director’s capacity as a director of the Corporation, or (iii) is identified by the KKR Stockholder or any KKR Affiliate solely through the disclosure of information by or on behalf of the Corporation.

3. For purposes of this Article XII, (i) the term “corporate opportunity” shall mean an investment, business opportunity or prospective economic or competitive advantage, including, without limitation, any matter (a) in which the Corporation could have an interest or expectancy, (b) which the Corporation is financially able to undertake, or with respect to which the Corporation would reasonably be able to obtain debt or equity financing, and (c) which is, from its nature, in the line or lines of the Corporation’s business or reasonable expansion thereof, (ii) the term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, (iii) the term “person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind, (iv) the term “Original Stockholder” shall mean each of the holders of the common stock of the Corporation’s predecessor-in-interest, WMI Holdings Corp., as of the Effective Date (as defined in Article VIII of this Certificate of Incorporation) and each of their respective affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended from time to time and any successor provision thereto); provided, however, that for purposes of this definition of “Original Stockholder,” and the definition of “Original Affiliate” above, none of the Original Stockholders, on the one hand, and the Corporation, on the other hand, shall be deemed to be an affiliate of one another, and (v) the term “KKR Stockholder” shall mean KKR Fund Holdings L.P.; provided, however, that for purposes of this definition of “KKR Stockholder,” and the definition of “KKR Affiliate” above, the KKR Stockholder, on the one hand, and the Corporation, on the other hand, shall not be deemed to be an affiliate of one another.

4. Neither the alteration, amendment or repeal of this Article XII nor the adoption of any provisions of this Certificate of Incorporation inconsistent with this Article XII shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise prior to such alteration, amendment, repeal or adoption.

ARTICLE XIII STOCKHOLDER APPROVAL BY CONSENT IN LIEU OF MEETING

Pursuant to Section 228 of the DGCL, any corporate action required or permitted to be approved by a stockholder vote at a meeting of stockholders may be taken without a meeting or a vote if the corporate action is approved by a single stockholder consent or multiple counterpart stockholder consents executed by stockholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum votes that would be necessary to approve such corporate action at a meeting at which all shares entitled to vote on the corporate action were present and voted.

[The Remainder of this Page is Intentionally Left Blank.]

Dated: [                    ], 2015

WMIH CORP.

By:
Name:
Title

APPENDIX C

AMENDED AND RESTATED

BYLAWS

OF

WMIH CORP.

(a Delaware corporation)

C-i

C-ii

AMENDED AND RESTATED

BYLAWS

OF

WMIH CORP.

(a Delaware corporation)

PREAMBLE

These Amended and Restated Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (“DGCL”) and the Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, the “Charter”) of WMIH Corp., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the Charter, such provisions of the DGCL or the Charter, as the case may be, shall control.

ARTICLE I

OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2 Principal Offices. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the board of directors of the Corporation (the “Board”), within or without the State of Delaware. The Board is granted full power and authority to change said principal office from one location to another.

1.3 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such meeting, the stockholders shall, subject to Article III hereof, elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, or the Board, and shall be called by the President or the Secretary at the request in writing of the stockholders of record of not less than ten percent (10%) of all shares entitled to vote at such meeting or as otherwise provided by the Charter. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.4 Notice. Notice stating the place, if any, date and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise provided by law, the Charter or these Bylaws, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If such notice is to be sent by United States mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to him at such other address and such notice shall be deemed to have been given when deposited in the United States mail postage prepaid. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section  232 of the DGCL.

2.5 Voting List. At least ten (10) days before each meeting of stockholders, the officer of the Corporation who has charge of the Corporation’s stock ledger shall prepare a complete list of stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten (10) days prior to such meeting, such list shall be available for inspection by any stockholder during ordinary business hours, at the principal place of business of the Corporation or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall be open to examination by any stockholder for any purpose germane to the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section  2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6 Quorum. The holders of a majority in voting power of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Charter, or these Bylaws. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall not be present, the stockholders so present may, by a majority in voting power thereof, or, if no stockholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time. Notice need not be given of the new date, time or place for the adjourned meeting if the new date, time or place is announced at the meeting before adjournment If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted that may have been transacted at the original meeting had a quorum been present.

2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote who are present, in person or by proxy, at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one on which, by applicable law or any rule or regulation applicable to the Corporation or its stock, or under an express provision of the Charter or these Bylaws, a minimum or different vote is required, in which case the other or minimum vote required under such applicable law, rule or regulation, or such express provision shall be the vote required on such question. Once a share is represented for any purpose at a meeting other than solely to object, at the beginning of the meeting, to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.8 Method of Voting; Proxies. Except as otherwise provided in the Charter or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or transmitted by the stockholder as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time the polls are closed on the matters to be voted on at the meeting. Any such proxy transmitted electronically shall set forth information from which it can be determined by the Secretary of the Corporation that such electronic transmission was authorized by the stockholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.9 Record Date.

(a) For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action (other than stockholder action by written consent, which is governed by Section 2.9(b) hereof), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for any such determination of stockholders, such date in any case to be not more than sixty (60) days before the date of such meeting or action, and, in the case of a record date for a meeting, not less than ten (10) days prior to such meeting. If the Board so fixes a record date for a meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to approve corporate action by consent without a meeting (including, without limitation, by telegram, cablegram or other electronic transmission as permitted by law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. Such notice shall specify the action proposed to be consented to by stockholders. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to approve corporate action by consent without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivering such consent to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not, or if the Chairman of the Board is absent or otherwise unable to act, the President, shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

2.11 Inspectors. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

2.12 Approval of Corporate Action by Stockholders Without Meeting. Unless otherwise restricted by the Charter, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

2.13 Advance Notice by Stockholders of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board and proposals of business to be transacted by the stockholders may be made at an annual meeting of stockholders, (or in the case of election of directors, at a special meeting of stockholders held in lieu of an annual meeting) (i) pursuant to the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice required in Section 2.13(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.13. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than matters included in the Corporation’s proxy materials pursuant to Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at a meeting of stockholders.

(b) In order to assure that stockholders and the Corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders only if (i) the stockholder has given timely notice thereof in writing to the Secretary of the Corporation, and (ii) any such business (other than the nominations for persons for election to the Board) is a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) or more than one-hundred twenty (120) days prior to the one-year anniversary of the date on which the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this subsection (b), if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth day before such annual meeting, and the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(c) Such stockholder’s notice shall set forth:

(i) if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

(ii) as to any business that the stockholder proposes to bring before the meeting, a brief description of such business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws of the Corporation, the text of such amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”): (A) the name and address of each such party; (B) the class or series and the number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, (D) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of the Corporation, (E) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (F) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (G) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (H) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act. The information required by this subsection (iii) shall be updated through the date of the meeting to reflect any material changes in such positions. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The requirements of this Section 2.13 shall apply to any nomination or other business to be brought before an annual meeting by a stockholder, whether such business to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation or otherwise.

(d) Except as provided in Section 2.13(g) below, a person shall not be eligible for election or reelection as a director at an annual meeting unless (i) the person is nominated by a stockholder in accordance with this Section 2.13 or (ii) the person is nominated by or at the direction of the Board. Except as provided in Section 2.13(g) below, only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, if the Stockholder (or a qualified representative of the Stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 2.13, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.13.

(g) Nothing in this Section 2.13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act or (iii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.

ARTICLE III

DIRECTORS

3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Charter directed or required to be exercised or done solely by the stockholders.

3.2 Number; Qualification; Election; Term. The number of directors that shall constitute the entire Board shall not be more than eleven (11), or such greater number as may be determined by the Board. Except as otherwise provided by the Bylaws or the Charter, the directors shall be elected at each annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors and each director so chosen shall hold office until the date of the subsequent annual meeting following the annual meeting at which such director was elected or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

3.3 Change in Number. No decrease in the number of directors constituting the entire Board shall have the effect of shortening the term of any incumbent director.

3.4 Vacancies. Except as otherwise provided in the Charter or these Bylaws, newly created directorships resulting from any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall, unless otherwise required by the DGCL, be filled only by the Board, provided that if the directors then in office constitute less than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors then in office.

3.5 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.6 Annual Meeting. The annual meeting of the Board for the purpose of organization, the election of officers and the transaction of other business may be held on the same day and at the same place as the annual meeting of stockholders or at such other time and place (within or without the State of Delaware) as shall be specified in a notice of the annual meeting of the Board given as hereinafter provided in Section 3.9 of this Article III.

3.7 Regular Meetings. Regular meetings of the Board shall be held at such times and places, if any, as shall be designated from time to time by resolution of the Board.

3.8 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, or any two members of the Board.

3.9 Notice. The Secretary shall give notice of each annual, regular or special meeting of the Board to each director for which notice is required, at least (i) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (ii) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, either before or after the meeting, by a writing signed by the director entitled to the notice, or by electronic transmission by the director, and filed with the minutes or corporate records. Notice of any such meeting need not be given to any director who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice.

3.10 Quorum; Majority Vote. At all meetings of the Board, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice until a quorum is present. Unless the act of a greater number is required by law, the Charter, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board. At any time that the Charter provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.11 Procedure. At meetings of the Board, business shall be transacted in such order as from time to time the Board may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board unless the Board appoints another person to act as secretary of the meeting. The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.12 Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board or any committee thereof; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

3.13 Chairman of the Board. The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board. The Chairman of the Board shall have authority to preside at all meetings of the stockholders and of the Board.

3.14 Action by Board or Committees Without Meeting. Any corporate action that could be approved at a meeting of the Board or of any committee created by the Board may be approved without a meeting if one or more consents, in writing or by electronic transmission, setting forth the corporate action so approved are executed by all the directors or by all the members of the committee, and such consents are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

3.15 Removal. Subject to the Charter, any director may be removed, with or without cause, from office at any time, at a meeting called for that purpose or at an annual meeting, and only by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote for the election of directors.

ARTICLE IV

COMMITTEES

4.1 Designation. The Board may, by resolution, designate one or more committees.

4.2 Number; Qualification; Term. Each committee shall consist of two or more directors appointed by resolution adopted by the Board. The number of committee members may be increased or decreased (but not below two directors) from time to time by resolution adopted by the Board. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Charter, or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

4.4 Committee Changes. The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5 Regular Meetings. Regular meetings of any committee may be held at such time and place as may be designated from time to time by the committee and communicated to all members thereof at least (i) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (ii) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means.

4.6 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least (i) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (ii) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.7 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Charter, or these Bylaws.

4.8 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.9 Compensation. Committee members may, by resolution of the Board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meeting or a stated salary.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.

ARTICLE V

NOTICE

5.1 Method. Whenever by statute, the Charter, or these Bylaws, notice is required to be given to any director, committee member or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (ii) by any other method permitted by law (including, without limitation, by facsimile telecommunication, when directed to a number at which a stockholder has consented to receive notice, electronic mail, when directed to an electronic mail address at which a stockholder has consented to receive notice, posting on an electronic network together with separate notice to a stockholder of such specific posting and by any other form of electronic transmission, when directed to a stockholder). Any notice required or permitted to be given by overnight courier service shall be deemed effective when dispatched with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, cablegram or other electronic transmission as permitted by law shall be deemed effective at the time it is dispatched with all charges prepaid and addressed as aforesaid.

5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Charter, or these Bylaws, a waiver thereof in writing, or by electronic transmission (subject to compliance with applicable law), executed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and such other officers as the Board may from time to time elect or appoint, including, without limitation, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or, if earlier, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board.

6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.

6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board; provided, however, that the Board may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

6.6 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. If the Chief Executive Officer is a director, he shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board or the stockholders. Subject to the powers of the Board, he shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him by the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

6.7 President. The President shall be the chief operating officer of the Corporation. He shall perform all duties incident to the office of President, and be responsible for the general direction of the operations of the business, reporting to the Chief Executive Officer, and shall have such other duties as may from time to time be assigned to him by the Board or as may be provided in these Bylaws. At the written request of the Chief Executive Officer, or in his absence or in the event of his inability to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

6.8 Chief Financial Officer. The Chief Financial Officer shall (i) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, (iii) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board or pursuant to its direction, (iv) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, (v) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor, (vi) render to the Board, whenever the Board may require, an account of the financial condition of the Corporation, and (vii) in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board. The Chief Financial Officer may also be the Treasurer if so determined by the Board and perform the duties hereinafter provided in Section 6.10 of this Article VI.

6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board or the President, and (in order of their seniority as determined by the Board or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.10 Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board, and shall perform such other duties as may be prescribed by the Board or the President.

6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.12 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. The Secretary shall have custody of the corporate seal of the Corporation (if any) and shall have authority to affix the same to any instrument requiring it and to attest it. He shall have charge of the certificate books, transfer books, and stock papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during ordinary business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board and the President.

6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE VII

CERTIFICATES AND STOCKHOLDERS

7.1 Certificates for Shares. The Board may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Any issued stock certificates for shares of stock or series of stock of the Corporation shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Replacement of Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation in respect of the certificate or certificates alleged to have been lost or destroyed.

7.3 Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.4 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate (if any) representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue (if requested) a new certificate to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books, provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

7.5 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 Regulations. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

7.7 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII

INDEMNIFICATION/ADVANCEMENT OF EXPENSES

8.1 Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, costs and charges, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 8.3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board. Each person who is or was serving as a director or officer of a majority-owned subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

8.2 Advances for Expenses. Reasonable expenses (including, without limitation, attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of (a) a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 145 of the DGCL, and (b) an undertaking by or on behalf an Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The Board may, upon approval of such Indemnitee, authorize the Corporation’s counsel to represent such person in any proceeding, whether or not the Corporation is a party to such proceeding.

8.3 Procedure for Indemnification and Advancement. Any indemnification or advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Article VIII shall be made promptly, and in any event within 60 days, or, in the case of a claim for an advancement of expenses, within 20 days, upon the written request of an Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VIII). The right to indemnification or advancement as granted by this Article VIII shall be enforceable by such Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days (or 20 days with respect to advancement of expenses). Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Article VIII where the required affirmation and undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended, nor the fact that there has been an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

8.4 Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification and advancement of expenses under this Article VIII shall be deemed to be a contract between the Corporation and each Indemnitee. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification or to advancement of expenses of such Indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, with respect to an employee benefit plan), against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board.

8.6 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all expense, liability and loss (including, without limitation, attorneys’ fees, costs and charges, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Dividends. Subject to provisions of law and the Charter, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board.

9.2 Reserves. There may be created by the Board out of funds of the Corporation legally available therefor such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall consider beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

9.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided, however, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the calendar year.

9.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board.

9.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board or by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary. Such

resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.7 Securities of Other Corporations. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action in respect of any securities of another issuer that may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent in respect of any such securities.

9.8 Telephone Meetings. Members of the Board, members of a committee of the Board and the stockholders may participate in and hold a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.9 Treasury Regulation 1.382-3. For purposes of applying Article VI of the Charter, if the Board reasonably believes that any person may have violated the Article VI provisions (including whether a person is part of an single entity under Treasury Regulation Section 1.382-3 and thus is a Substantial Holder), then the Board shall be authorized to require such person to provide such information, representations, agreements and/or opinions of counsel (which if required shall be “should” level opinions issued by nationally recognized counsel approved by the Board, and for the avoidance of doubt, can include the stockholder’s regular counsel) in support of the position that no violation has occurred.

9.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

9.11 Mortgages, etc. In respect of any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.

9.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

9.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

9.14 Amendments. These Bylaws may be amended or repealed or new Bylaws adopted only in accordance with Article VII of the Charter.

[The Remainder of this Page is Intentionally Left Blank.]

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Bylaws were adopted by unanimous consent by the directors of the Corporation on [            ], 2015.

[ ]

APPENDIX D

Adopted by Board on May 22, 2012

By: /s/ Charles Edward Smith

Charles Edward Smith, Secretary

WMI HOLDINGS CORP.

2012 LONG-TERM INCENTIVE PLAN

EFFECTIVE DATE: May 22, 2012

APPROVED BY SHAREHOLDERS: Not applicable

TERMINATION DATE: May 22, 2022

D-i

7.1	GRANT OF RESTRICTED STOCK	5

7.2	RESTRICTED STOCK UNIT AWARDS	6

ARTICLE 8 STOCK GRANT AND STOCK UNIT AWARDS		6

8.1	STOCK GRANT AWARDS	6

8.2	STOCK UNIT AWARDS	6

ARTICLE 9 DIVIDEND EQUIVALENT AWARDS		6

9.1	DIVIDEND EQUIVALENT AWARDS	6

ARTICLE 10 PERFORMANCE SHARES; PERFORMANCE SHARE UNITS; AND PERFORMANCE CASH AWARDS		7

10.1	PERFORMANCE SHARE AWARDS	7

10.2	PERFORMANCE SHARE UNIT AWARDS	7

10.3	PERFORMANCE CASH AWARDS	7

10.4	PERFORMANCE CRITERIA	7

ARTICLE 11 STOCK OPTIONS		7

11.1	GENERAL	7

11.2	INCENTIVE STOCK OPTIONS	8

ARTICLE 12 STOCK APPRECIATION RIGHTS		9

12.1	GENERAL	9

ARTICLE 13 PERFORMANCE-BASED AWARDS		9

13.1	PURPOSE	9

13.2	APPLICABILITY	10

13.3	DISCRETION OF THE COMMITTEE WITH RESPECT TO PERFORMANCE-BASED AWARDS	10

13.4	ESTABLISHMENT OF PERFORMANCE GOALS	10

13.5	PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS	10

13.6	ADJUSTMENT OF PERFORMANCE-BASED AWARDS	11

13.7	CONTINUED EMPLOYMENT REQUIRED	11

13.8	CERTIFICATION BY THE COMMITTEE	11

13.9	MAXIMUM AWARD PAYABLE	11

13.10	MISCELLANEOUS	11

ARTICLE 14 OTHER PROVISIONS APPLICABLE TO ALL AWARDS		12

14.1	LIMITATION ON AWARDS WITH RAPID OR NO VESTING	12

14.2	LIMITS ON TRANSFER	12

14.3	BENEFICIARIES	12

14.4	STOCK CERTIFICATES	13

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14.5	CLAWBACK	13

ARTICLE 15 CHANGE OF CONTROL		13

15.1	GENERAL RULE	13

15.2	BOARD OVERRIDE	15

15.3	PARTICIPANT CONSENT NOT REQUIRED	15

ARTICLE 16 AMENDMENT, MODIFICATION, AND TERMINATION		15

16.1	AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN	15

16.2	AWARDS PREVIOUSLY GRANTED	15

16.3	PERFORMANCE-BASED AWARDS	15

ARTICLE 17 GENERAL PROVISIONS		16

17.1	NO RIGHTS TO AWARDS	16

17.2	NO SHAREHOLDERS RIGHTS	16

17.3	WITHHOLDING	16

17.4	NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE	16

17.5	UNFUNDED STATUS OF AWARDS	16

17.6	RELATIONSHIP TO OTHER BENEFITS	16

17.7	EXPENSES	16

17.8	TITLES AND HEADINGS	16

17.9	FRACTIONAL SHARES	16

17.10	COMPLIANCE WITH LAWS	17

17.11	GOVERNMENT AND OTHER REGULATIONS	17

17.12	GOVERNING LAW	17

17.13	SUCCESSORS	17

17.14	SURVIVAL OF PROVISIONS	17

17.15	COMPLIANCE WITH SECTION 409A	17

GLOSSARY		19

D-iii

ARTICLE 1

ESTABLISHMENT; PURPOSE; GLOSSARY

1.1 ESTABLISHMENT. WMI Holdings Corp., a Washington corporation (the “Company”) hereby establishes the WMI Holdings Corp. 2012 Long-Term Incentive Plan (the “Plan”).

1.2 PURPOSE. The initial purpose of the Plan is to permit the Committee to award Restricted Stock to the non-employee directors and to have a plan in place for Awards to executives and others in connection with the Company’s operations and future strategic plan. It is intended that this Plan may be amended and restated prior to submission to the shareholders for approval. The overall purpose of the Plan is to permit the Committee to grant Awards, thereby giving the Participants a stake in the growth and prosperity of the Company and encouraging the continuance of their service with or to the Company or its Affiliates. The Awards that may be granted pursuant to the Plan are Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Shares, Performance Cash, Stock Grants, Stock Units, Dividend Equivalents, Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights.

1.3 GLOSSARY. Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

1.4 ARTICLES CONTROL. This Plan and all Awards issued under the Plan are subject to the transfer restrictions set forth in the Company’s Articles.

ARTICLE 2

EFFECTIVE DATE; EXPIRATION DATE

2.1 EFFECTIVE DATE. The Plan is effective as of the date it is approved by the Board (the “Effective Date”), but any Awards of Incentive Stock Options will be subject to the approval of this Plan by the Company’s shareholders. Any Awards of Incentive Stock Options granted prior to shareholder approval of the Plan shall be expressly conditioned upon shareholder approval of the Plan.

2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3

ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act, and (b) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

3.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.3 AUTHORITY OF THE COMMITTEE. The Committee has the power and authority to take the following actions subject to the Articles and Bylaws of the Company as in effect from time to time and Section 23B.08.250 of the Revised Code of Washington:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards and the times when Awards are to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except as provided in Section 15.1 the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards;

(e) Determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Subject to the provisions of Section 3.3(d), Section 15.1, Section 16.2 and Section 16.3, amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan;

(j) Interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and

(k) Make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

3.4 DECISIONS BINDING. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding.

3.5 DELEGATION. The Board has delegated all of the administration of the Plan to the Committee and the Committee has, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. As permitted by law and the rules of any established securities market on which the Stock is traded, the Committee may delegate any authority granted to it pursuant to this Plan; provided, however, that only the Board or the Committee may approve Awards to Executives, and one or more designated senior executive officers of the Company pursuant to RCW 23B.08.250 may grant Awards only within limits specifically prescribed by the Board or the Committee.

3.6 SCOPE OF DISCRETION. Subject to the last sentence of this Section 3.6, on all matters for which this Plan confers the authority, right or power on the Committee to make decisions, that body may make those decisions in its sole and absolute discretion and any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan. Moreover, but again subject to the last sentence of this Section, in making those decisions the Committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. However, the discretion of the Committee is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Participants by Award Agreements and other agreements.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2 and adjustments as provided in Section 4.4, the aggregate number of shares of Stock reserved and available for grant (or to be used to determine the value of an Award payable in cash) pursuant to the Plan shall be 2,000,000.

4.2 SHARE COUNTING. For purposes of determining the number of shares of Stock available for Award under the Plan from time-to-time:

(a) In the event any Award granted under this Plan, shall be forfeited, terminate or be canceled or expire, or the number of shares of Stock subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter be available for grant under the Plan.

(b) If shares of Stock are not delivered in connection with any Award because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will again be available for grant.

(c) The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d) Dividend Equivalent Awards paid in Stock shall be counted against the shares available for issuance under the Plan by the number of shares of Stock used to satisfy such Dividend Equivalent Award.

(e) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant.

(f) If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

(g) The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

4.3 STOCK DISTRIBUTED. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or reacquired Stock, including shares purchased by the Company on the open market or otherwise.

4.4 ADJUSTMENTS. In the event of any issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and not inconsistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers of shares of Stock provided in Section 4.1, (ii) the maximum numbers of shares of Stock set forth in Sections 11.1, 11.2, 12.1 and 13.9 and any other similar numeric limit expressed in the Plan, (iii) the number of shares of Stock, units, or other rights subject to the then-outstanding Awards, (iv) the price, if applicable, for each share of Stock or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Awards (subject to such limitations as appropriate for Performance-Based Awards), or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or occurrence, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in its discretion, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The foregoing provisions of this Section 4.4 also apply to any merger, consolidation, liquidation, spin-off or split-off of the Company or any Affiliate, but only to the extent that the application of the provisions of this Section 4.4 are consistent with the provisions of Article 15 if such transaction constitutes a Change of Control. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.5 NO OTHER RIGHTS. Except as expressly provided in Article 9 or Article 15, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in Article 15, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

4.6 REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, performance shares, performance share units, stock grants, stock units, dividend equivalents, restricted stock units or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee in its discretion; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. Options or SARs issued pursuant to this Section 4.6 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 4.6 shall not be counted against the number of shares of Stock reserved under this Plan under Section 4.1. Any shares of Stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 4.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent any applicable rule of the securities exchange on which the Stock is traded.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board and employees and officers of the Company; members of the board of directors (or other governing board), officers and employees of any Affiliate; and members of the board of directors (or other governing board), officers and employees of any entity of which the Company is an Affiliate. The Committee may determine on a case-by-case basis to make Awards under the Plan to consultants and advisers to the Company or any Affiliate on such terms as it may determine, consistent with the provisions of the Plan. Prospective Participants to whom Awards are granted in connection with written offers of an employment or a service agreement with the Company or an Affiliate also may be granted Awards. The provisions of any Award granted to a prospective Participant must specifically provide that no portion of the Award will vest, become exercisable or be issued prior to the date on which such individual becomes employed by or begins providing services to the Company or any Affiliate.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by an agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 6

GENERAL RULES APPLICABLE TO ALL AWARDS

6.1 AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate and shall be executed by the Chairman of the Committee or another person designated by the Committee. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate.

6.2 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

6.3 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from the Date of Grant.

6.4 TERMINATION OF SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service in the case of a member of the Board). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, a termination for cause or reasons relating to the breach or threatened breach of restrictive covenants.

6.5 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or an Affiliate on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by the Committee.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

7.1 GRANT OF RESTRICTED STOCK.

(a) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to receive dividends or vote the Restricted Stock). These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the restriction period.

(b) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon a Termination of Employment (or Termination of Service in the case of a member of the

Board) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a member of the Board) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Award.

(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.2 RESTRICTED STOCK UNIT AWARDS. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon a Termination of Employment (or Termination of Service in the case of a member of the Board) during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a member of the Board) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Unit Award, excluding restrictions set forth in the Articles and Bylaws. Payment for Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 8

STOCK GRANT AND STOCK UNIT AWARDS

8.1 STOCK GRANT AWARDS. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

8.2 STOCK UNIT AWARDS. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 9

DIVIDEND EQUIVALENT AWARDS

9.1 DIVIDEND EQUIVALENT AWARDS. A Dividend Equivalent Award will grant the Participant the right to receive a payment based on the dividends declared on the shares of Stock that are subject to any

Restricted Stock Unit, Stock Unit, Performance Share Unit or Performance Share Award, to be credited as of dividend payment dates during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee. In no event may a Dividend Equivalent Award made with respect to a Restricted Stock Unit Award that vests based on the achievement of Performance Goals, or with respect to a Performance Share Unit or Performance Share Award, be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals. A Dividend Equivalent Award shall initially be expressed in terms of cash or shares of Stock, depending on the way in which the dividends to which it relates are declared. Such Award shall be converted to cash or additional shares of Stock, as the case may be, by such formula and at such time and subject to such limitations as may be determined by the Committee. A Dividend Equivalent Award may not be made in connection with any Option or SAR. A Dividend Equivalent may be paid with interest if so provided in an Award Agreement.

ARTICLE 10

PERFORMANCE SHARES; PERFORMANCE SHARE UNITS;

AND PERFORMANCE CASH AWARDS

10.1 PERFORMANCE SHARE AWARDS. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Subject to Article 15, payment for vested Performance Shares shall be made in Stock.

10.2 PERFORMANCE SHARE UNIT AWARDS. A Performance Share Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Payment for Performance Share Unit Awards shall be made in Stock or cash, or in a combination thereof, as specified in the Award Agreement.

10.3 PERFORMANCE CASH AWARDS. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

10.4 PERFORMANCE CRITERIA. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 13.1 shall be limited to the Performance Criteria specifically listed in the Glossary, as adjusted in accordance with Section 13.5, if applicable. The Performance Criteria applicable to any other Performance Share, Performance Share Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement.

ARTICLE 11

STOCK OPTIONS

11.1 GENERAL. Option Awards are subject to the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(b) Time and Conditions of Exercise. Unless the Committee specifies otherwise in the Award Agreement, the Option shall become exercisable in three equal annual installments on the first, second and third anniversaries of the Date of Grant and no vesting shall occur after Participant’s Termination of Employment (or Termination of Service in the case of a member of the Board). Unless the Committee specifies otherwise in the Award Agreement, the Option shall expire on the earlier of (i) the date that is three months after Participant’s Termination of Employment or twelve months after Termination of Service in the case of a member of the Board, in each case, for any reason other than the Participant’s death or Disability; or (ii) the tenth anniversary of the Date of Grant. The Committee also may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment (except payment may not be made in the form of a promissory note) including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. In addition, an Option may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged, except in connection with a Change of Control or as otherwise provided in Section 4.4 with respect to an adjustment in capitalization.

(e) Limitation on Number of Shares Subject to Awards. Subject to the adjustment provided in Section 4.4, the maximum number of shares (counted as described in Sections 4.1 and 4.2 above) of Stock with respect to one or more Option Awards that may be granted to any one Participant during any calendar year shall be ZERO.

11.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options, which are Options intended to meet the requirements of Section 422 of the Code, shall be granted only to Participants who are employees. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the requirements of Section 11.1 and the following additional provisions:

(a) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the Date of Grant.

(b) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(1) The Incentive Stock Option shall lapse ten years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

(2) The Incentive Stock Option shall lapse the date that is three months after Participant’s Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3) If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse on the earlier of (i) the scheduled expiration date of the Option, or (ii) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d)

of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five years from the Date of Grant.

(e) Right to Exercise. Except as provided in Section 11.2(b)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Limitations on Number of Shares Subject to Awards. The maximum number of shares that may be issued under the Plan as Incentive Stock Options is ZERO.

ARTICLE 12

STOCK APPRECIATION RIGHTS

12.1 GENERAL. SAR Awards are subject to the following terms and conditions:

(a) Time and Conditions of Exercise. Unless the Committee specifies otherwise in the Award Agreement, the SAR shall become exercisable in three equal annual installments on the first, second and third anniversaries of the Date of Grant and no vesting shall occur after Participant’s Termination of Employment (or Termination of Service in the case of a member of the Board. Unless the Committee specifies otherwise in the Award Agreement, the SAR shall expire on the earlier of (i) the date that is three months after Participant’s Termination of Employment or twelve months after Termination of Service in the case of a member of the Board, in each case, for any reason other than the Participant’s death or Disability; or (ii) the tenth anniversary of the Date of Grant. The Committee also may prescribe performance or other conditions, if any, that must be satisfied before all or part of an SAR may be exercised.

(b) Payment of SAR Amount. Upon exercise of the SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value (or such higher amount determined by the Committee at the Date of Grant) of a share of Stock on the Date of Grant by (b) the number of shares with respect to which the SAR is exercised. Unless the Committee provides otherwise in the Award Agreement, payment for the SAR shall be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount of the payment due.

(c) Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. In addition, a SAR may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged, except in connection with a Change of Control or as otherwise provided in Section 4.4 with respect to an adjustment in capitalization.

(d) Limitations on Number of Shares Subject to Awards. Subject to the adjustment provided in Section 4.4, the maximum number of shares (counted as described in Sections 4.1 and 4.2 above) of Stock with respect to one or more Stock Appreciation Rights Awards that may be granted to any one Participant during any calendar year shall be ZERO.

ARTICLE 13

PERFORMANCE-BASED AWARDS

13.1 PURPOSE. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to a specified amount per year. “Performance-based compensation”

that meets the requirements set forth in Section 162(m) and the applicable regulations is not subject to this limitation. The purpose of this Article 13 is to enable the Committee to qualify some or all of the Awards granted pursuant to Articles 7, 8, 9 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code.

If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.

13.2 APPLICABILITY. This Article 13 shall apply only to Performance-Based Awards. If this Article 13 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Article 13 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) and the applicable regulations. If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) or the applicable regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.3 DISCRETION OF THE COMMITTEE WITH RESPECT TO PERFORMANCE-BASED AWARDS. With regard to a particular Performance Period, the Committee may select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals, and whether the Performance Goal or Goals is or are to apply to the Company, an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

13.4 ESTABLISHMENT OF PERFORMANCE GOALS. A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) and the applicable regulations. By way of illustration, but not limitation, the following requirements must be satisfied:

(a) The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

(b) The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;

(c) A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

(d) The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

(e) The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

13.5 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate:

(a) Decisions entered or settlements reached in litigation or regulatory proceedings;

(b) The write down or sale of assets;

(c) The impact of discontinued operations or any reorganization, liquidation or restructuring;

(d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(e) Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly reports filed with the Securities and Exchange Commission in respect of the applicable year;

(f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and

(g) Foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) and the applicable regulations. The Committee also may, within the time prescribed by Section 162(m) and the applicable regulations, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

13.6 ADJUSTMENT OF PERFORMANCE-BASED AWARDS. The Committee may adjust the determinations of the degree of attainment (taking into account any adjustments required pursuant to Section 13.5) of the pre-established Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the power to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

13.7 CONTINUED EMPLOYMENT REQUIRED. Unless otherwise provided in the relevant Award Agreement, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.

13.8 CERTIFICATION BY THE COMMITTEE. The payment for a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.

13.9 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant pursuant to the Plan for any Performance Period is ZERO shares of Stock or the equivalent cash value. The maximum Performance Cash Award payable to any one Participant for any Performance Period is ZERO. If the Performance Period is less than or exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is three years, the limit shall be increased by multiplying it by three.

13.10 MISCELLANEOUS. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

ARTICLE 14

OTHER PROVISIONS APPLICABLE TO ALL AWARDS

14.1 LIMITATION ON AWARDS WITH RAPID OR NO VESTING. No more than five percent in the aggregate of the shares of Stock available for grant or reference purposes pursuant to Section 4.1 may be subject to the following types of Awards:

(a) Stock Grants or Stock Units other than those awarded to members of the Board pursuant to regular retainer arrangements;

(b) Options that become fully vested prior to the third anniversary of the Date of Grant;

(c) SARs that becomes fully vested prior to the third anniversary of the Date of Grant;

(d) Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse solely based on the passage of time and which vest in less than three years;

(e) Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse based on the satisfaction of Performance Goals and that fully vest before the expiration of the one-year period following the Date of Grant; and

(f) Performance Shares or Performance Share Units that fully vest before the expiration of the one-year period following the Date of Grant.

An Award will not be included in the aggregate Awards subject to the requirements of this Section solely because the Award Agreement provides for the immediate vesting of the Award upon a Participant’s death or Disability or upon the occurrence of a Change of Control. In addition, replacement Awards granted pursuant to Section 4.6 shall be disregarded in calculating compliance with the limitations of this Section. In addition, an Award will not be included in the aggregate Awards subject to the requirements of this Section solely because the Award Agreement provides that an incremental portion of the Award may become vested proportionally during the vesting periods described above. For example, an Option or SAR that becomes vested in equal monthly, quarterly or annual increments over a period of three years will not be subject to the limitations of this Section.

14.2 LIMITS ON TRANSFER.

(a) General. Except as provided in Section 14.2(b) or Section 14.3, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as provided in Section 14.2(b) or Section 14.3, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

(b) Transfers to Family Members. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

14.3 BENEFICIARIES. Notwithstanding Section 14.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 11.2(b)(3), upon the

Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

14.4 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations, as the Board deems advisable in order to comply with any such laws, regulations, or requirements.

14.5 CLAWBACK. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent it believes is desirable or necessary to comply with applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 15

CHANGE OF CONTROL

15.1 GENERAL RULE. Unless the Committee with the approval of the Board provides otherwise in an Award Agreement, if a Change of Control occurs, immediately prior to the Change of Control:

(a) Any and all Options and SARs granted hereunder shall become exercisable immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow the Participants to immediately exercise such Options or SARs so that any Stock issued upon such exercise shall be able to participate in the transaction that results in the Change of Control. If pursuant to the terms of the Award Agreement, a SAR is to be paid in cash, the SAR will be deemed to be exercised on the closing of the transaction that results in the Change of Control. The cash payment then will be made within twenty days following the closing of the transaction that results in the Change of Control.

(b) Any time based or other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse. All Restricted Stock Units and Stock Units shall become immediately payable and shall be paid in Stock or cash, in accordance with the terms of the applicable Award Agreement. All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Units or Stock Units (and any shares of Restricted Stock that become unrestricted) to participate in the transaction that results in the Change of Control. If pursuant to the terms of the Award Agreement, a Restricted Stock Unit is to be paid in cash, the Restricted Stock Unit will be settled as of the closing of the transaction that results in the Change of Control and the cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

(c) Any Awards of Performance Shares or Performance Share Units that are payable in Stock shall be converted to Stock Grants, which shall be immediately vested. All Stock payable in connection with the Stock Grant shall be issued immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that result in the Change of Control. In converting Performance Shares or Performance Share Units to a Stock Grant, the Participants shall receive the number of shares of Stock that would have been earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, the Participants shall receive the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis. For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, 25% of the Award will be earned at the attained level and the remaining 75% will be earned at the target level.

(d) Any Awards of Performance Share Units that are payable in cash shall become immediately vested. The Participants then shall receive a cash payment equal to the Fair Market Value of the specified number of shares of Stock payable pursuant to the Award at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, such attained level of performance shall be used. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in Section 15.1(c). The cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

(e) Performance Cash Awards shall be deemed to be satisfied and earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such level and such performance exceeds the target level of performance, such attained level of performance shall be used. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in Section 15.1(c). Performance Cash Awards then shall be paid within ten days following the closing of the transaction that results in the Change of Control.

(f) Any Dividend Equivalent Awards shall be paid in cash or Stock as determined in accordance with the applicable Award Agreement. All Stock payable in connection with the Dividend Equivalent shall be issued immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that result in the Change of Control. Any cash payment shall be made within ten days following the closing of the transaction that results in the Change of Control.

(g) With respect to an Award that the Company concludes is subject to Section 409A of the Code, a Change of Control may not result in the acceleration of the timing of any payment unless the transaction that results in the Change of Control also constitutes a “change of control event” as such term is used in Treasury Regulation Section 1.409A-3(i)(5). Such transaction shall be considered to be a Change of Control for all other purposes of such an Award, however, unless prohibited by regulations issued pursuant to Section 409A. For example, such transaction will result in the lapse of any time based or other restrictions on a Restricted Stock or Restricted Stock Unit Award. If due to the above provisions the payment of an Award may not be accelerated, the Board, prior to the Change of Control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant’s opportunity for future appreciation in respect of such Award.

15.2 BOARD OVERRIDE. Notwithstanding the foregoing provisions of Section 15.1, the Board, prior to a Change of Control, may determine that no Change of Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under all or a portion of the outstanding Awards upon a Change of Control, as provided under Section 15.1 or the Award Agreement, shall not apply to specified Awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a Change of Control, the Board, as constituted prior to the Change of Control, reasonably concludes, in good faith, that: (i) Participants holding Awards affected by action of the Board under this Section 15.2 shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such Awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such Change of Control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the Award resulting from such transactions will not materially impair the value of the Awards to the Participants or their opportunity for future appreciation in respect of such Awards. The Board may exercise such override authority with respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A.

15.3 PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Article 15 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 15 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to Section 15.2.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

16.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders, (i) increase the number of shares available for grant under the Plan, (ii) permit the Committee to grant Options with an exercise price that is below Fair Market Value on the Date of Grant, (iii) permit the Committee to extend the exercise period for an Option beyond ten years from the Date of Grant, (iv) amend Section 11.1(d) to permit the Committee to reprice previously granted Options, or (v) amend Section 12.1(c) to permit the Committee to reprice previously granted SARs.

16.2 AWARDS PREVIOUSLY GRANTED. Except as provided in the next sentence, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of an Award is not needed if the change (i) is required by law or regulation, (ii) does not adversely affect in any material way the rights of the holder in the good faith discretion of the Committee, or (iii) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the provisions of Section 409A of the Code and applicable regulations or other interpretive authority. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 17.15.

16.3 PERFORMANCE-BASED AWARDS. Except as provided in Section 15.1, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards. In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 17

GENERAL PROVISIONS

17.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

17.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

17.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, (b) tendering previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant, (c) a broker-assisted “cashless” transaction, or (d) personal check or other cash equivalent acceptable to the Company.

17.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

17.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

17.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except as otherwise provided in such plan.

17.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

17.8 TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.9 FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, any fractional share shall be rounded to the next lower whole share.

17.10 COMPLIANCE WITH LAWS. The grant of Awards and the issuance and subsequent transfer of Stock shall be subject to compliance with all applicable law, including all applicable securities laws. Awards may not be exercised, and Stock may not be transferred, in violation of applicable law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Stock, or (b) in the opinion or advice of legal counsel to the Company, the Stock may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Stock or their subsequent transfer shall relieve the Company of any liability for failing to issue the Stock or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Stock, the Company may require the Participant to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any applicable law. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Securities Exchange Act or any other applicable law. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

17.11 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange or automated quotation system upon which the Stock is then listed, quoted or traded and under any blue sky or state securities laws applicable to such Award.

17.12 GOVERNING LAW. The Plan, all Award Agreements and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

17.13 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

17.14 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

17.15 COMPLIANCE WITH SECTION 409A.

(a) General Compliance. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated by the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six-month period, the date of the Participant’s death). Any amounts that would have been distributed during such six-month period will be distributed on the day following the expiration of the six-month period.

(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

GLOSSARY

(a) “Affiliate” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; or (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Treasury Regulation Section 1.414(c)-2. For purposes of determining whether an event constitutes a Change of Control as defined below, “Affiliate” status shall be determined on the day immediately preceding the date of the transaction or event.

(b) “Articles” mean the Amended and Restated Articles of Incorporation of the Company, as amended and restated from time to time.

(c) “Award” means any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, Performance Cash, Stock Grant, Stock Unit, Dividend Equivalent, Option or Stock Appreciation Right granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(e) “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act, provided that any pledgee of the voting securities of the Company shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

(f) “Board” means the Board of Directors of the Company.

(g) “Bylaws” mean the Amended and Restated Bylaws of the Company, as amended and restated from time to time.

(h) “Change of Control” means and shall be deemed to have occurred as of the date of the occurrence of any of the following events:

(1) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by that person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company;

(2) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by that person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(3) The closing of a merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (3), a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company (excluding any securities acquired by that person directly from the Company or an Affiliate) shall not result in a Change of Control;

(4) One person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by that person or persons) assets from the Company that have a total fair market value equal to or more than 40% of the total gross fair market value of all the Company’s assets immediately before such acquisition or acquisitions, where “gross fair market value” is determined without regard to any liabilities associated with the assets; provided no Change in Control occurs if the transfer of assets is to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, who owns, directly or indirectly, 50% or more of the total value or voting power of all the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a group, who owns, directly or indirectly, 50% or more of the total value or voting power of all the Company’s outstanding stock; or

(5) A majority of the members of the Board is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred until (i) any required regulatory approval has been obtained, and (ii) the transaction that would otherwise be considered a Change of Control closes.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the committee of the Board designated to administer the Plan pursuant to Article 3.

(k) “Company” means WMI Holdings Corp., a Washington corporation and (except for purposes of determining whether a Change of Control has occurred) any successor corporation.

(l) “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(m) “Date of Grant” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which an Award to a prospective employee, officer, or non-employee member of the Board first becomes effective, or (iii) such other date as may be specified by the Committee in the Award Agreement.

(n) “Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

(o) “Dividend Equivalent” means a right granted to a Participant pursuant to Article 9.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(r) “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “Covered Employee”, in either case because of the individual’s relationship with the Company or an Affiliate.

(s) “Fair Market Value” means,

(i) Listed Stock. If the Stock is traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “ Value Date “) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Stock are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Stock on the Value Date. If Stock is listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Stock is traded or quoted.

(ii) Stock Quoted by Securities Dealer. If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(iii) No Established Market. If the Stock is not traded on any established stock exchange or quoted on a national market system and is not quoted by a recognized securities dealer, the Committee will determine Fair Market Value by the application of a reasonable valuation method pursuant to the regulations under Section 409A of the Code.

(t) “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, sibling, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

(u) “Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 11.2.

(v) “Non-Qualified Stock Option” means an Option granted pursuant to Section 11.1 that is not intended to be an Incentive Stock Option.

(w) “Option” means a right granted to a Participant pursuant to Article 11. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(x) “Participant” means a person who has been granted an Award.

(y) “Performance-Based Award” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

(z) “Performance Cash” means a right granted to a Participant pursuant to Section 10.3.

(aa) “Performance Criteria” means the criteria, or any combination of the criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals for Performance-Based Awards are limited to the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to the Company from an Affiliate or Affiliates; expense spending; O&M expense; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; acquisitions completed; reinsurance contracts commuted, capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). The Performance Criteria that may be used to establish performance goals with respect to any Award other than a Performance-Based Award that is subject to Article 13 may include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(bb) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(cc) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(dd) “Performance Share” means a right granted to a Participant pursuant to Section 10.1.

(ee) “Performance Share Unit” means a right granted to a Participant pursuant to Section 10.2.

(ff) “Plan” means this WMI Holdings Corp. 2012 Long-Term Incentive Plan, as it may be amended from time to time.

(gg) “Restricted Stock” means Stock granted to a Participant pursuant to Section 7.1.

(hh) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 7.2.

(ii) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a non-employee member of the Board, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

(jj) “Specified Employee” has the meaning given in the regulations issues pursuant to Section 409A of the Code, as amended, replaced or superseded from time to time.

(kk) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 12.

(mm) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 8.1.

(nn) “Stock Unit” means a right granted to a Participant pursuant to Section 8.2.

(oo) “Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

FIRST AMENDMENT TO

WMI HOLDINGS CORP.

2012 LONG-TERM INCENTIVE PLAN

This First Amendment amends the WMI Holdings Corp. 2012 Long-Term Incentive Plan, dated effective May 22, 2012 (the “Plan”). Capitalized terms used but not otherwise defined in this First Amendment have the meanings set forth in the Plan.

1. Section 4.1 of the Plan is amended in its entirety to read as follows:

“4.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2 and adjustments as provided in Section 4.4, the aggregate number of shares of Stock reserved and available for grant (or to be used to determine the value of an Award payable in cash) pursuant to the Plan shall be 3,000,000.”

2. Section 16.1 of the Plan is amended in its entirety to read as follows:

“16.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Except as provided in Section 4.4, to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded, neither the Board nor the Committee may, without the approval of shareholders, (i) increase the number of shares available for grant under the Plan, (ii) permit the Committee to grant Options with an exercise price that is below Fair Market Value on the Date of Grant, (iii) permit the Committee to extend the exercise period for an Option beyond ten years from the Date of Grant, (iv) amend Section 11.1(d) to permit the Committee to reprice previously granted Options, or (v) amend Section 12.1(c) to permit the Committee to reprice previously granted SARs.”

3. This First Amendment is effective as of the date it is approved by the Board.

4. Except as specifically set forth in this First Amendment, the Plan shall continue in full force and effect as previously adopted by the Board.

Adopted by the Board of Directors of WMI Holdings Corp. on February 10, 2014.

/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	Interim Chief Executive Officer, President and Secretary of WMI Holdings Corp.

SECOND AMENDMENT TO

WMI HOLDINGS CORP.

2012 LONG-TERM INCENTIVE PLAN

This Second Amendment amends the WMI Holdings Corp. 2012 Long-Term Incentive Plan, dated effective May 22, 2012 (as amended, the “Plan”). Capitalized terms used but not otherwise defined in this Second Amendment have the meanings set forth in the Plan.

1. Section 4.1 of the Plan is amended in its entirety to read as follows:

“4.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2 and adjustments as provided in Section 4.4, the aggregate number of shares of Stock authorized and available for grant (or to be used to determine the value of an Award payable in cash) pursuant to the Plan shall be 12,000,000.”

2. References to “ZERO” in Sections 11.1(e), 11.2(f), 12.1(d), and 13.9 of the Plan are hereby changed to 12,000,000.

3. This Second Amendment is effective as of the date it is approved by the Board, subject to approval by the shareholders of WMI Holdings Corp.

4. Except as specifically set forth in this Second Amendment, the Plan shall continue in full force and effect as previously adopted by the Board.

Adopted by the Board of Directors of WMI Holdings Corp. on February 25, 2015.

/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer, President and Secretary of WMI Holdings Corp.

WMI HOLDINGS CORP. 1201 THIRD AVENUE SUITE 3000 SEATTLE, WA 98101 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Michael Willingham 02 Eugene I. Davis 06 Michael J. Renoff 07 Steven D. Scheiwe For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 03 Diane B. Glossman 04 Timothy R. Graham 05 Mark E. Holliday The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2 To ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2015. 3 To approve the reincorporation of WMI Holdings Corp. from the State of Washington to the State of Delaware by merging WMI Holdings Corp. into a newly formed, wholly-owned Delaware subsidiary. 4 To approve and ratify WMI Holdings Corp.‘s 2012 Long-Term Stock Incentive Plan, as amended. 5 To approve, on an advisory basis, compensation of WMI Holdings Corp.‘s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain 0000000000 02 0000229723_1 R1.0.0.51160 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report/10K, Notice & Proxy Statement is/are available at www.proxyvote.com . WMI HOLDINGS CORP. Annual Meeting of Shareholders April 28, 2015 2:00 p.m. Eastern Daylight Time This proxy is solicited by the Board of Directors Please arrive 30 minutes in advance and present photo identification at the registration desk upon arrival. The undersigned shareholder of WMI Holdings Corp. (the “Company”) hereby appoints Michael Willingham and Charles Edward Smith, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock of the Company held of record by the undersigned on March 5, 2015, at the Annual Meeting of Shareholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036 on Tuesday April 28, 2015 at 2:00 p.m. Eastern Daylight Time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side 0000229723_2 R1.0.0.51160